UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

El Paso Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear El Paso Stockholder:

We cordially invite you to attend our 2008 Annual Meeting of Stockholders. The Annual Meeting will be held on May 14, 2008, beginning at 9:00 a.m. (local/Central time) at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002.

At this year’s Annual Meeting, you will be asked to vote on the election of directors, and the ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm.

With regard to the election of directors, you should know that your company is well-governed. Thirteen of our 14 nominee directors are independent. We have a separate Chairman and CEO and we do not have a staggered board, so each of our directors stands for election every year. Our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the votes cast for a nominee’s election must exceed the votes cast against such nominee’s election in order for him or her to be elected to the Board. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election or appoint to Board vacancies only candidates who irrevocably agree to resign if they fail to receive the required majority vote. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of El Paso. Our Board has adopted certain standards of independence to assist the Board in its assessment of the independence of each director and the materiality of the director’s relationship with El Paso.

In addition, we do not have a poison pill plan, and all shares of El Paso common stock available for grant to our directors, executive officers and employees have been approved by our stockholders. But as important as any of this, we have an active and engaged Board with the right mix of leadership, industry, finance, academic and legal experience that is built on El Paso’s five core values: stewardship, integrity, safety, accountability and excellence.

We continue to welcome the SEC’s enhanced disclosure requirements for director and officer compensation and are committed to providing transparent and fulsome compensation disclosures. In addition to required disclosures, we have included in the accompanying proxy statement individual executive profiles that summarize the compensation earned or paid in 2007 to our CEO, our CFO and our three other most highly compensated executive officers. These individual executive profiles summarize the compensation disclosures that are provided in more detail in the Compensation Discussion and Analysis and executive compensation tables. We believe these individual executive profiles, which begin on page 22 of the proxy statement, provide a clear and concise summary that is easy to understand.

I urge you to vote for your Board’s nominees. Your vote is important. I hope you will be able to attend the meeting, but if you cannot, please vote your proxy as soon as you can.

Sincerely,

Douglas L. Foshee
President and Chief Executive Officer

Houston, Texas
March 27, 2008

EL PASO CORPORATION
1001 Louisiana Street
Houston, Texas 77002

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
May 14, 2008

On May 14, 2008, El Paso Corporation will hold its 2008 Annual Meeting of Stockholders at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002. The Annual Meeting will begin at 9:00 a.m. (local/Central time).

Only El Paso stockholders who owned shares of our common stock at the close of business on March 17, 2008, are entitled to notice of, and can vote at, this Annual Meeting or any adjournments or postponements that may take place. At the Annual Meeting, you will be asked to consider and take action with respect to the election of 14 directors, each to hold office for a term of one year, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

We will also attend to any other business properly presented at the Annual Meeting. The Board of Directors is not aware of any other matters to be presented at the Annual Meeting.

By Order of the Board of Directors

Marguerite N. Woung-Chapman
Corporate Secretary

Houston, Texas
March 27, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2008

Our proxy statement for the 2008 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are available on our website at www.elpaso.com under the tab entitled “Investors.”

ATTENDING THE MEETING

If you plan to attend the Annual Meeting in person and are a stockholder of record, bring with you a form of government-issued personal identification to the Annual Meeting. If you own stock through a bank, broker or other nominee, you will need proof of ownership as of the record date to attend the Annual Meeting. If you are an authorized proxy holder, you must present the proper documentation. Please see pages 2 and 3 for more information on what documents you will need for admission to the Annual Meeting. Registration will begin at 8:00 a.m. (local/Central time), and seating will be on a “first come first served” basis. No cameras, recording equipment or other electronic devices will be allowed in the meeting room. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting. In addition, please note parking is not provided for the Annual Meeting. There is parking generally available at the Doubletree Hotel Houston Downtown and at other public parking garages around the Doubletree Hotel Houston Downtown.

EL PASO CORPORATION
1001 Louisiana Street
Houston, Texas 77002

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS — May 14, 2008

Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2008 Annual Meeting of Stockholders of El Paso Corporation. The Annual Meeting will be held at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002, on Thursday, May 14, 2008, at 9:00 a.m. (local/Central time). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

This proxy statement, the notice of Annual Meeting and the enclosed proxy card are being mailed to stockholders beginning on or about March 27, 2008. All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the Annual Meeting. Each person who is an El Paso stockholder of record at the close of business on March 17, 2008, the record date, is entitled to vote at the Annual Meeting, or at adjournments or postponements of the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Who can vote?

Stockholders holding shares of El Paso’s common stock, par value $3.00 per share, as of the close of business on the record date, March 17, 2008, and present in person or represented by a properly executed proxy are entitled to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You have one vote for each share of common stock held as of the record date, which may be voted on each proposal presented at the Annual Meeting.

2.	What is the record date and what does it mean?

The record date for the Annual Meeting is March 17, 2008. The record date was established by the Board of Directors as required by our By-laws and Delaware law. Owners of record of El Paso’s common stock at the close of business on the record date are entitled to:

A. Receive notice of the Annual Meeting; and

B. Vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

3.	How many shares of El Paso common stock were outstanding on the record date?

There were 702,297,943 shares of common stock outstanding and entitled to vote at the Annual Meeting at the close of business on the record date. Common stock is the only class of stock entitled to vote.

4.	How do I vote?

You can vote in person at the Annual Meeting or by proxy. For shares that you hold directly as a registered shareholder, you have three ways to vote by proxy:

A. Connect to the Internet at www.investorvote.com/ep;

B. Call 1-800-652-VOTE (8683); or

C. Complete the proxy card and mail it back to us.

Complete instructions for voting your shares can be found on your proxy card.

If you change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting.

There are four ways to revoke your proxy:

A. Connect to the Internet at www.investorvote.com/ep;

B. Call 1-800-652-VOTE (8683);

C.	Write our Corporate Secretary, Marguerite N. Woung-Chapman, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511; or

D. Give notice of revocation to the Inspector of Election at the Annual Meeting.

5.	How do I vote if my shares are held in street name?

If your shares of common stock are held in the name of your broker, a bank, or other nominee, only your broker, bank or other nominee may execute a proxy and vote your shares. Please sign, date and promptly return the instruction card you received from your broker, bank or other nominee, in accordance with the instructions on the card. You may vote by the Internet or telephone if your bank or broker makes those methods available, in which case you can follow the instructions on the card. If you wish to vote your “street name” shares directly, you will need to obtain a document known as a “legal proxy” from your broker, bank or other nominee. Please contact your bank, broker or other nominee if you wish to do so.

6.	What happens if I do not specify a choice for a proposal when returning a proxy?

You should specify your choice for each proposal on the proxy card. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders. If no instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of all El Paso director nominees and “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

7.	What happens if other matters come up at the Annual Meeting?

The matters described in the notice of Annual Meeting are the only matters we know of which will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders, Douglas L. Foshee, El Paso’s President and Chief Executive Officer, and Robert W. Baker, El Paso’s Executive Vice President and General Counsel, will vote your shares at their discretion.

8.	Who will count the votes?

A representative of Computershare Trust Company, N.A., an independent tabulator appointed by the Board of Directors, will count the votes and act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

9.	What is a “quorum?”

A “quorum” is a majority of the aggregate voting power of the outstanding shares of common stock and is required to hold the Annual Meeting. A quorum is determined by counting shares of common stock present in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (“broker non-votes”) are treated as present for the purposes of determining a quorum.

10.	Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to stockholders of El Paso, persons holding validly executed proxies from stockholders who held El Paso common stock on March 17, 2008, and invited guests of El Paso.

If you are a stockholder of El Paso, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of El Paso. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you are a record holder or hold your stock in “street name.”

Proof of ownership of El Paso stock must be shown at the door. Failure to provide adequate proof that you were a stockholder on the record date may prevent you from being admitted to the Annual Meeting.

If you were a record holder of El Paso common stock on March 17, 2008, then you must bring a valid government-issued personal identification (such as a driver’s license or passport).

If a broker, bank or other nominee was the record holder of your shares of El Paso common stock on March 17, 2008, then you must bring:

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	Proof that you owned shares of El Paso common stock on March 17, 2008.

Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned El Paso common stock on March 17, 2008; (2) a brokerage account statement indicating that you owned El Paso common stock on March 17, 2008; or (3) the voting instruction card provided by your broker indicating that you owned El Paso common stock on March 17, 2008.

If you are a proxy holder for a stockholder of El Paso, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of El Paso who owned shares of El Paso common stock on March 17, 2008, and

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	If the stockholder whose proxy you hold was not a record holder of El Paso common stock on March 17, 2008, proof of the stockholder’s ownership of shares of El Paso common stock on March 17, 2008, in the form of a letter or statement from a bank, broker or other nominee indicating that the stockholder owned El Paso common stock on March 17, 2008.

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

11.	How many votes must each proposal receive to be adopted?

•	With respect to the election of directors, our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election in order for him or her to be elected to the Board of Directors.

•	With respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, the proposal must receive the affirmative vote of more than 50 percent in voting power of the votes cast on the proposal.

12.	How are votes counted?

Votes are counted in accordance with our By-laws and Delaware law. A broker non-vote with respect to the election of directors or any proposal will not be counted in determining the election of directors or whether the proposal is approved. A broker non-vote or abstention will be counted towards a quorum. If a stockholder returns an executed proxy card but does not indicate how his or her shares are to be voted, the shares covered by such proxy card will be included in determining if there is a quorum and will also be counted as votes “FOR” the election of all of El Paso’s director nominees and “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Shares will not be voted at the Annual Meeting if a properly executed proxy card covering those shares has not been returned and the holder does not cast votes in respect of those shares in person at the Annual Meeting.

13.	Do I have to vote?

No. However, we strongly urge you to vote, regardless of the amount of your holdings. Your vote is important. You may abstain from voting or vote “FOR” or “AGAINST” all or some of El Paso’s director nominees. You may abstain from voting or vote “FOR” or “AGAINST” the ratification of Ernst & Young LLP as our independent registered public accounting firm.

14.	How can I view the stockholder list?

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may access this list at El Paso’s offices at 1001 Louisiana Street, Houston, Texas 77002 during ordinary business hours for a period of ten days before the Annual Meeting.

15.	Who pays for the proxy solicitation related to the Annual Meeting?

We do. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by El Paso, postings on our website, www.elpaso.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Shareholder Communications, Inc. to assist us in soliciting your proxy for an estimated fee of $16,500, plus reasonable out-of-pocket expenses. Georgeson will ask brokers and other custodians and nominees whether other persons are beneficial owners of El Paso common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of El Paso common stock.

16.	If I want to submit a stockholder proposal for the 2009 Annual Meeting, when is it due?

If you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-4018 and facsimile (713) 420-4099. El Paso must receive your proposal on or before November 27, 2008. El Paso will consider only proposals meeting the requirements of the applicable rules of the Securities and Exchange Commission (“SEC”).

Additionally, under our By-laws, for a stockholder to bring any matter before the 2009 Annual Meeting that is not included in the 2009 Proxy Statement, the stockholder’s written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting. Under this criterion, stockholders must provide us with a notice of a matter to be brought before the 2009 Annual Meeting between January 14, 2009 and February 13, 2009.

If the 2009 Annual Meeting is held more than 30 days before or 60 days after May 14, 2009, for a stockholder seeking to bring any matter before the 2009 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days before the date of the 2009 Annual Meeting or by the tenth day after we publicly announce the date of the 2009 Annual Meeting, if that would result in a later deadline.

17.	How can I receive the proxy materials electronically?

If you want to stop receiving paper copies of the proxy materials, you must consent to electronic delivery. You can give consent by going to www.econsent.com/ep and following the instructions. Those of you that hold shares with a broker under a street name can give consent by going to www.ICSDelivery.com/ep and following the instructions.

18.	How can I obtain a copy of the Annual Report on Form 10-K?

A copy of El Paso’s 2007 Annual Report on Form 10-K is being mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report on Form 10-K, you may obtain one free of charge by writing or calling Ms. Marguerite N. Woung-Chapman, Corporate Secretary,

El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-4018 and facsimile (713) 420-4099. The Annual Report on Form 10-K is also available on our website at www.elpaso.com under the tab entitled “Investors.”

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of corporate governance. We believe that strong corporate governance is critical to achieving our performance goals, and to maintaining the trust and confidence of investors, employees, suppliers, business partners, regulatory agencies and other stakeholders. A summary of our Corporate Governance Guidelines is set forth below.

Corporate Governance Guidelines.  Our Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the effective governance of El Paso. The Board of Directors has adopted our Corporate Governance Guidelines to address matters including qualifications for directors, standards for independence of directors, election of directors, responsibilities of directors, mandatory retirement for directors, limitation on serving on other boards/committees, the composition and responsibility of committees, conduct and minimum frequency of Board and committee meetings, management succession, director access to management and outside advisors, director compensation, stock ownership requirements, director orientation and continuing education, annual self-evaluation of the Board, its committees and directors and our policy on poison pills. The Board of Directors recognizes that effective corporate governance is an on-going process, and the Board, either directly or through the Governance & Nominating Committee, will review and revise as necessary our Corporate Governance Guidelines annually, or more frequently if deemed necessary. Our Corporate Governance Guidelines may be found on our website at www.elpaso.com.

Independence of Board Members.  Our Corporate Governance Guidelines require that a majority of our Board of Directors meet the “independence” requirements of the New York Stock Exchange (“NYSE”) listing requirements and at least 75 percent of our Board of Directors must not be from current management. The Board of Directors observes and complies with all criteria for independence established by the NYSE listing requirements and other governing laws and regulations. The Board of Directors makes its determination of the independence of its members based on categorical standards it has adopted to assist in its assessment of the independence of each director. The categorical standards adopted by the Board of Directors are consistent with the NYSE listing requirements and provide that a director, in order to be considered independent, must not have a direct or indirect material relationship with us or our management other than as a director. The standards of independence adopted by the Board are contained in our Corporate Governance Guidelines, which may be found on our website at www.elpaso.com.

The Board has affirmatively determined that each of our directors, with the exception of our President and Chief Executive Officer Douglas L. Foshee, meet the standards of independence adopted by the Board and are “independent.” Among other things, the Board has reviewed all of the payments received by Mr. Kuehn during 2007 (as reflected in the Director Compensation table on page 64 of this proxy statement) and has determined that none of these payments affects his independence on the Board because the payments received by him related to either his service on the Board, or pension and other benefits Mr. Kuehn is entitled to pursuant to his termination and consulting agreement that was entered into as part of the merger with Sonat Inc. in 1999 and which are not dependent upon his continued service on the Board. The Board also reviewed each director’s commercial and charitable relationships and determined that, with the exception of Mr. Foshee’s service as our President and CEO, none of these relationships affect the independence of the individual directors. Thus, 13 of the 14 nominees for the El Paso Board (93 percent) are independent. Further, our Audit, Compensation, Governance & Nominating, Finance and Health, Safety & Environmental Committees are composed entirely of independent directors.

Audit Committee Financial Expert.  The Audit Committee plays an important role in promoting effective accounting, financial reporting, risk management and compliance procedures and controls. All members of our Audit Committee meet the financial literacy standard required by the NYSE rules and at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the Board of Directors has affirmatively determined that Messrs. Hix (chairman of our Audit Committee), Goldman and Shapiro are “audit committee financial experts.”

Non-Executive Chairman.  Mr. Kuehn currently serves as the Chairman of our Board of Directors in a non-executive capacity. As the Chairman of the Board of Directors, Mr. Kuehn has a number of responsibilities, which include setting board meeting agendas in collaboration with the Chief Executive Officer (“CEO”), presiding at Board meetings, executive sessions and the annual stockholders’ meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board. Stockholders may communicate directly with Mr. Kuehn by writing to Chairman of the Board, c/o Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, facsimile (713) 420-4099.

Executive Sessions of the Board of Directors.  The Board of Directors holds regular executive sessions in which non-management Board members meet without any members of management present. Currently, Mr. Kuehn presides over the executive sessions of the Board. During 2007, non-management members of the Board met in executive session four times and several Committees of the Board met in executive session without members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Committees of the Board of Directors.  The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Governance & Nominating Committee that comply with the corporate governance rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance Committee and the Health, Safety & Environmental Committee charters may be found on our website at www.elpaso.com.

Board/Committee/Director Evaluations.  Each year the Board of Directors and each Board committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. At least once every three years, the Board conducts an evaluation of each individual director. The individual director evaluations were last done in 2006. During 2007, each director completed a written self-assessment of the Board and its committees. The results of these assessments were compiled and presented to the Board and the respective committees for discussion and, if necessary, action.

Management Succession.  The Board periodically reviews with the CEO the management succession and development plan which includes the succession of the CEO in the event of an emergency or retirement, as well as the succession of other employees critical to our company’s continued operations and success.

Director Education.  We encourage and facilitate director participation in seminars and conferences and other opportunities for continuing director education. All of our directors are required to attend, at least once every two years, an educational program designed by a nationally recognized board educational organization. In addition, each of our directors is a member of the National Association of Corporate Directors. Each of our directors has met the continuing director education requirements specified above.

Mandatory Retirement.  Our Corporate Governance Guidelines provide that directors are subject to a mandatory retirement age and cannot stand for reelection in the calendar year following their 72nd birthday. In 2007, our Board of Directors, upon the recommendation of the Governance & Nominating Committee, elected to waive the mandatory retirement provision for one year for Messrs. Joyce, Kuehn and Wyatt, each of whom would otherwise have been unable to stand for reelection in 2008. Messrs. Joyce, Kuehn and Wyatt abstained from the vote. In reaching this decision, the Board noted that we are in the process of executing and implementing the final stages of our strategic turnaround plan and felt that continuity of leadership would benefit our company and its stockholders. At the same time, the Board affirmed its support of the mandatory retirement age and reaffirmed all provisions in the Corporate Governance Guidelines.

Stock Ownership Requirements.  Our Board of Directors is committed to director and senior management stock ownership. Directors are required to own shares of our common stock with a value of five times the annual cash retainer paid to non-employee directors within a five-year time period following initial election to the Board. The Board also requires that our CEO own shares of our common stock with a value of at least five times his or her annual base salary, and that other executive officers own shares of our common stock with a value of at least two times their base salary within a five-year time period following initial election to that position. Each share of common stock owned by a director or executive officer is deemed to have a value equal to the greater of (i) the trading price of our common stock as of the date the applicable share was acquired by the director or executive officer or (ii) the trading price of the share of common stock as of the measurement date. Shares of restricted stock, deferred shares, shares in our retirement savings plan or other similar plans, are counted towards meeting these requirements. Additionally, a director or executive officer is deemed to own shares of common stock with a value equal to the in-the-money value, if any, of any vested or unvested stock option, stock appreciation right, or similar equity-linked grant that is held by the director or executive officer on any given measurement date. Each of our executive officers and non-employee directors met the stock ownership requirements as of December 31, 2007.

Voting Standard to Elect Directors.  Our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election in order for him or her to be elected to the Board of Directors. Our By-laws provide for the election of directors by the plurality of votes cast in contested elections. This means that in elections where the number of nominees exceeds the number of directors to be elected, the nominees who receive the highest number of votes will be elected to the Board of Directors. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election or appoint to Board vacancies only candidates who irrevocably agree to resign if they fail to receive the required majority vote in uncontested elections. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of El Paso. In accordance with our Corporate Governance Guidelines, our By-laws require as a part of a stockholder’s written notice in connection with the nomination of a director, a statement whether the nominated individual intends to tender an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection. Each of our directors has submitted an irrevocable letter of resignation that becomes effective in the event he or she does not receive a majority of votes cast for his or her election.

Policy on Poison Pill Plans.  Our Corporate Governance Guidelines include a policy on poison pills, or stockholder rights plans. We do not currently have in place a stockholders rights plan, and the Board currently has no plans to adopt such a plan. However, if the Board is presented with a set of facts and circumstances which leads it to conclude that adopting a stockholder rights plan would be in the best interests of stockholders, the Board will seek prior stockholder approval unless the Board, in exercising its fiduciary responsibilities under the circumstances, determines by vote of a majority of the independent directors that such submission would not be in the best interests of our stockholders in the circumstances. If the Board were ever to adopt a stockholder rights plan without prior stockholder approval, the Board would present such plan to the stockholders for ratification within one year or cause it to expire within one year, without being renewed or replaced. Further, if the Board adopts a stockholder rights plan and our stockholders do not approve such plan, it will terminate.

Code of Ethics.  We have adopted a code of ethics, referred to as our “Code of Business Conduct,” that applies to all of our directors and employees, including our CEO, Chief Financial Officer (“CFO”) and senior financial and accounting officers. Our Code of Business Conduct is a value-based code that is built on our five core values: stewardship, integrity, safety, accountability and excellence. In addition to other matters, our Code of Business Conduct establishes policies to deter wrongdoing and to promote honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest, compliance with applicable laws, rules and regulations, full, fair, accurate, timely and understandable disclosure in public communications and prompt internal reporting of violations of our Code of Business Conduct. We also have an Ethics & Compliance Office and Ethics & Compliance Committee, which is composed of members of senior management that administer our ethics and compliance program and reports to the Audit Committee of our Board of Directors. A copy of our Code of Business Conduct is available on our website at www.elpaso.com. We will post on our internet website all waivers to or amendments of our Code of Business Conduct, which are required to be disclosed by applicable law and the NYSE listing standards. Currently, we do not have nor do we anticipate any waivers of or amendments to our Code of Business Conduct. We believe our Code of Business Conduct exceeds the requirements set forth in the applicable SEC regulations and the corporate governance rules of the NYSE.

Related Person Transactions Policy.  In 2007 our Board adopted a written related person transactions policy. The policy defines a related person transaction as one in which El Paso is a participant, the amount involved equals or exceeds $120,000, and a related person has a direct or indirect material interest. The policy defines a related person as any executive officer, director or director nominee, person known to be the beneficial owner of 5 percent or more of El Paso’s voting securities, immediate family member of any of the foregoing persons, or firm or corporation in which any of the foregoing persons is employed as an officer, a partner or greater than 10 percent owner.

The policy includes procedures to review and approve, as necessary, any related person transactions prior to the transaction being entered into, or ratify any related person transactions that have not been previously approved. Other than certain pre-approved transactions specifically set forth in the policy, any related person transaction involving executive officers or their immediate family members other than the CEO or the general counsel are referred to the CEO and general counsel for approval. If the CEO and the general counsel cannot agree on the approval or non-approval of the related person transaction, the transaction will be referred to the Governance & Nominating Committee for approval. Any related person transaction involving the general counsel and his or her immediate family members will be referred to the CEO for approval. Any related person transaction involving 5 percent stockholders, directors, director nominees or the CEO and their immediate family members will be referred to the Governance & Nominating Committee for approval. All determinations made by the CEO and the general counsel are reported to the Governance & Nominating Committee at its next regularly scheduled meeting.

In determining whether to approve a related person transaction, the CEO, general counsel or Governance & Nominating Committee will consider whether:

•	the terms of the transaction are fair to El Paso and would be on the same basis if the transaction did not involve a related person,

•	there are business reasons to enter into the transaction,

•	the transaction would impair the independence of an outside director,

•	the transaction would present an improper conflict of interest for any director or executive officer, and

•	the transaction is material.

The policy for approval of related person transactions can be found on our website at www.elpaso.com.

Related Person Transactions in 2007.  During 2007, we and certain of our subsidiaries made payments to Nalco Company, and its subsidiary Nalco Energy Services LP, in the amount of $2,435,189. The payments relate to the purchase of maintenance chemicals and lubricants used by our pipeline and exploration and production business units for certain equipment. Our director William H. Joyce served as Chairman of the Board and Chief Executive Officer of Nalco Company during 2007 until his retirement from Nalco in December 2007. While these purchases were not done on a competitive bid basis, the amounts paid for such products are considered fair value, and it would have cost us substantially more to use a different vendor to purchase a similar product.

Special Stockholder Meetings.  In 2007 our Board of Directors approved an amendment to our By-laws to permit stockholders who own at least 25 percent of our outstanding shares to call a special meeting of stockholders. A stockholder proposal to permit stockholders to call special meetings was presented at our 2007 Annual Meeting and received a vote in favor of 67 percent.

Web Access.  We provide access through our website to current information relating to corporate governance, including a copy of each of the Board’s standing committee charters, our Corporate Governance Guidelines, our Code of Business Conduct, our Restated Certificate of Incorporation and By-laws, our policy for approval of related person transactions, biographical information concerning each director, and other matters regarding our corporate governance principles. We also provide access through our website to all filings submitted by El Paso to the SEC. Our website is www.elpaso.com, and access to this information is free of any charge to the user (except for any internet provider or telephone charges). Copies will also be provided to any stockholder upon request. Information contained on our website is not part of this proxy statement.

Process for Shareholder Communication with the Board.  Our Board has established a process for interested parties to communicate with the Board. Such communications should be in writing, addressed to the Board or an individual director, c/o Ms. Marguerite N. Woung-Chapman, Corporate Secretary, El Paso Corporation,

P.O. Box 2511, Houston, Texas 77252-2511. The Corporate Secretary will forward all communications to the addressee.

Director Attendance at Annual Meeting.  The Board encourages all director nominees standing for election to attend the Annual Meeting in accordance with our Corporate Governance Guidelines. All incumbent directors who were elected at our 2007 Annual Meeting attended our 2007 Annual Meeting of Stockholders, with the exception of Ms. McClean, who was not able to attend due to recent surgery.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held seven meetings during 2007.  Each director attended at least 75 percent of his or her board and committee meetings. The Board of Directors has established five standing committees to assist the Board in carrying out its duties: the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance Committee and the Health, Safety & Environmental Committee. We describe the committees, their membership during 2007 and their principal responsibilities below.

		Governance &		Health, Safety &
Audit	Compensation	Nominating	Finance	Environmental

Thomas R. Hix	Joe B. Wyatt	Anthony W. Hall, Jr.	Robert W. Goldman	John Whitmire
(Chairman)	(Chairman)	(Chairman)	(Chairman)	(Chairman)
Juan Carlos Braniff	James L. Dunlap	James L. Dunlap	Juan Carlos Braniff	Anthony W. Hall, Jr.
Robert W. Goldman	William H. Joyce	Robert F. Vagt	Thomas R. Hix	William H. Joyce
Steven J. Shapiro	Ferrell P. McClean	Joe B. Wyatt	Ferrell P. McClean	J. Michael Talbert
John Whitmire	Steven J. Shapiro		Robert F. Vagt
J. Michael Talbert

Audit Committee

The Audit Committee held nine meetings during 2007. The Audit Committee currently consists of five non-employee directors, each of whom the Board has determined is “independent” as such term is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC rules thereunder, the NYSE listing standards and our Corporate Governance Guidelines. The Board of Directors has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him or her to serve effectively as an Audit Committee member. No Audit Committee member serves on more than three audit committees of public companies, including our Audit Committee. We maintain an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of our risk management processes and system of internal controls. In addition, we maintain a Financial Controls Group to manage our internal control over financial reporting compliance activities.

The Audit Committee’s duties, which are discussed in detail in its charter, include, among other duties:

•	Assisting the Board of Directors in fulfilling its responsibilities with respect to the oversight of:

-	the integrity of our financial statements;

-	our disclosure controls and procedures and internal control over financial reporting;

-	the evaluation and retention, including a review of the qualifications, independence and performance, of independent auditors and any independent petroleum reserves engineer;

-	the performance of our internal audit and ethics and compliance functions;

-	our compliance with legal and regulatory requirements and our Code of Business Conduct; and

-	our risk management policies and procedures.

•	The appointment, compensation, retention, oversight and dismissal of our independent auditor or any other accounting firm engaged for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attestation services.

•	The pre-approval of all auditing services and fees and, for our principal auditor, allowable non-audit (including tax) services and fees provided to us.

•	The resolution of any disagreement between management and our independent auditor regarding financial reporting or audit matters.

•	The appointment, compensation, retention, oversight and dismissal of any independent petroleum reserves engineer engaged for the purpose of reviewing, preparing or auditing an estimate of our natural gas and oil reserves.

•	The review of procedures for the receipt, retention and treatment of complaints received by us regarding any accounting, internal accounting controls or auditing matters.

Our principal independent auditor, Ernst & Young LLP, reports directly to the Audit Committee. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditor and the Board. Interested parties may contact the Audit Committee members by following the process outlined in the Corporate Governance section of this proxy statement.

The Audit Committee Charter can be found on our website at www.elpaso.com.

Policy for Approval of Audit and Non-Audit Fees

During 2007, the Audit Committee approved all the types of audit and permitted non-audit services which our independent auditors were to perform during the year, as required under applicable law, and the cap on fees for each of these categories. The Audit Committee’s current practice is to consider for pre-approval annually all categories of audit and permitted non-audit services proposed to be provided by our independent auditors for a fiscal year. Pre-approval of tax services requires that the principal independent auditor provide the Audit Committee with written documentation of the scope and fee structure of the proposed tax services and discuss with the Audit Committee the potential effects, if any, of providing such services on the independent auditor’s independence. The Audit Committee will also consider for pre-approval annually the maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by our independent auditors for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services or any proposed services exceeding pre-approved cost levels. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for services that need to be addressed between Audit Committee meetings. The Audit Committee is then informed of these pre-approval decisions, if any, at the next meeting of the Audit Committee. See “Principal Accountant Fees and Services” beginning on page 70 of this proxy statement for the aggregate fees paid to Ernst & Young LLP for the years ended December 31, 2007 and 2006.

Compensation Committee

The Compensation Committee held five meetings during 2007. The Compensation Committee currently consists of six non-employee directors, each of whom the Board has determined is “independent” under (a) the NYSE listing standards, (b) the non-employee director standards of Rule 16b-3 of the Exchange Act, (c) the outside director requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and (d) our Corporate Governance Guidelines.

The Compensation Committee’s functions, which are discussed in detail in its charter, include, among other functions, responsibility to:

•	Review and approve annually the individual elements of total compensation for the CEO, review and approve the corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation.

•	Review and approve annually the individual elements of total compensation for all of the other senior officers who are subject to Section 16(a) of the Exchange Act.

•	Review appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings.

•	Ensure that our executive long-term and short-term incentive compensation programs are administered in accordance with our stated compensation objectives and make recommendations with respect to such programs, where appropriate, for full Board approval.

•	Review our employee benefit and compensation programs (including all new equity-based compensation programs) and consider management recommendations subject, where appropriate, to stockholder or full Board approval.

•	Review and approve goals and objectives relevant to director compensation, including annual retainer and meeting fees, and terms and awards of equity compensation, and recommend changes, where appropriate, for full Board approval.

•	Select, retain, evaluate, and, where appropriate, replace the independent executive compensation consulting firm, and approve all related fees.

The Compensation Committee Charter can be found on our website at www.elpaso.com.

The Compensation Committee is responsible for determining and approving, on an annual basis, the total compensation level of our CEO and other senior officers who are subject to Section 16(a) of the Exchange Act, based on its evaluation of company performance and the executive’s individual performance relative to pre-established performance goals. At the beginning of each calendar year, the committee approves our corporate and business unit financial and non-financial performance goals. The Compensation Committee also establishes the annual base salaries and minimum, target, and maximum annual cash incentive bonus levels for each of the executive officers. After the financial and non-financial results are available for the year, the committee determines the appropriate funding of the annual cash incentive pool for payment of annual incentive bonuses and the funding of the equity pool for grants of long-term incentive awards. The Compensation Committee then takes into account the executives’ individual performances to determine the amount of each executive’s annual cash incentive bonus and the value of his or her long-term incentive awards. The Compensation Committee also considers recommendations from our CEO regarding the compensation levels for those executives reporting directly to him. During the year, the committee meets at least quarterly and reviews, among other things, our compensation programs and recommended changes, our peer group, proxy and survey benchmarking data, internal pay disparity trends, total compensation profiles for our CEO and other executive officers, CEO and senior management accountabilities and the general compensation landscape.

See the Compensation Discussion and Analysis beginning on page 28 of this proxy statement for a further discussion of our procedures for determining and establishing executive compensation, including the Compensation Committee’s engagement of an independent executive compensation consultant, and the role of management in determining executive compensation.

Compensation Committee Interlocks and Insider Participation

During 2007, the following independent directors served on our Compensation Committee: Messrs. Dunlap, Joyce, Shapiro, Talbert and Wyatt and Ms. McClean. The Compensation Committee has neither interlocks nor insider participation.

Governance & Nominating Committee

The Governance & Nominating Committee met five times during 2007. The Governance & Nominating Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” as such term is defined in the NYSE listing standards and our Corporate Governance Guidelines. The Board has delegated to the Governance & Nominating Committee its oversight responsibilities relating to corporate governance and the establishment of criteria for Board selection (including an initial determination regarding director independence).

The Governance & Nominating Committee’s functions, which are discussed in detail in its charter, include, among other functions, responsibility to:

•	Develop and recommend to the Board corporate governance principles and review and make recommendations regarding the Corporate Governance Guidelines.

•	Identify and review the qualifications of candidates for Board membership, screen possible candidates for Board membership and communicate with members of the Board regarding Board meeting format and procedures.

•	Determine desired qualifications, expertise and characteristics and, to the extent the Governance & Nominating Committee deems necessary, conduct searches for potential candidates for Board membership with such attributes.

•	Ensure that we have an appropriate policy on potential conflicts of interest, including, but not limited to, the policies on (1) related person transactions (including any dealings with directors, officers or employees), and (2) such other transactions that could have the appearance of a potential conflict of interest.

•	Monitor and report to the Board whether there is any current relationship between any director and El Paso that may adversely affect the independent judgment of the director.

•	Oversee the process of annual performance evaluations for the Board, each committee and directors.

•	Act as a nominating committee and consider any nominations properly submitted by the stockholders to the Corporate Secretary in accordance with our Corporate Governance Guidelines, our By-laws and the process set forth in this proxy statement.

•	Review and make recommendations to the Board of Directors as to the chairpersons and members of each committee of the Board (other than the Governance & Nominating Committee).

The Governance & Nominating Committee Charter can be found on our website at www.elpaso.com.

Director Nomination Process

The Governance & Nominating Committee will review any nominations from stockholders, other Board members, third party search firms, executives and other such persons. At a minimum, we believe our directors should possess the education, experience and skills necessary to assist and provide oversight to our management in the operation of our businesses. Among other matters, the Board considers education; business, governmental and civic experience; leadership; diversity; communication, interpersonal and other required skills; independence; and other matters relevant to the Board’s objectives. We have a comprehensive process in place to identify and evaluate candidates to be nominated for director. The Governance & Nominating Committee identifies the needs of the Board by asking each director to identify particular skills that will strengthen the Board, and that are in conformity with the goals identified in our Corporate Governance Guidelines. A third party search firm is then retained to help identify, assess qualifications and screen specific candidates. The Governance & Nominating Committee reviews the qualifications of the candidates presented and interviews the most qualified. The Governance & Nominating Committee recommends potential nominees to the full Board, which interviews the candidates and then makes nominations for election at the Annual Meeting. Each director nominee who appears on the ballot has been recommended by the Governance & Nominating Committee to the full Board.

Stockholders seeking to nominate persons for election as directors at the 2009 Annual Meeting must submit in writing a timely notice complying with our By-laws to Ms. Marguerite N. Woung-Chapman, Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-4018 and facsimile (713) 420-4099. To be timely for a stockholder seeking to bring any matter before the 2009 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2008 Annual Meeting. Under these criteria, stockholders must provide us with notice of nominations sought to be made at the 2009 Annual Meeting between January 14, 2009 and February 13, 2009.

If the 2009 Annual Meeting is held more than 30 days before or 60 days after May 14, 2009, for a stockholder seeking to bring any matter before the 2009 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days before the date of the 2009 Annual Meeting or by the tenth day after we publicly announce the date of the 2009 Annual Meeting, if that would result in a later deadline.

Finance Committee

The Finance Committee met five times during 2007. The Finance Committee currently consists of five non-employee directors, each of whom the Board has determined is “independent” under the NYSE listing standards and in accordance with our Corporate Governance Guidelines. The Finance Committee assists the Board in fulfilling its oversight responsibilities by reviewing and recommending appropriate action with respect to our capital structure, source of funds, payment of dividends, liquidity and financial position.

The Finance Committee’s functions, which are discussed in detail in its charter, include, among other functions, responsibility to:

•	Review and recommend to the Board our long-range financial plan, including the amount and allocation of capital spending and financing thereof.

•	Review and approve capital projects in excess of $25 million and up to $75 million.

•	Recommend to the Board financial policies that maintain or improve our financial strength.

•	Develop and recommend dividend policies and recommend to the Board specific dividend payments.

•	Review terms and conditions of financing plans, including the issuance of securities, corporate borrowings, off-balance sheet structures and investments, and make recommendations to the Board regarding such financings.

•	Review and make recommendations regarding our interest rate, foreign currency, commodity and other financial liquidity risk management policies, strategies and positions.

The Finance Committee Charter can be found on our website at www.elpaso.com.

Health, Safety & Environmental Committee

The Health, Safety & Environmental Committee met four times during 2007. The Health, Safety & Environmental Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” under the NYSE listing standards and our Corporate Governance Guidelines. The Health, Safety & Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the Board’s and our continuing commitment to improving the environment, ensuring the safety of our employees and ensuring that our businesses and facilities are operated and maintained in a safe and environmentally sound manner.

The Health, Safety & Environmental Committee’s functions, which are discussed in detail in its charter, include, among other functions, responsibility to:

•	Review and provide oversight with regard to our policies, standards, accountabilities and programs relative to health, safety and environmental-related matters, including our pipeline integrity program and our greenhouse gas emissions inventory and reduction program.

•	Advise the Board and make recommendations for the Board’s consideration regarding health, safety and environmental-related issues.

•	Review and provide oversight with respect to our safety and readiness to respond to crisis situations.

The Health, Safety & Environmental Committee Charter can be found on our website at www.elpaso.com.

PROPOSAL NO. 1 — Election of Directors

The Board.  You will have the opportunity to elect our entire Board of Directors, consisting of 14 members, at the Annual Meeting. All of our incumbent directors are standing for reelection. All directors are elected annually and serve a one-year term or until his or her successor has been duly elected and shall qualify.

Nominations.  At the Annual Meeting, we will nominate the 14 persons named in this proxy statement as directors.

Our By-laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast for a nominee’s election must exceed the number of votes cast against such nominee’s election in order for him or her to be elected to the Board of Directors. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election or appoint to Board vacancies only candidates who irrevocably agree to resign if they fail to receive the required majority vote. In the event a director fails to receive a majority of votes cast and the Board accepts the resignation tendered, then that director would cease to be a director of El Paso. Each of the nominees named below has submitted an irrevocable letter of resignation that becomes effective in the event he or she does not receive a majority of votes cast for his or her election.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

General Information about the Nominees for Election, as of March 17, 2008.  Each of the following nominees has agreed to be named in this proxy statement and to serve as a director if elected.

Juan Carlos Braniff Age — 50 Member — Audit Committee Member — Finance Committee	Director since 1997

Mr. Braniff has served as a director since 1997. Mr. Braniff has been Managing Partner of Capital I Ltd. Partners and a Partner in Alpha Patrimonial S.A. de C.V. in Mexico City since August 2005. Mr. Braniff was a business consultant from January 2004 to August 2005. Mr. Braniff served Grupo Financíero BBVA Bancomer as Vice Chairman from October 1999 to January 2004, as Deputy Chief Executive Officer of Retail Banking from September 1994 to October 1999 and as Executive Vice President of Capital Investments, Mortgage Banking and Tourism from December 1991 to September 1994.

James L. Dunlap Age — 70 Member — Compensation Committee Member — Governance & Nominating Committee	Director since 2003

Mr. Dunlap has served as a director since 2003. Mr. Dunlap has primarily been engaged in business consulting since 1999. Mr. Dunlap previously served as Vice Chairman, President and Chief Operating Officer of Ocean Energy/United Meridian Corporation from 1996 to 1999, where he was responsible for exploration and production and the development of the international exploration business. For 33 years prior to that date, Mr. Dunlap served Texaco, Inc. in various positions, including Senior Vice President, President of Texaco USA, President and Chief Executive Officer of Texaco Canada Inc. and Vice Chairman of Texaco Ltd., London. Mr. Dunlap is currently a member of the Advisory Council of the Nantucket Conservation Foundation, a trustee of the Culver Educational Foundation and a member of the Corporation of the Woods Hole Oceanographic.

Douglas L. Foshee Age — 48 President and Chief Executive Officer, El Paso Corporation	Director since 2003

Mr. Foshee has been President, Chief Executive Officer and a director of El Paso since September 2003. Mr. Foshee became Executive Vice President and Chief Operating Officer of Halliburton Company in 2003, having joined that company in 2001 as Executive Vice President and Chief Financial Officer. Several subsidiaries of Halliburton, including DII Industries and Kellogg Brown & Root, commenced prepackaged Chapter 11 proceedings to discharge current and future asbestos and silica personal injury claims in December 2003 and an order confirming a plan of reorganization became final effective December 31, 2004. Under the plan of reorganization, all current and future asbestos and silica personal injury claims were channeled into trusts established for the benefit of asbestos and silica claimants. Prior to assuming his position at Halliburton, Mr. Foshee was President, Chief Executive Officer and Chairman of the Board of Nuevo Energy Company from 1997 to 2001. From 1993 to 1997, Mr. Foshee served Torch Energy Advisors Inc. in various capacities, including Chief Executive Officer and Chief Operating Officer. Mr. Foshee serves on the Federal Reserve Bank of Dallas, Houston Branch, as a director. Mr. Foshee serves on the Board of Trustees of Rice University, where he chairs the Building and Grounds Committee and serves as a member of the Council of Overseers for the Jesse H. Jones Graduate School of Management at Rice University. He is a member of the Greater Houston Partnership Board and Executive Committee and serves as Chair of the Environment Advisory Committee. In addition, Mr. Foshee serves on the boards of Central Houston, Inc., Children’s Museum of Houston, Goodwill Industries, Small Steps Nurturing Center and the Texas Business Hall of Fame Foundation. Mr. Foshee serves on the board of directors of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso’s publicly-traded master limited partnership, El Paso Pipeline Partners, L.P.

Robert W. Goldman Age — 65 Chairman — Finance Committee Member — Audit Committee	Director since 2003

Mr. Goldman has served as a director since 2003. Mr. Goldman’s primary occupation has been as a financial consultant since October 2002. Prior to that, Mr. Goldman served as Senior Vice President, Finance and Chief Financial Officer of Conoco, Inc. from 1998 to 2002 and Vice President, Finance from 1991 to 1998. For more than five years prior to that date, Mr. Goldman held various executive positions with Conoco, Inc. and E.I. Du Pont de Nemours & Co., Inc. Mr. Goldman is the elected Vice President, Finance of the World Petroleum Council, and a member of the Financial Executives Institute and the Outside Advisory Council of Global Infrastructure Partners. Mr. Goldman serves on the board of directors of McDermott International, Inc., Parker Drilling Company and Tesoro Corporation. Mr. Goldman also serves on the Board of Trustees of Kenyon College, Gambier, Ohio.

Anthony W. Hall, Jr. Age — 63 Chairman — Governance & Nominating Committee Member — Health, Safety & Environmental Committee	Director since 2001

Mr. Hall has served as a director since 2001. Mr. Hall has been Chief Administrative Officer of the City of Houston since January 2004. Mr. Hall served as the City Attorney for the City of Houston from March 1998 to January 2004. Mr. Hall served as a director of The Coastal Corporation from August 1999 to January 2001. Prior to March 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. Mr. Hall is a director of Houston Endowment Inc. and Chairman of the Boulé Foundation.

Thomas R. Hix Age — 60 Chairman — Audit Committee Member — Finance Committee	Director since 2004

Mr. Hix has served as a director since 2004. Mr. Hix has been a business consultant since January 2003. Mr. Hix served as Senior Vice President of Finance and Chief Financial Officer of Cooper Cameron Corporation from January 1995 to January 2003. From September 1993 to April 1995, Mr. Hix served as Senior Vice President of Finance, Treasurer and Chief Financial Officer of The Western Company of North America. Mr. Hix is a member of the board of directors of Health Care Service Corporation.

William H. Joyce Age — 72 Member — Compensation Committee Member — Health, Safety & Environmental Committee	Director since 2004

Dr. Joyce has served as a director since 2004. Dr. Joyce served as Chairman of the Board and Chief Executive Officer of Nalco Company from November 2003 to December 2007. From May 2001 to October 2003, Dr. Joyce served as Chairman and Chief Executive Officer of Hercules Inc. From February 2001 to May 2001, Dr. Joyce served as Vice Chairman of the Board of Dow Chemical Corporation following its merger with Union Carbide Corporation. Dr. Joyce was named Chief Executive Officer of Union Carbide Corporation in 1995 and Chairman of the Board in 1996. Prior to 1995, Dr. Joyce served in various positions with Union Carbide. Dr. Joyce is a director of CVS Corporation.

Ronald L. Kuehn, Jr. Age — 72 Chairman of the Board, El Paso Corporation	Director since 1999

Mr. Kuehn has served as a director since 1999 and is currently the Chairman of the El Paso Board of Directors. Mr. Kuehn was Chairman of the Board and Interim Chief Executive Officer of El Paso from March 2003 to September 2003. From September 2002 to March 2003, Mr. Kuehn was the Lead Director of El Paso. From January 2001 to March 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the Board of El Paso from October 25, 1999 to December 31, 2000. Mr. Kuehn served as President and Chief Executive Officer of Sonat Inc. from June 1984 until his retirement on October 25, 1999. Mr. Kuehn was Chairman of the Board of Sonat Inc. from April 1986 until his retirement. Mr. Kuehn is a director of Praxair, Inc. and served on the Board of Directors of The Dun & Bradstreet Corporation until September 30, 2007 and Regions Financial Corporation until April 19, 2007. Mr. Kuehn serves as Chairman of the Board of El Paso Pipeline GP Company, L.L.C.

Ferrell P. McClean Age — 61 Member — Compensation Committee Member — Finance Committee	Director since 2006

Ms. McClean has served as a director since 2006. Ms. McClean has been a business consultant since 2002. Ms. McClean served as Managing Director and Senior Advisor of J.P. Morgan Chase & Co.’s energy/power investment banking group from 2000 to 2002. From 1991 until 2000, Ms. McClean served as Managing Director and headed the investment banking and global energy group at J.P. Morgan & Co. Prior to 1991, Ms. McClean held various positions with J.P. Morgan & Co. Ms. McClean served as a member of the board of directors of Unocal Corporation and is currently on the board of directors of GrafTech International Ltd. (formerly UCAR International, Inc.).

Steven J. Shapiro Age — 56 Member — Audit Committee Member — Compensation Committee	Director since 2006

Mr. Shapiro has served as a director since 2006. From October 2000 to April 2006, Mr. Shapiro served as executive vice president and chief financial officer of Burlington Resources Inc. During his five-year tenure at Burlington Resources, Mr. Shapiro served as a member of the board of directors and the office of the chairman. Before that, he served as senior vice president, chief financial officer and director at Vastar Resources, Inc. and spent 16 years in various roles of increasing responsibility with Atlantic Richfield Company (ARCO). Mr. Shapiro recently served as chairman of the executive committee of the American Petroleum Institute’s general committee on finance and is a trustee of the Houston Museum of Natural Science. Mr. Shapiro is a member of the board of directors of Barrick Gold Corporation.

J. Michael Talbert Age — 61 Member — Compensation Committee Member — Health, Safety & Environmental Committee	Director since 2003

Mr. Talbert has served as a director since 2003. Mr. Talbert served as executive Chairman of the Board of Transocean Inc. from October 2002 to October 2004 and as non-executive Chairman from October 2004 to November 2007. Previously, Mr. Talbert served as Chief Executive Officer of Transocean, Inc. and its predecessor companies from August 1994 until October 2002, Chairman of the Board from August 1994 until September 1999, and as President from December 1999 until December 2001. Mr. Talbert served as Chairman of the Board of The Offshore Drilling Company (TODCO) from February 2004 to October 2005. He served as President and Chief Executive Officer of Lone Star Gas Company from 1990 to 1994. Mr. Talbert served as President of Texas Oil & Gas Company from 1987 to 1990, and served in various positions at Shell Oil Company from 1970 to 1982. Mr. Talbert is a past Chairman of the National Ocean Industries Association and a member of the University of Akron’s College of Engineering Advancement Council. Mr. Talbert is a member of the board of directors of Transocean Inc.

Robert F. Vagt Age — 61 Member — Finance Committee Member — Governance & Nominating Committee	Director since 2005

Mr. Vagt has served as a director since 2005. Mr. Vagt has served as President of The Heinz Endowments since January 2008. Prior to that time, he served as President of Davidson College from July 1997 to August 2007. Mr. Vagt served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, he served as President, Chairman and Chief Executive Officer of Global Natural Resources. Mr. Vagt served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, he served in various positions with Adobe Resources Corporation and its predecessor entities.

John L. Whitmire Age — 67 Chairman — Health, Safety & Environmental Committee Member — Audit Committee	Director since 2003

Mr. Whitmire has served as a director since 2003. Mr. Whitmire has been Chairman of CONSOL Energy, Inc. since 1999. He served as Chairman and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 to 1998, and spent over 30 years serving Phillips Petroleum Company in various positions including Executive Vice President of Worldwide Exploration and Production from 1992 to 1996 and Vice President of North American Exploration and Production from 1988 to 1992. Mr. Whitmire also served as a member of the Phillips Petroleum Company Board of Directors from 1994 to 1996. Mr. Whitmire is a member of the board of directors of Transocean Inc.

Joe B. Wyatt Age — 72 Chairman — Compensation Committee Member — Governance & Nominating Committee	Director since 1999

Mr. Wyatt has served as a director since 1999. Mr. Wyatt has served as Chancellor Emeritus of Vanderbilt University since August 2000. For eighteen years prior to that date, he served as Chancellor, Chief Executive Officer and Trustee of Vanderbilt University. Prior to joining Vanderbilt University, Mr. Wyatt was a member of the faculty and Vice President Administration of Harvard University. From 1984 until October 1999, Mr. Wyatt was a director of Sonat Inc. Mr. Wyatt is a principal of the Washington Advisory Group and Chairman of the Universities Research Association. He is a director of Ingram Micro, Inc. and Hercules, Inc.

SECURITY OWNERSHIP OF A CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth information as of February 29, 2008 regarding beneficial ownership of our common stock by each director, our CEO, our CFO and the other three most highly compensated executive officers in the last fiscal year, our directors and executive officers as a group and each person or entity known by us to own beneficially more than 5 percent of our outstanding shares of common stock. No family relationship exists between any of our directors or executive officers.

		Beneficial Ownership		Stock		Percent
Title of Class	Name of Beneficial Owner	(Excluding Options) (1)		Options (2)	Total	of Class (3)

Common Stock	Franklin Resources, Inc.(4)	56,493,607		0	56,493,607	8.1%
	One Franklin Parkway San Mateo, CA 94403-1906
Common Stock	FMR LLC(5)	37,109,628		0	37,109,628	5.3%
	82 Devonshire Street Boston, MA 02109
Common Stock	J. C. Braniff	97,646	(6)	15,000	112,646	*
Common Stock	J. L. Dunlap	60,119		8,000	68,119	*
Common Stock	R. W. Goldman	73,096		8,000	81,096	*
Common Stock	A. W. Hall, Jr.	72,358		12,000	84,358	*
Common Stock	T. R. Hix	55,653		0	55,653	*
Common Stock	W. H. Joyce	53,872		0	53,872	*
Common Stock	R. L. Kuehn, Jr.	350,148	(7)	123,600	473,748	*
Common Stock	F. P. McClean	33,056	(8)	0	33,056	*
Common Stock	J. M. Talbert	50,315		8,000	58,315	*
Common Stock	S. J. Shapiro	24,217		0	24,217	*
Common Stock	R. F. Vagt	24,518		0	24,518	*
Common Stock	J. L. Whitmire	88,127		8,000	96,127	*
Common Stock	J. B. Wyatt	94,492		14,000	108,492	*
Common Stock	D. L. Foshee	777,593		1,769,533	2,547,126	*
Common Stock	D. M. Leland	221,329		346,256	567,585	*
Common Stock	B. J. Smolik	176,073		35,371	211,444	*
Common Stock	R. W. Baker	257,783		475,228	733,011	*
Common Stock	J. C. Yardley	177,818		332,685	510,503	*
Common Stock	Directors and executive officers as a group (21 persons total), including those individuals listed above	3,007,553		3,917,905	6,925,458	*

*	Less than one percent

(1)	The directors and executive officers named in the table have sole voting and investment power with respect to shares of our common stock beneficially owned, except that Mr. Talbert shares with one or more other individuals voting and investment power with respect to 5,000 shares of common stock. This column also includes shares of common stock held in the El Paso Corporation Benefits Protection Trust (as of February 29, 2008) as a result of deferral elections made in accordance with our benefit plans. These individuals share voting power with the trustee under that plan and receive dividend equivalents on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions. None of the shares of common stock reflected in this column have been pledged as security.

(2)	The directors and executive officers have the right to acquire the shares of common stock reflected in this column within 60 days of February 29, 2008, through the exercise of stock options. As of February 29, 2008, certain individuals listed in the table have vested stock options that have an exercise price of $40 or higher, which options are included in the table above. It is not likely that our stock price will reach $40 during the remaining terms of these stock options, thus it is not likely the stock options will be in-the-money before they expire by their own terms. The number of stock options at or above a $40 exercise price for Messrs. Braniff, Hall, Kuehn, Wyatt, Leland, Baker and Yardley is 5,000, 6,000, 8,000, 8,000, 144,375, 156,709 and 174,375 stock options, respectively. Stock options granted under our plans are not subject to execution, attachment or similar process and cannot be transferred, assigned, pledged or hypothecated in any manner other than by will or by the applicable laws of descent and distribution.

(3)	Based on 700,795,328 shares outstanding as of February 29, 2008.

(4)	According to a Schedule 13G/A filed on February 8, 2008, as of December 31, 2007, Franklin Resources, Inc. was deemed to beneficially own 56,493,607 shares of common stock.

(5)	According to a Schedule 13G filed on February 14, 2008, as of December 31, 2007, FMR LLC was deemed to beneficially own 37,109,628 shares of common stock.

(6)	Mr. Braniff’s beneficial ownership excludes 3,500 shares owned by his wife. Mr. Braniff disclaims any beneficial ownership in those shares.

(7)	Mr. Kuehn’s beneficial ownership excludes 28,720 shares owned by his wife or children. Mr. Kuehn disclaims any beneficial ownership in those shares.

(8)	Ms. McClean’s beneficial ownership includes 1,500 shares held by her husband’s IRA and 2,475 shares held in a revocable trust.

The following table sets forth, as of February 29, 2008, the number of common units of our master limited partnership, El Paso Pipeline Partners, L.P., owned by each of our executive officers and directors and all of our executive officers and directors as a group.

			Percentage of
		Common Units	Common Units
Title of Class	Name of Beneficial Owner	Beneficially Owned	Beneficially Owned (1)

Common Units	J. C. Braniff	0	*
Common Units	J. L. Dunlap	7,500	*
Common Units	R. W. Goldman	5,000	*
Common Units	A. W. Hall, Jr.	0	*
Common Units	T. R. Hix	0	*
Common Units	W. H. Joyce	0	*
Common Units	R. L. Kuehn, Jr.	62,070	*
Common Units	F. P. McClean	8,000	*
Common Units	J. M. Talbert	0	*
Common Units	S. J. Shapiro	6,000	*
Common Units	R. F. Vagt	0	*
Common Units	J. L. Whitmire	25,000	*
Common Units	J. B. Wyatt	15,000	*
Common Units	D. L. Foshee	25,000	*
Common Units	D. M. Leland	13,200	*
Common Units	B. J. Smolik	12,500	*
Common Units	R. W. Baker	5,000	*
Common Units	J. C. Yardley	10,000	*
	Directors and executive officers as a group (21 persons total), including those individuals listed above	196,270	*

*	Less than one percent

(1)	Based on 57,194,036 common units outstanding as of February 29, 2008.

INDIVIDUAL EXECUTIVE PROFILES

The following are individual executive profiles that summarize the compensation earned or paid in 2007 to our CEO, our CFO and our three other most highly compensated executive officers, whom we refer to as our “named executive officers.” The individual executive profiles provide biographical information and summarize the compensation disclosures that are provided in the Compensation Discussion and Analysis and executive compensation tables in this proxy statement. These profiles are supplemental and are being provided in addition to the detailed compensation tables required by the SEC that follow the Compensation Discussion and Analysis. We believe these profiles provide stockholders with a concise and easy to understand summary of 2007 compensation. The compensation information presented in the following executive profiles is calculated in accordance with the SEC regulations and is derived from the more detailed compensation tables that begin on page 43 of this proxy statement. Please consult those tables and the accompanying footnotes for an explanation of how the compensation information is calculated.

Douglas L. Foshee: Individual Executive Profile

President, Chief Executive Officer,
and a Director of El Paso Corporation

Age: 48
Tenure with El Paso: 5 years
Tenure in Industry: 26 years

MBA, Jesse H. Jones Graduate School of Management, Rice University
Graduate of Southwestern Graduate School of Banking, Southern Methodist University
BBA, Southwest Texas State University

Mr. Foshee has been President, Chief Executive Officer and a director of El Paso since September 2003. Prior to joining El Paso, Mr. Foshee served as Executive Vice President and Chief Operating Officer of Halliburton Company having joined that company in 2001 as Executive Vice President and Chief Financial Officer. Prior to Halliburton, Mr. Foshee served as President, Chief Executive Officer and Chairman of the Board of Nuevo Energy Company and Chief Executive Officer and Chief Operating Officer of Torch Energy Advisors, Inc. Mr. Foshee serves on the Federal Reserve Bank of Dallas, Houston Branch, as a director. Mr. Foshee serves on the Board of Trustees of Rice University where he chairs the Building and Grounds Committee and serves as a member of the Council of Overseers for the Jesse H. Jones Graduate School of Management at Rice University. He is a member of the Greater Houston Partnership Board and Executive Committee and serves as Chair of the Environment Advisory Committee. In addition, Mr. Foshee serves on the boards of Central Houston, Inc., Children’s Museum of Houston, Goodwill Industries, Small Steps Nurturing Center and the Texas Business Hall of Fame Foundation. Mr. Foshee also serves as a director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso’s publicly-traded master limited partnership, El Paso Pipeline Partners, L.P.

2007 Compensation1

Salary
Base Salary	$987,507
Performance-Based Cash Bonus	$1,518,000
Perquisites and Personal Benefits	$58,961

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock	$2,930,536
Stock Options	$2,017,100
Restricted Stock Dividends	$59,693

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit	$109,103

Retirement Savings Plan (RSP)
Company matching contribution to RSP	$10,125
Supplemental RSP benefit	$97,313
Annual earnings on supplemental RSP benefit	$19,043

2007 Total Compensation

Stock Ownership Requirements
Mr. Foshee’s ownership in our common stock exceeds the required ownership thresholds of five times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2007)

Voluntary Termination	$13,017,813
Involuntary Termination without Cause	$3,327,353	[2]
Retirement	$0	[2]
Death	$15,439,751	[2]
Disability	$8,718,048	[2]
Termination with Cause	$0	[2]
Change in Control of El Paso	$20,718,628	[2]

1	Please note total 2007 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Foshee is entitled to as a result of voluntary termination. Value of equity reflects $17.24, the closing price of our common stock on December 31, 2007.

D. Mark Leland: Individual Executive Profile

Executive Vice President and
Chief Financial Officer

Age: 46
Tenure with El Paso: 22 years
Tenure in Industry: 22 years

BBA, University of Puget Sound
Certified Management Accountant
Certified Internal Auditor

Mr. Leland has been Executive Vice President and Chief Financial Officer of El Paso since August 2005. Mr. Leland served as Executive Vice President of El Paso Exploration & Production Company from January 2004 to August 2005, and as Chief Financial Officer and a director from April 2004 to August 2005. He served as Senior Vice President and Chief Operating Officer of GulfTerra Energy Partners, L.P. and its general partner from January 2003 to December 2003, as Senior Vice President and Controller from July 2000 to January 2003, and as Vice President from August 1998 to July 2000. Mr. Leland has also worked in various capacities for El Paso Field Services and El Paso Natural Gas Company since 1986. Mr. Leland also serves as a director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso’s publicly-traded master limited partnership, El Paso Pipeline Partners, L.P.

2007 Compensation1

Salary
Base Salary	$513,567
Performance-Based Cash Bonus	$430,358
Perquisites and Personal Benefits	$0

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock	$1,153,438
Stock Options	$579,626
Restricted Stock Dividends	$15,867

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit	$0

Retirement Savings Plan (RSP)
Company matching contribution to RSP	$10,125
Supplemental RSP benefit	$35,038
Annual earnings on supplemental RSP benefit	$5,386

2007 Total Compensation

Stock Ownership Requirements

Mr. Leland’s ownership in our common stock exceeds the
required ownership thresholds of two times base salary, as
discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2007)

Voluntary Termination	$1,735,205
Involuntary Termination without Cause	$1,168,736	[2]
Retirement	$0	[2]
Death	$4,285,775	[2]
Disability	$1,852,082	[2]
Termination with Cause	$0	[2]
Change in Control of El Paso	$4,983,952	[2]

1	Please note total 2007 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Leland is entitled to as a result of voluntary termination. Value of equity reflects $17.24, the closing price of our common stock on December 31, 2007.

Brent J. Smolik: Individual Executive Profile

Executive Vice President and
President of El Paso Exploration
& Production Company

Age: 46
Tenure with El Paso: 2 years
Tenure in Industry: 24 years

BS, Petroleum Engineering, Texas A&M University

Mr. Smolik has been Executive Vice President of El Paso and President of El Paso Exploration & Production Company since November 2006. Prior to joining El Paso, Mr. Smolik was President of ConocoPhillips Canada from April 2006 to October 2006. Prior to the Burlington Resources merger with ConocoPhillips, he was President of Burlington Resources Canada from September 2004 to March 2006. From 1990 to 2004, Mr. Smolik held various engineering management and executive positions for Burlington Resources Inc.

2007 Compensation1

Salary
Base Salary	$550,008
Performance-Based Cash Bonus	$622,100
Perquisites and Personal Benefits	$337,425

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock	$768,964
Stock Options	$579,626
Restricted Stock Dividends	$27,594

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit	$27,913

Retirement Savings Plan (RSP)

Company matching contribution to RSP	$10,125
Supplemental RSP benefit	$12,563
Annual earnings on supplemental RSP benefit	$228

2007 Total Compensation

Stock Ownership Requirements

Mr. Smolik’s ownership in our common stock exceeds the required ownership thresholds of two times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2007)

Voluntary Termination	$53,580
Involuntary Termination without Cause	$986,333	[2]
Retirement	$0	[2]
Death	$3,867,695	[2]
Disability	$1,015,982	[2]
Termination with Cause	$0	[2]
Change in Control of El Paso	$5,084,363	[2]

1	Please note total 2007 Compensation does not tie directly to the Summary Compensation table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Smolik is entitled to as a result of voluntary termination. Value of equity reflects $17.24, the closing price of our common stock on December 31, 2007.

Robert W. Baker: Individual Executive Profile

Executive Vice President and
General Counsel

Age: 51
Tenure with El Paso: 25 years
Tenure in Industry: 27 years

JD, The University of Texas Law School
BA and BS, Business, Economics and Accounting, University of Delaware
Licensed to practice law In Texas and Louisiana

Mr. Baker has been Executive Vice President and General Counsel of El Paso since January 2004. From February 2003 to December 2003, he served as Executive Vice President of El Paso and President of El Paso Merchant Energy. He was Senior Vice President and Deputy General Counsel of El Paso from January 2002 to February 2003. Prior to that time, he worked in various capacities in the legal department of Tenneco Energy and El Paso since 1983. Mr. Baker also serves as the Executive Vice President and General Counsel of El Paso Pipeline GP Company, L.L.C., the general partner of EI Paso’s publicly-traded master limited partnership, El Paso Pipeline Partners, L.P.

2007 Compensation1

Salary
Base Salary	$451,257
Performance-Based Cash Bonus	$315,120
Perquisites and Personal Benefits	$752

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock	$1,076,543
Stock Options	$579,626
Restricted Stock Dividends	$16,124

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit	$42,776

Retirement Savings Plan (RSP)
Company matching contribution to RSP	$10,125
Supplemental RSP benefit	$28,266
Annual earnings on supplemental RSP benefit	$5,696

2007 Total Compensation

Stock Ownership Requirements

Mr. Baker’s ownership in our common stock exceeds the required ownership thresholds of two times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2007)

Voluntary Termination	$2,938,173
Involuntary Termination without Cause	$1,146,759	[2]
Retirement	$0	[2]
Death	$4,291,610	[2]
Disability	$2,139,783	[2]
Termination with Cause	$0	[2]
Change in Control of El Paso	$4,907,809	[2]

1	Please note total 2007 Compensation does not tie directly to the Summary Compensation table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Baker is entitled to as a result of voluntary termination. Value of equity reflects $17.24, the closing price of our common stock on December 31, 2007.

James C. Yardley: Individual Executive Profile

Executive Vice President,
Pipeline Group

Age: 56
Tenure with El Paso: 30 years
Tenure in Industry: 30 years

MBA, Harvard Business School
BA, Economics, Duke University

Mr. Yardley has been Executive Vice President of El Paso with responsibility for the regulated pipeline business unit since August 2006. He has served as President of Southern Natural Gas Company since May 1998, and President and Chairman of the Board of Tennessee Gas Pipeline since August 2006. He has also been Chairman of El Paso Natural Gas Company since August 2006. Mr. Yardley has been a member of the Management Committees of both Colorado Interstate Gas Company and Southern Natural Gas Company since their conversion to general partnerships in November 2007. Mr. Yardley served as Vice President, Marketing and Business Development for Southern Natural Gas Company from April 1994 to April 1998. Prior to that time, Mr. Yardley worked in various capacities with Southern Natural and Sonat Inc. beginning in 1978. Mr. Yardley also serves as the President and Chief Executive Officer of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso’s publicly-traded master limited partnership, El Paso Pipeline Partners, L.P.

2007 Compensation1

Salary
Base Salary	$500,004
Performance-Based Cash Bonus	$432,191
Perquisites and Personal Benefits	$38,818

Annual Long-Term Incentive Award

(Grant Date Fair Value)
Restricted Stock	$1,038,096
Stock Options	$579,626
Restricted Stock Dividends	$11,236

Retirement Benefits

Pension Plan
Annual increase in accumulated pension benefit	$0

Retirement Savings Plan (RSP)
Company matching contribution to RSP	$10,125
Supplemental RSP benefit	$38,004
Annual earnings on supplemental RSP benefit	$4,536

2007 Total Compensation

Stock Ownership Requirements

Mr. Yardley’s ownership in our common stock exceeds the required ownership thresholds of two times base salary, as discussed elsewhere in this proxy statement.

Payment Upon Termination
(As of December 31, 2007)

Voluntary Termination	$4,931,485
Involuntary Termination without Cause	$501,999	[2]
Retirement	$0	[2,3]
Death	$3,067,279	[2]
Disability	$930,758	[2]
Termination with Cause	$0	[2]
Change in Control of El Paso	$3,904,750	[2]

1	Please note total 2007 Compensation does not tie directly to the Summary Compensation Table.

2	Reflects incremental value of enhanced benefits above amounts Mr. Yardley is entitled to as a result of voluntary termination. Value of equity reflects $17.24, the closing price of our common stock on December 31, 2007.

3	Mr. Yardley is eligible for early retirement. The value of his retirement benefits is reflected under Voluntary Termination.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

At El Paso, stewardship and accountability are two of our core values. As active stewards, we strive to serve our customers and our shareholders by consistently building long-term value. In addition, accountability measures are a key part of the metrics we use to judge the performance of our company and the performance of our executive officers. These principles of stewardship and accountability play an integral role in our compensation programs, which are designed to reward performance and the creation of stockholder value.

The compensation discussion and analysis set forth below provides an explanation of our compensation programs, including the objectives of such programs and the rationale for each element of compensation, for our Chief Executive Officer and our other named executive officers. This section also describes the actions and decisions of the Compensation Committee of our Board of Directors, which oversees our compensation programs and sets executive officer compensation.

Our Compensation Programs

Our compensation programs, which reflect our core values of stewardship and accountability, have two primary and straight-forward objectives:

•	attract, retain and motivate high-performing executive talent, and

•	align the interests of our executive officers with both the short-term and long-term interests of our stockholders.

We believe these designs are accomplished by providing our executives with a competitive mix of short-term and long-term compensation, by rewarding superior performance, and by linking a significant portion of each officer’s pay to specific, measurable performance goals.

Compensation Committee

The Compensation Committee of the Board of Directors has primary responsibility for determining and approving, on an annual basis, the total compensation level of our CEO and other senior officers who are subject to Section 16(a) of the Exchange Act, who we refer to as our executive officers. The Compensation Committee receives information and advice from its compensation consultant as well as from our human resources department and management to assist in compensation determinations.

Compensation Consultant

The Compensation Committee has retained Deloitte Consulting (“Deloitte”) as its independent compensation consultant. Deloitte advises the committee on an ongoing basis with regard to the general competitive landscape and trends in compensation and executive and director compensation matters, including (i) competitive benchmarking, (ii) incentive plan design, (iii) performance metrics testing, (iv) peer group selection, (v) updates on trends in executive and director compensation, (vi) review of the compensation discussion and analysis and related tables included in our proxy statement, and (vii) handling other matters requested by the Compensation Committee. The compensation consultant is directly accountable to the Compensation Committee and the committee approves all fees paid to the consultant for such compensation advice.

Certain Deloitte affiliates are also engaged by El Paso to provide the following services: tax and tax-related services, financial advisory services, process optimization consulting and technology consulting. The Compensation Committee and El Paso believe that each of these relationships is separate and independent and does not impair Deloitte’s ability to provide independent advice to the committee.

Role of Management and CEO in Determining Executive Compensation

While the Compensation Committee has the responsibility to approve and monitor all compensation for our named executive officers, we, as management, play an important role in determining executive compensation. At the Compensation Committee’s request, we recommend appropriate company-wide and business unit financial and non-financial performance goals. We work with the compensation consultant to analyze competitive market data and to recommend base salary levels, annual incentive awards and long-term incentive awards for all officers and employees. We also work with the Compensation Committee to establish the agenda and prepare meeting information for each Compensation Committee meeting. Our CEO likewise assists the Compensation Committee by providing his evaluation of the performance of the executive officers who report directly to him, and recommends compensation levels for such officers. The Compensation Committee also has a process for soliciting from the CEO a candid and critical self-assessment of his own performance.

Elements of Executive Compensation

Total Compensation.  Our named executive officers’ total annual compensation includes three principal elements:

•	base salary,

•	performance-based annual cash incentive, and

•	long-term equity-based incentive awards.

We also provide our executives with retirement and welfare benefits as well as certain limited perquisites.

While we seek to provide each executive officer with a level of cash compensation commensurate with the executive’s professional status in the form of base salary, our main focus is on at-risk, performance-based pay. Such performance-based pay is designed to reward stewardship and accountability, to align our executive officers’ interests with those of our stockholders and to promote the creation of stockholder value.

•	Base Salary. Base salary is paid for ongoing performance throughout the year and consists of fixed cash salary. We pay base salaries in order to provide our executive officers with a level of assured cash compensation sufficient, together with performance-based incentives, to motivate the executives to perform at a consistently high level. The Compensation Committee reviews base salaries annually to ensure they are competitive and commensurate with each named executive officer’s job responsibilities and the executive officer’s performance.

•	Performance-Based Annual Cash Bonuses. Annual cash incentive bonuses are paid to reward short-term performance and the achievement of pre-established performance goals. The Compensation Committee establishes the annual cash incentive bonus opportunity for each named executive officer at the beginning of the year. Annual cash incentive bonuses are paid after the end of a calendar year once the Compensation Committee has determined our company’s performance (and, where appropriate, the performance of our corporate shared services group and our pipeline and exploration and production business units) and each named executive officer’s performance relative to the performance goals that were established at the beginning of each year.

•	Long-Term Equity Incentive Awards. We use restricted stock and stock options for our long-term incentive awards. The Compensation Committee believes restricted stock and stock options are appropriate forms of long-term incentive because these awards tie directly to the performance of our common stock and motivate the named executive officers to build stockholder value. The Compensation Committee further believes that annual grants of restricted stock and stock options provide an effective means of executive retention because the awards focus on long-term value and vest over a period of years. The target value of long-term incentive awards is allocated approximately 50% in restricted stock and 50% in stock options. The amount of equity available to fund the restricted stock portion of the equity pool is based on the achievement of pre-established performance goals: 50% on our achievement of the annual overall corporate performance goals and 50% on our relative total shareholder return (“TSR”) compared to our peer group of companies. The Compensation Committee believes this allocation is appropriate because restricted stock is designed to reward our named executive officers for the achievement of the performance goals, as well as to provide an incentive to create additional stockholder value. In contrast, stock options are not adjusted for either corporate or individual performance and are granted at target levels.

The Compensation Committee believes this is appropriate because the value of stock options is recognized only if our stock price increases, thereby creating value for all of our stockholders. A named executive officer will forfeit his or her long-term incentive awards if he or she voluntarily terminates employment prior to vesting or is terminated for cause.

Retirement Benefits.  Our named executive officers participate in our Pension Plan and our Retirement Savings Plan, which are broad-based plans provided to all eligible employees. Our named executive officers also participate in our supplemental benefits plans.

The Retirement Savings Plan is a defined contribution 401(k) plan which provides for immediate vesting of benefits for both participant contributions and company matching contributions. Participating employees may electively contribute up to 50% of their eligible compensation into the plan. We contribute an amount equal to 75% of each participant’s voluntary contributions under the plan, up to a maximum of 6% of eligible compensation for each participant.

The Pension Plan is a defined benefit plan which provides pension benefits under a cash balance formula. The Pension Plan’s cash balance formula defines participant benefits in terms of a notional account balance based on quarterly interest credits and pay credits (determined by age and years of service). Participants are fully vested in their pension benefits upon the earliest of the completion of 5 years of service or attainment of age 65. Effective January 1, 2008, the vesting requirement was reduced from 5 to 3 years of service.

The Code places limitations on the amount of compensation that can be considered when calculating benefits under the Pension Plan and making contributions to the Retirement Savings Plan. These excess benefits are payable under our supplemental benefits plans. The supplemental benefits plans are described in more detail on pages 54 and 55 of this proxy statement. See page 53 of this proxy statement for the Pension Benefits table and further discussion regarding the actuarial present value of the named executive officers’ accumulated pension benefits under the Pension Plan and supplemental benefits plans.

Health and Welfare Benefits.  We offer subsidized health and group benefits to all eligible employees. Each named executive officer may elect to receive the health and group benefits that are generally available to all employees subject to the payment of required premiums. We offer comprehensive cafeteria-style health and group benefits, which include medical, dental, vision, disability and life insurance coverage as well as dependent day-care and healthcare flexible spending accounts. In addition, each named executive officer participates in our Senior Executive Survivor Benefits Plan, which provides the officers with survivor benefit coverage in lieu of coverage generally provided under our group life insurance plan. The amount of the executive officer’s survivor benefit, on an after-tax-basis, is two and one-half times the executive officer’s annual salary. See page 58 of this proxy statement for a description of our Senior Executive Survivor Benefits Plan.

Perquisites and Personal Benefits.  We seek to maintain equal standards of treatment between our executive officers and our non-executive employees, and in 2003 we eliminated perquisite and benefit allowances for all officers. While we no longer provide perquisite allowances, we do provide certain benefits which we consider to be business expenses that could be characterized as having a personal benefit. Specifically, we provide a separate parking space (with no incremental cost to us) for our CEO, Mr. Foshee. Our named executive officers may use season tickets purchased by us to attend sporting events when the tickets are not otherwise being used for business reasons (with no incremental cost to us). We make available for business use to our executive officers private aircraft that we have entered into lease agreements to use, and there are limited instances when the named executive officers are permitted to use leased aircraft for personal travel or to bring personal guests as passengers on business-related flights. When the executive officer’s use of leased aircraft or a guest’s travel does not meet the Internal Revenue Service’s (“IRS”) standard for business use, but nevertheless is determined by us to be business-related, the cost of that travel is imputed as income to the officer and a gross-up payment for taxes is provided. We pay for the costs of annual physicals for all of our officers, including the named executive officers. In addition, during 2007, we paid for the installation of a home security system for Mr. Foshee. We do not have any outstanding loans with our executive officers, and no loans of any kind have been made by us to our executive officers since federal law prohibited this practice in 2002.

Factors Considered When Determining Total Compensation

Competitive Benchmark Data — the Starting Point.  When making compensation decisions, we review the compensation paid to our CEO and other named executive officers relative to the compensation paid to similarly-situated executives at our peer companies. This practice is often referred to as “benchmarking.” We also utilize survey data representing the market of companies in which we compete for executive talent as an additional means of benchmarking. While we believe benchmarks are helpful and provide a point of reference, they are not determinative. Rather, competitive benchmarking is a starting point in our evaluation of total executive compensation.

The Compensation Committee is provided market data compiled by its independent compensation consultant and our human resources department. This comparative information provides a basis for the evaluation of the compensation paid to our named executive officers. The committee then reviews the benchmarking data together with each officer’s job responsibilities and individual performance, internal pay equity, and performance against pre-established targets, each as described below, in making compensation decisions. The committee also reviews an analysis of wealth accumulation and potential payments upon various termination scenarios as part of its competitive compensation decisions as described below.

The Compensation Committee generally sets total compensation targets for our executives, including base salary, performance-based annual incentives, and long-term equity awards, near the market median of our peer comparables. However, because comparative data is just one of several analytic tools that are used in determining executive officer compensation, pay may exceed or be less than the median range of comparative compensation based on:

•	the level of achievement of our pre-established performance goals,

•	our performance against our peer group,

•	individual performance,

•	scope of job responsibilities, and

•	internal equity considerations.

The 2007 total direct compensation targets for our named executive officers fell at the 55th percentile when compared to 2006 proxy and survey data (based on the most recent information available in March 2007).

El Paso’s Peer Groups — 2007 and 2008.  The Compensation Committee selects an appropriate peer group of companies to review executive officer compensation and to compare TSR relative to our performance. TSR is utilized as a metric in funding a portion of the long-term equity pool, described later in this compensation discussion and analysis. The Compensation Committee established our peer group of companies in 2006, initially consisting of 11 diversified energy companies and 7 non-diversified energy companies. The peer group of companies was selected by identifying U.S. publicly traded companies competing in the energy industry that had revenues and business characteristics similar to us. The peer group of companies included a proportional weighting of pipeline companies and exploration and production companies and a balanced range of revenues within the peer group. In February 2007, the Compensation Committee, upon advice from its compensation consultant, approved certain changes to our peer group for 2007. Specifically, Western Gas Resources, Inc. and Kinder Morgan, Inc. were removed from the peer group and Spectra Energy Corp., the former natural gas business of Duke Energy, which became a stand-alone, publicly traded company in January 2007, was added. Western Gas Resources, Inc. was removed because it had been acquired by Anadarko Petroleum Corp. during 2006, and Kinder Morgan was removed because of its acquisition by investors who intended to take the company private during the first part of 2007. Following these revisions, our peer group for 2007 consisted of the following companies:

Anadarko Petroleum Corp.	Equitable Resources, Inc.	Sempra Energy
Apache Corp.	NiSource, Inc.	Southern Union Co.
CenterPoint Energy, Inc.	ONEOK, Inc.	Spectra Energy Corp.
Devon Energy Corp.	PG&E Corp.	Transcanada Corp.
Dominion Resources, Inc.	PPL Corp.	Williams Companies, Inc.
Enbridge, Inc.	Questar Corp.

In October 2007, the Compensation Committee, in consultation with its compensation consultant, elected to approve a revised peer group for use starting in 2008. The revised peer group is comprised of our 2007 peer group (with the exception of PG&E Corporation and PPL Corporation, which in each case were removed due to their lack of comparable gas and pipeline business), as well as certain additional companies with which we compete for executive talent. The revised peer group is comprised of a proportional mix of exploration and production, pipeline and diversified energy companies within the oil and gas and electric and gas industries. The revised peer group consists of 22 companies, and is made up of 45% pipeline/utility companies, 41% exploration and production companies, and 14% diversified energy companies. Our peer group for 2008 is comprised of the following companies:

Anadarko Petroleum	Equitable Resources, Inc.	Questar Corporation
Apache Corporation	National Fuel Gas	Sempra Energy
CenterPoint Energy, Inc.	Newfield Exploration	Southern Union Company
Chesapeake Energy Corporation	NiSource Inc.	Spectra Energy Partners
Devon Energy Corporation	Noble Energy Company	TransCanada Corporation
Dominion Resources, Inc.	ONEOK, Inc.	Williams Companies
Enbridge Inc.	Pioneer Natural Resources	XTO Energy Inc.
EOG Resources, Inc.

External Market Conditions and Individual Factors.  As discussed above, while benchmarking data is helpful in assessing the overall competitiveness of our compensation program, we believe our executive compensation program must take into account external market conditions and individual factors. Some of these factors include the executive’s level of experience, the executive’s tenure and responsibilities within our company, the executive’s position and the appropriate competitive pressures for that position within the industry, and of course, performance. In addition, the Compensation Committee asks its compensation consultant to provide it with an objective opinion regarding total executive compensation levels relative to each individual executive’s responsibilities.

Internal Pay Equity.  We also believe that our executive compensation program must be internally consistent and equitable in order to motivate our employees to create stockholder value. We are committed to internal pay equity and our Compensation Committee closely monitors, on an annual basis, the relationship between the compensation of our named executive officers and the compensation of our non-managerial employees. In 2007, the Compensation Committee reviewed a comparison of CEO pay and senior management pay to non-management employee pay. This analysis included a three-year period from 2004 through 2006. With respect to our CEO, the results showed a flat trend in base salary, a slightly increasing trend in bonus, and a slightly decreasing trend in total compensation in comparison to non-management employees. With respect to our other named executive officers, the results showed a slightly increasing trend in base salaries and bonuses, and a slightly decreasing trend in total compensation in comparison to non-management employees. Overall, it was noted that the disparity in total compensation between all of our named executive officers and non-management employees is on a slightly decreasing trend due primarily to reduced equity awards to the former group consistent with our lower TSR performance relative to our peer group. The Compensation Committee will continue to periodically conduct these analyses to monitor and avoid any unjustified widening of compensation differentials.

Tally Sheets and Payments upon Termination Events.  When making compensation decisions, the Compensation Committee reviews tally sheets prepared for each of our named executive officers. These tally sheets are prepared by the compensation group of our human resources department and are reviewed by the compensation consultant. The tally sheets quantify the elements of each named executive’s total compensation, including base salary, annual incentive bonus, and long-term equity grants.

The committee also reviews tally sheets reflecting the potential payments upon various termination scenarios. These termination scenarios include voluntary termination, involuntary termination without cause, termination with cause, retirement, death, disability and termination within two years following a change in control. The tally sheets provide the total remuneration that would be payable to the named executive officers, including all aspects of each named executive officer’s compensation and benefits under our plans. In addition to qualified plan benefits, our named executive officers may be entitled to post termination benefits under the following plans:

•	Severance Pay Plan: a broad-based severance plan available to all of our employees which provides benefits following an involuntary termination without cause. The maximum amount of severance payable under the plan is one times the employee’s annual salary.

•	2004 Key Executive Severance Protection Plan: a plan covering key executive personnel, including our named executive officers, which provides for payment of severance benefits in the event of a participant’s involuntary termination of employment or termination for good reason within 2 years following a change in control. The plan provides benefits only upon a double triggering event, meaning both a change in control and an involuntary termination of employment must occur.

•	Senior Executive Survivor Benefits Plan: a plan which provides our named executive officers with survivor benefit coverage in lieu of the coverage provided generally to employees under our group life insurance plan in the event of a named executive officer’s death. The amount of the executive officer’s survivor benefit, on an after-tax-basis, is two and one-half times the executive officer’s annual salary.

In its most recent review of tally sheets, the Compensation Committee discovered no unintended consequences of the compensation program design, and consequently no material changes were made or deemed necessary to the executive compensation program or the individual elements of our executive officers’ compensation as a result of this review.

See the section entitled Potential Payments upon Termination or Change in Control beginning on page 56 of this proxy statement for the total amount of compensation and benefits each named executive officer could receive as a result of the various termination events and a description of our Severance Pay Plan, Senior Executive Survivor Benefits Plan and 2004 Key Executive Severance Protection Plan.

Wealth Accumulation.  The Compensation Committee reviews annually all of the elements of total compensation paid to each named executive officer during the prior five-year period, including base salaries, annual cash incentive bonuses, the value of long-term incentive awards and any special payments made to an individual named executive officer. The committee also reviews the projected value of each named executive officer’s accumulated equity grants over the subsequent five-year period based upon various stock appreciation scenarios. This is done to more effectively analyze not only the amount of compensation each named executive officer has accumulated to date, but also to better understand the amount the named executive officer could accumulate in the future. In connection with the Compensation Committee’s 2007 review, no unintended consequences of the compensation program design were discovered and no material changes were made or deemed necessary to the executive compensation program as a result of this review.

Employment Agreements

We do not enter into employment agreements with our executive officers. However, in certain limited circumstances, we have entered into letter agreements to assist in recruiting critical talent at critical times.

We entered into a letter agreement with Mr. Foshee to serve as our President and CEO in 2003, at a time when our company was experiencing significant difficulties. The letter agreement was designed to recruit and motivate Mr. Foshee and to compensate him for the risk associated with his position. The letter agreement outlines the basic terms of his initial compensation arrangement.

We also entered into a letter agreement with Mr. Smolik to serve as our Executive Vice President and President of our exploration and production business in 2006, which letter agreement outlines the basic terms of his initial compensation arrangement.

A description of the letter agreements with Messrs. Foshee and Smolik can be found in the narrative following the Grants of Plan-Based Awards table.

We do not have letter agreements with any of our other named executive officers.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements with each member of our Board of Directors and certain officers, including each of the named executive officers. These agreements reiterate the rights to indemnification that are provided to our Board and certain officers under our By-laws, clarify procedures related to those rights, and provide that such rights are also available to fiduciaries under certain of our employee benefit plans. As is the case under the By-laws, the agreements provide for indemnification to the full extent permitted by Delaware law, including the right to be paid the reasonable expenses (including attorneys’ fees) incurred in defending a proceeding related to service as a director, officer or fiduciary in advance of that proceeding’s final disposition. El Paso may maintain insurance, enter into contracts, create a trust fund or use other means available to provide for indemnity payments and advances. In the event of a change in control (as defined in the indemnification agreements), El Paso is obligated to pay the costs of independent legal counsel who will provide advice concerning the rights of each director and officer to indemnity payments and advances.

Stock Ownership Requirements

Our corporate governance guidelines impose stock ownership requirements on our executive officers. These stock ownership requirements are designed to emphasize stock ownership by our executive officers and to further align their interests with our stockholders — through good times and bad. These requirements are as follows:

Position	Minimum Aggregate Value

Chief Executive Officer	5 x base salary
Other Executive Officers	2 x base salary

Each executive officer is required to meet the ownership threshold within five years of election as an executive officer. As of December 31, 2007, each of our named executive officers’ ownership in our common stock exceeded the required ownership thresholds and did so in the requisite time frames. See pages 6 and 7 of this proxy statement for further information regarding the stock ownership requirements for our executive officers.

Determination of 2007 Compensation

2007 Annual Base Salary Adjustments and 2007 Target Bonus Opportunities

At the beginning of 2007, the Compensation Committee considered whether adjustments would be made to the annual base salaries and target bonus opportunities for our named executive officers. On February 13, 2007, the Compensation Committee adjusted Messrs. Foshee’s, Leland’s and Baker’s base salaries based on individual performance and 2007 market conditions. The Compensation Committee decided not to provide salary increases for Messrs. Smolik and Yardley for 2007 because each executive was relatively new to his current position at the time the base salary adjustments were considered, Mr. Smolik being hired in November 2006, and Mr. Yardley being promoted in August 2006. No adjustments were made to the named executive officer’s 2007 target bonus opportunities. The following tables set forth the base salaries and annual target bonus opportunities for the named executive officers. The base salary adjustments for 2007 were effective April 1, 2007.

Annual Base Salaries

	2006 Base Salary	2007 Base Salary	2006-2007
	Effective 4/1/06	Effective 4/1/07	Percentage
Name	($)	($)	Increase

Douglas L. Foshee	$950,004	$1,000,008	5%
D. Mark Leland	$495,000	$519,756	5%
Brent J. Smolik	$550,008	$550,008	0%
Robert W. Baker	$434,940	$456,696	5%
James C. Yardley	$500,004	$500,004	0%

Target Bonus Opportunities

	2006 Target	2007 Target
	Bonus	Bonus	2006-2007
	Opportunity	Opportunity	Percentage
Name	(% of Salary)	(% of Salary)	Increase

Douglas L. Foshee	120%	120%	0%
D. Mark Leland	60%	60%	0%
Brent J. Smolik	90%	90%	0%
Robert W. Baker	60%	60%	0%
James C. Yardley	75%	75%	0%

Annual Cash Incentive Awards for 2007 Performance

On February 6, 2008 the Compensation Committee approved the amount of the named executive officers’ annual cash incentive awards for 2007 performance. The following discussion sets forth the process the Compensation Committee followed in determining the amount of each named executive officer’s annual cash incentive award for 2007 performance. The annual cash incentive bonuses for 2007 performance are scheduled to be paid in March 2008.

Performance Goals.  At the beginning of 2007, the Compensation Committee established a threshold, target and maximum annual cash incentive bonus level for each of the named executive officers (see the ranges of cash incentive bonuses as a percentage of base salary on page 38). The Compensation Committee also established corporate and business unit financial and non-financial performance goals. In a change from prior years, the Compensation Committee approved a threshold, target and maximum for each performance goal, as opposed to solely a threshold and target goal. This change was made in consultation with the Compensation Committee’s independent compensation consultant and was done to ensure that above-target incentives correspond with superior satisfaction of the related goal. As an additional change, the committee approved designated weightings for each goal. This change was made to ensure a more formulaic method of calculating annual incentives.

Our 2007 corporate financial goals, which are the primary goals used in determining the annual incentive bonuses for our named executive officers, were as follows:

	2007 Goals
Corporate Financial Goals	Threshold	Target	Maximum	Weighting

Earnings Per Share(1)	$0.77	$0.91	$1.05	35%
EBITDA(1)	$2,926 MM	$3,075 MM	$3,209 MM	35%
Cash Flow from Operations	$1,600 MM	$2,120 MM	$2,720 MM	15%
Debt (net of cash)	$12,200 MM	$11,600 MM	$11,000 MM	15%

(1)	Excluded planned debt repurchase costs.

In addition, the Compensation Committee approved additional performance goals for our corporate shared services group and our pipeline and exploration and production business units. For our corporate shared services group, the 2007 financial goals included the corporate goals listed above, plus an additional goal of corporate cost. For our pipeline business unit, the 2007 financial goals were based on value creation, which is a measure of the cash value created in excess of the cost of invested capital. For our exploration and production (“E&P”) business unit, the 2007 financial goals included EBITDA, cash costs, average daily production rates measured in million cubic feet of natural gas equivalent per day (MMcfe/d), present value ratio, and reserve replacement cost.

Our corporate and business unit financial goals were set in alignment with our strategic plan and objectives for the year. In making the determination of the threshold, target and maximum levels, the Compensation Committee considered the specific circumstances expected to be faced by our company and its business units in 2007. Generally, target levels are set such that the relative difficulty of achieving the target level is consistent from year to year. Corporate and corporate shared services performance was determined to be above the target level for 2006 and

2005 performance and at target level for 2004 performance. For 2006, 2005 and 2004 performance, our pipeline business unit achieved performance above the target level that was set for each of those years and our E&P business unit achieved performance below the target level that was set for each of those years.

The Compensation Committee also approved certain non-financial goals for our corporate shared services group and business units, including certification of compliance with our Code of Business Conduct by 100 percent of our employees, no material weakness in our internal controls over financial reporting, and safety goals relating to (i) recordable injuries, (ii) preventable vehicle incident rates, and (iii) the number of spills outside of secondary containment. The 2007 non-financial goals also included a goal relating to the successful in-line inspection of our pipelines as part of our pipeline integrity program.

Potential Adjustment Considerations.  At the same time the performance goals were approved, the Compensation Committee approved a list of potential adjustment categories relating to unusual or extraordinary events that the committee could consider, in its discretion, in evaluating whether the 2007 performance goals had been achieved.

Weighting of Corporate and Business Unit Goals

The annual cash incentive awards for our named executive officers, including our business unit heads, are primarily weighted towards the achievement of our corporate financial goals. With respect to our business unit heads, including Mr. Smolik and Mr. Yardley, the Compensation Committee determined it would be appropriate to weight their annual bonuses primarily on corporate performance to ensure the business unit heads are aligning the performance of their business units with corporate performance. Below is a chart summarizing the weighting of the corporate and business-unit goals for purposes of determining each officer’s annual incentive award.

Performance Weights for Named Executive Officers
Annual Incentive Awards

		Corporate
		Shared Services	Exploration &
Named Executive Officer	Corporate Goals	Goals	Production Goals	Pipeline Goals

Douglas L. Foshee	75%	25%
D. Mark Leland	75%	25%
Brent J. Smolik	75%		25%
Robert W. Baker	75%	25%
James C. Yardley	75%			25%

Funding of the Annual Incentive Bonus Pool — Negative Discretion.  The Compensation Committee uses “negative discretion” in funding the pool available for annual incentive awards for our corporate, corporate shared services, E&P and pipeline employees. For purpose of Section 162(m) of the Code, the annual incentive pool is funded at maximum to the extent any of the corporate financial goals are achieved at threshold performance. The Compensation Committee then exercises its negative discretion to reduce the funding of the incentive pool to reflect actual corporate, business unit and individual performance. By setting a high amount which can then be reduced, we believe our annual incentive payments qualify for full deductibility under Section 162(m) of the Code. This reduction is not a negative reflection on the performance of our company or our named executive officers, but rather is done to ensure maximum flexibility with respect to the payment of performance-based bonuses. If the Compensation Committee were to have instead funded the incentive pool at a minimum threshold and used discretion to increase the amounts to reflect company and individual performance, actual payouts would not qualify for the Section 162(m) tax deduction. For further information on Section 162(m), see the description of Section 162(m) beginning on page 42 of this proxy statement.

After the 2007 financial results became available, the Compensation Committee determined the appropriate funding of the 2007 annual incentive bonus pool based on the achievement of the pre-established financial and non-financial performance goals for the year and the pre-approved adjustment factors. The following table sets forth the percentage that the annual incentive bonus pool is funded based on the level of performance relative to the performance goals that were established for the year.

Funding of the
Annual Incentive Bonus Pool

Performance	Pool Funding

Maximum Goals Met	150%(1)
Target Goals Met	100%(2)
Threshold Goals Met	50%(3)
Threshold Not Met	0%(4)

(1)	The maximum funding of the annual incentive bonus pool is 150% for performance at or above the maximum performance level.

(2)	For performance above target but below maximum, actual funding is between 100%-150%, as determined by the Compensation Committee.

(3)	For performance above threshold but below target, actual funding is between 50%-100%, as determined by the Compensation Committee.

(4)	No annual incentive awards will be made if the minimum threshold is not met for at least one of the overall corporate financial goals.

Individual Performance Adjustment.  As mentioned above, accountability plays an important role in our compensation programs, and individual performance is an important factor in determining annual incentives. In addition, individual performance goals support our objectives of being the place to work, the neighbor to have, and the company to own. Each year, our named executive officers receive an individual performance rating based on an evaluation of the executive officer’s individual contribution and performance against his or her individual performance goals for the year and determined through our performance management program. Individual performance goals for 2007 included leadership training and development initiatives, recruiting top talent for key management positions, finalizing the ANR sale, controlling costs, successful IPO of our master limited partnership, supporting volunteer efforts in the communities in which we work, and continued improvement of metrics in our E&P business. The Compensation Committee applies the individual rating assigned to each named executive officer as an adjustment performance factor to determine the executive officer’s actual annual cash incentive award. Based on such individual performance rating, the individual performance factor can range between 0 and 150%, as determined by the Compensation Committee.

Under this formula, the maximum bonus opportunity is 225% of the target bonus calculated by taking 150% of the maximum annual incentive bonus pool times 150% of the maximum individual performance adjustment factor in the case of exceptional performance by our company and the individual executive. The range of annual cash incentive bonuses, based on the level of company performance (and, where appropriate, the performance of our business units) and the individual executive, is illustrated as a percentage of base salary for each named executive officer in the following table. The actual percentage of cash incentive bonuses could be at any level between the minimum and maximum percentages based on performance.

Range of Cash Incentive Bonuses as a Percentage of Base Salary for 2007

	Minimum
	Threshold
	Not Met	Minimum	Target	Maximum (1)

Douglas L. Foshee	0%	60%	120%	270%
D. Mark Leland	0%	30%	60%	135%
Brent J. Smolik	0%	45%	90%	202.50%
Robert W. Baker	0%	30%	60%	135%
James C. Yardley	0%	37.50%	75%	168.75%

(1)	On February 13, 2007, the Compensation Committee determined that the range of cash incentive bonuses for all our named executive officers would be would be capped at 2.25 times each named executive officer’s target bonus opportunity for the year.

The potential range of values of the annual cash incentive awards for 2007 performance for each of the named executive officers is reflected in the Grants of Plan-Based Awards table in the “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” column on page 47 of this proxy statement.

El Paso Performance.  On February 6, 2008, the Compensation Committee reviewed the actual performance of our company and its business units relative to the corporate and business unit performance goals that were established for the year. In reviewing our actual performance relative to the corporate financial goals, the Compensation Committee determined that it would be appropriate to consider certain pre-approved adjustment factors established in early 2007, including the effects of significant commodity price fluctuations, acquisitions, the effect of asset sales and impairments, and the impact of legacy items in the power, marketing and corporate segments. In addition, the committee considered the impact on our earnings, cash flow and net debt relating to our acquisition of Peoples Energy Production Company. The Compensation Committee also took into consideration the earnings and strategic benefits from the successful initial public offering in November 2007 of El Paso Pipeline Partners, L.P., El Paso’s master limited partnership, in assessing the achievement of the financial goals. Based on these additional factors, the Compensation Committee determined that El Paso achieved:

•	adjusted earnings per share of $0.88, which is above the threshold performance goal of $0.77, but below the target of $0.91;

•	adjusted EBITDA of $3,177 million, which is above the target goal of $3,075 million;

•	adjusted cash flow from operations of $1,877 million, which is above the threshold performance goal of $1,600 million, but below the target of $2,120 million; and

•	adjusted outstanding debt (net of cash) of $11,245 million, which is less than the target of $11,600 million and therefore above target achievement.

In addition, the Compensation Committee determined that our corporate shared services group and our pipeline and E&P business units achieved their respective financial goals and substantially all of the non-financial performance goals.

Based on these results, for the 2007 performance period, the Compensation Committee approved cash incentive bonuses above target for corporate and corporate shared services performance, above target for our pipeline business unit, and above target for our E&P business unit.

Chief Executive Officer 2007 Annual Incentive.  Based on the policies described earlier in this compensation discussion and analysis, the Compensation Committee reviewed all elements of Mr. Foshee’s total compensation for 2007, including his annual base salary, annual cash incentive bonus and long-term incentive award. Based on the Compensation Committee’s review of these and external factors, they found Mr. Foshee’s total compensation to be reasonable and not excessive. Under Mr. Foshee’s leadership, 2007 marked El Paso’s fifth consecutive year of continuous improvement. Our pipeline business unit put six expansion projects in place and enters 2008 with a multi-billion project backlog. Our E&P business unit increased production by 8%, decreased costs, high-graded its portfolio and made important international progress. In addition, El Paso completed a successful initial public offering of its master limited partnership, El Paso Pipeline Partners, L.P., and completed the sale of ANR Pipeline Company, our Michigan storage assets, and our 50% interest in Great Lakes Gas Transmission. Having reviewed the contribution that Mr. Foshee made to El Paso’s performance in 2007, the Compensation Committee believes that he continues to demonstrate the integrity, planning and leadership qualities that the executive compensation program was designed to foster and reward. In light of the foregoing, the Compensation Committee concluded that Mr. Foshee should receive an annual cash incentive bonus for his 2007 performance in the amount of $1,518,000, which is based 75% on our above target corporate performance and 25% on our above target corporate shared services performance, as well as Mr. Foshee’s individual performance. The amount was calculated by starting with the maximum bonus amount payable for Code Section 162(m) purposes, which was then reduced to reflect the following formula:

target bonus X weighted corporate/business unit funding percentage X individual performance factor = annual incentive award

The amount awarded to Mr. Foshee for his annual cash incentive bonus for 2007 performance is included in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” on page 43 of this proxy statement.

2007 Annual Incentives for Other Named Executive Officers.  The Compensation Committee reviewed all elements of total compensation for the other named executive officers for 2007 in the same manner as the committee reviewed the total compensation of our CEO. The committee also considered recommendations from our CEO regarding total compensation for those executives reporting directly to him. Based upon corporate, corporate shared services and business unit performance for 2007, as well as the individual performance of the other named executive officers, the Committee concluded that:

•	Mr. Leland should receive an annual cash incentive bonus for his 2007 performance in the amount of $430,358, which is based 75% on our above target corporate performance and 25% on our above target corporate shared services performance, as well as Mr. Leland’s individual performance;

•	Mr. Smolik should receive an annual cash incentive bonus for his 2007 performance in the amount of $622,100, which is based 75% on our above target corporate performance and 25% on our E&P business unit’s above target performance, as well as Mr. Smolik’s individual performance;

•	Mr. Baker should receive an annual cash incentive bonus for his 2007 performance in the amount of $315,120, which is based 75% on our above target corporate performance and 25% on our above target corporate shared services performance, as well as Mr. Baker’s individual performance; and

•	Mr. Yardley should receive an annual cash incentive bonus for his 2007 performance in the amount of $432,191, which is based 75% on our above target corporate performance and 25% on our pipeline business unit’s above target performance, as well as Mr. Yardley’s individual performance.

The amount awarded to these executive officers for their annual cash incentive bonuses for 2007 performance is included in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” on page 43 of this proxy statement. The following is a comparison of each named executive officer’s target annual cash incentive bonus versus the actual amount that will be paid to the executive officer for his annual cash incentive bonus for 2007 performance.

Target vs. Actual
Annual Cash Incentive Bonuses
Paid for 2007 Performance

	Target	Actual
	Cash Incentive Bonus (1)	Cash Incentive Bonus (2)

Douglas L. Foshee	$1,200,010	$1,518,000
D. Mark Leland	$311,854	$430,358
Brent J. Smolik	$495,007	$622,100
Robert W. Baker	$274,018	$315,120
James C. Yardley	$375,003	$432,191

(1)	The range of potential annual cash incentive bonuses for 2007 performance for each named executive officer is reflected in the Grants of Plan-Based Awards table in the “Estimated Possible Payments under Non-Equity Incentive Plan Awards” column.

(2)	Annual cash incentive bonuses for 2007 performance are scheduled to be paid in March 2008.

Long-Term Incentive Awards

We use our stockholder approved 2005 Omnibus Incentive Compensation Plan, or omnibus plan, for long-term incentive awards. Under the omnibus plan, the Compensation Committee is the plan administrator with respect to employees subject to Section 162(m) of the Code and Section 16 of the Exchange Act, which includes our named executive officers. The Compensation Committee determines the timing of when the annual grants of restricted stock and stock options to such executives will occur as well as the terms and restrictions applicable to such grants.

The Compensation Committee approves the annual grant to our executive officers after the financial results are available for the prior fiscal year and selects a future grant date (usually several weeks subsequent to the Compensation Committee’s action) when the awards will be granted. The Compensation Committee’s standard practice is to select the first trading day of the quarter following the filing of the Annual Report on Form 10-K as the grant date for long-term incentive awards, which historically has been the first trading day of April. Stock options are granted with an exercise price (or strike price) based upon the average between the high and low selling prices at which our common stock traded on the grant date. Grants may also be made in connection with significant hires or promotions.

As described earlier, annual long-term incentives are comprised of an approximate 50/50 combination of stock options and restricted stock. Options are granted at target levels and are not adjusted for company or individual performance. Restricted stock awards are performance-based and are adjusted for both company and individual performance, as described below. The target equity opportunities for the 2006 performance year and for the 2007 performance year, including both the option and restricted stock components, were as follows:

Target Long-Term Equity Opportunities

	2006 Performance	2007 Performance	2006-2007
	Year Target Equity	Year Target Equity	Percentage
Name	Opportunity (1)	Opportunity (1)	Increase

Douglas L. Foshee	$4,350,000	$4,350,000	0%
D. Mark Leland	$1,250,000	$1,250,000	0%
Brent J. Smolik	$1,250,000	$1,250,000	0%
Robert W. Baker	$1,250,000	$1,250,000	0%
James C. Yardley	$1,250,000	$1,250,000	0%

(1)	We use a Black Scholes valuation to convert the dollar value of the grant into options, and we use a 10 day average of the closing sales price of our stock in advance of the Compensation Committee meeting in which the awards are approved to convert the dollar value of the grant in into restricted stock.

The amount of equity available to fund the equity pool for annual restricted stock grants is based 50% on achievement of the annual overall corporate financial goals and 50% on El Paso’s relative TSR compared to our peer group of companies.

The portion of the equity pool used for restricted stock grants that is funded based on El Paso’s TSR compared to its peer group of companies is determined as follows:

Funding of Portion of Equity Pool
for Restricted Stock Grants
Based on Total Shareholder Return

Total Shareholder Return	Equity Pool Funding

1st Quartile (75th to 100th percentile)	Funded at 150%
2nd Quartile (50th to 74th percentile)	Funded from 100% to 150% based on actual TSR results
3rd & 4th Quartile (0 to 49th percentile)	Funded from 0% to 100%(1)

(1)	If our TSR is below the 50th percentile (i.e., third quartile), at least one of the pre-established corporate or business unit financial or non-financial performance goals must be achieved before any restricted stock grants will be awarded. If at least one of the pre-established performance goals is achieved, funding will be at 0%-100%, with the actual funding level determined by the Compensation Committee guided by competitive, market, industry and other factors.

The portion of the equity pool used for restricted stock grants that is funded based on achievement of the annual overall corporate financial goals is determined using the same percentage rating approved by the Compensation Committee for purposes of funding the corporate annual incentive pool.

Following the determination of the funding percentage for the equity pool, the Compensation Committee applies the individual performance factors described on page 37 as an adjustment performance factor to determine the executive officer’s actual restricted stock award.

Annual Grant based on 2006 Performance

On February 13, 2007, the Compensation Committee approved the 2007 annual grant of long-term incentive awards in the form of restricted stock and stock options based on 2006 performance. These long-term awards were granted to the named executive officers on April 2, 2007. During 2006, we achieved above target performance of our overall corporate financial performance goals, resulting in the funding of one-half of the restricted stock portion of the equity pool at 110%. In addition, during 2006, El Paso’s TSR relative to its peer group was in the second quartile (72nd percentile), resulting in the funding of one-half of the restricted stock portion of the equity pool at 144%. Accordingly, the restricted stock grants that were granted to the named executive officers on April 2, 2007 were funded at 127% of overall target and were adjusted for individual performance. Stock options were granted at target and were not adjusted for corporate or individual performance. The restricted stock and stock options vest in three equal annual installments beginning one year from the date of grant. The number of shares and grant date fair market value of the restricted stock and stock options awarded in April 2007 to each named executive officer is reflected in the Grants of Plan-Based Awards table on page 47 of this proxy statement.

Annual Grant based on 2007 Performance

On February 6, 2008, the Compensation Committee approved the 2008 annual grant of long-term incentive awards in the form of restricted stock and stock options based on 2007 performance. These long-term incentive awards are expected to be granted to the named executive officers on April 1, 2008. During 2007, we achieved above target performance of our overall corporate financial performance goals, resulting in the funding of one-half of the restricted stock portion of the equity pool at 115%. Also during 2007, El Paso’s TSR relative to our peer group of companies was in the third quartile (41st percentile), resulting in the funding of one-half of the restricted stock portion of the equity pool at 82%. Accordingly, restricted stock grants that will occur in April 2008 based upon 2007 performance will be funded at 98.5% of overall target and the value of each named executive officer’s individual grant will be adjusted for individual performance, as described above. Stock options will be granted at target and will not be adjusted for corporate or individual performance. The restricted stock and stock options will vest in three equal annual installments beginning one year from the date of grant. The following table sets forth the annual grant of long-term incentive awards that will be granted in April 2008 for 2007 performance for each of the named executive officers.

2008 Annual Grant of
Long-Term Incentive Awards
Based on 2007 Performance

	Stock Options	Restricted Stock
Name	(#)	(#)

Douglas L. Foshee	376,950	139,115
D. Mark Leland	108,319	43,610
Brent J. Smolik	108,319	39,976
Robert W. Baker	108,319	36,341
James C. Yardley	108,319	36,341

Regulatory Considerations

Section 409A.  Section 409A of the Code imposes new requirements for deferred compensation arrangements. During 2005 through 2007, we reviewed our plans and arrangements, identified what plans would be affected by Section 409A, operated in good faith compliance with the proposed regulations, and adopted the requisite amendments to our compensation plans to comply with the requirements of Section 409A.

Section 162(m).  Section 162(m) of the Code imposes a limit of $1,000,000 on the amount that we may deduct for federal income tax purposes in any one year for compensation paid to our CEO and any of the our other named executive officers, other than our CFO, who are employed as of the end of the year. However, to the extent compensation is “performance-based” within the meaning of Section 162(m), the Section’s limitations will not apply. Our executive compensation plans, including the 2005 Omnibus Incentive Compensation Plan, are structured so that awards under the plans are intended to qualify as performance-based compensation under Section 162(m). Specifically, annual cash incentive awards, stock options and performance-based restricted stock are designed to meet the requirements of Section 162(m). While the Compensation Committee strives to make awards under our plans that are intended to qualify as performance-based compensation under Section 162(m), it is possible under certain circumstances that some portion of the compensation paid to our executive officers will not meet the standards of deductibility under Section 162(m). The Compensation Committee reserves the right to award compensation which does not qualify as performance-based under Section 162(m) if it determines that such awards are necessary to provide a competitive compensation package to attract and retain qualified executive talent. The annual cash incentive awards, stock options and performance-based restricted stock that were granted to the named executive officers during 2007 were intended to be performance-based within the meaning of Section 162(m). Certain restricted stock grants awarded during 2006 and prior years may be considered non-performance-based within the meaning of Section 162(m) and, therefore, subject to the deductibility limitations under Section 162(m) when they vest.

Forfeiture of Certain Awards in the event of an Accounting Restatement

Under our omnibus plan, which provides for grants of annual cash incentive awards and long-term incentive awards, if it is determined that an executive officer in the plan knowingly engaged in, or was grossly negligent with respect to, misconduct that causes us to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the executive is required to reimburse us the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing, whichever first occurred, of the financial document that is required to be restated. See the description of our omnibus plan beginning on page 68 of this proxy statement.

Summary Compensation Table

The following table and the narrative text that follows it provide a summary of the compensation earned or paid in 2007 and 2006 to our CEO, our CFO and our three other most highly compensated executive officers according to applicable SEC regulations. The compensation reflected for each individual was for their services provided in all capacities to us and our subsidiaries. This table also identifies the principal capacity in which each of the named executive officers served us at the end of 2007.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($) (7)

Douglas L. Foshee	2007	$987,507	$0	$2,241,918	$1,957,958	$1,518,000	$109,884	$166,399	$6,981,666
President & Chief Executive Officer	2006	$950,004	$0	$1,643,310	$1,684,220	$1,400,000	$106,714	$109,408	$5,893,656
D. Mark Leland	2007	$513,567	$0	$786,232	$479,222	$430,358	$223	$45,163	$2,254,765
Executive Vice President & Chief Financial Officer	2006	$483,750	$0	$457,363	$331,515	$490,050	$2,974	$40,146	$1,805,798
Brent J. Smolik	2007	$550,008	$0	$1,683,289	$264,828	$622,100	$27,924	$360,113	$3,508,262
Executive Vice President & President of Exploration & Production	2006	$91,668	$500,000	$250,007	$0	$177,000	$0	$48,134	$1,066,809
Robert W. Baker	2007	$451,257	$0	$722,122	$476,535	$315,120	$43,010	$39,143	$2,047,187
Executive Vice President & General Counsel	2006	$432,807	$0	$456,677	$345,269	$401,885	$47,722	$33,628	$1,717,988
James C. Yardley	2007	$500,004	$0	$639,066	$404,451	$432,191	$189	$86,947	$2,062,848
Executive Vice President, Pipeline Group	2006	$385,680	$0	$215,278	$162,816	$569,536	$56,065	$119,338	$1,508,713

(1)	The amount reflected in this column for Mr. Smolik during 2006 is a sign-on bonus Mr. Smolik received on his start date of employment, which was designed to offset a portion of the value of unvested equity Mr. Smolik was forfeiting from his previous employer.

(2)	The amounts reflected in this column are the amounts of compensation cost recognized in 2007 and 2006 for restricted stock granted in 2007 and 2006 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The grant date fair market value of the restricted stock computed in accordance with FAS 123(R) used to calculate these amounts is the same as that used for our stock-based compensation disclosure in Note 15 to our financial statements included in our 2007 Annual Report on Form 10-K filed with the SEC on February 28, 2008, and our Annual Reports on Form 10-K for prior years.

(3)	The amounts reflected in this column are the amounts of compensation cost recognized in 2007 and 2006 for stock options granted in 2007 and 2006 and prior years for each named executive officer. The calculation of these amounts disregards the estimate of forfeitures related to time-based vesting conditions. The grant date fair market value of the stock options computed in accordance with FAS 123(R) used to calculate these amounts is the same as that used for our stock-based compensation disclosure in Note 15 to our financial statements included in our 2007 Annual Report on Form 10-K filed with the SEC on February 28, 2008, and our Annual Reports on Form 10-K for prior years.

(4)	The dollar amounts in this column reflect each named executive officer’s annual cash incentive bonus earned for 2007 performance and 2006 performance. Annual cash incentive bonuses are performance-based and driven by company and individual performance. Amounts for 2007 are expected to be paid to the named executive officers in March 2008.

(5)	The amounts in this column reflect the annual change in the actuarial present value of each named executive officer’s accumulated pension and supplemental pension benefits and above-market interest credited to the named executive officers’ supplemental Retirement Savings Plan account balances. The change in pension value is equal to the difference between the actuarial present value at the end of the year and the beginning of the year, calculated using FAS 87 assumptions. The annual change in the actuarial present value of Messrs. Foshee’s, Leland’s, Smolik’s, Baker’s and Yardley’s accumulated pension and supplemental pension benefits for 2007 is $109,103, -$16,201, $27,913, $42,776, and -$1,033, respectively. The amounts for Messrs. Leland and Yardley for 2007 are listed as $0 in this column because the present value of their pension benefits as of December 31, 2006 was greater than that as of December 31, 2007, primarily due to the increase in the discount rate used to determine the present value of the accumulated pension benefits. The annual change in the actuarial present value of Messrs. Foshee’s, Leland’s, Baker’s and Yardley’s accumulated pension and supplemental pension benefits for 2006 was $106,640, $2,956, $47,700 and $56,051, respectively. For 2007 and the latter half of 2006, interest was credited to the balance of each executive officer’s supplemental Retirement Savings Plan account balance on a monthly basis at a rate equal to the average of Moody’s Seasoned Aaa Corporate Bond Rate and Moody’s Seasoned Baa Corporate Bond Rate, as published by Moody’s Investors Services, Inc. It was determined that the rate of interest exceeded 120 percent of the applicable federal long-term rate in January — February, and April — December of 2007, and in June, July, October, November and December of 2006. The total amount of the above-market interest credited to Messrs. Foshee’s, Leland’s, Smolik’s, Baker’s and Yardley’s supplemental Retirement Savings Plan account balance during 2007 was $781, $223, $11, $234 and $189, respectively. The total amount of the above-market interest that was credited to Messrs. Foshee’s, Leland’s, Baker’s and Yardley’s supplemental Retirement Savings Plan account balance during 2006 was $74, $18, $22 and $14, respectively. See the Nonqualified Deferred Compensation table and narrative description on pages 55 and 56 of this proxy statement for a description of the named executive officer’s supplemental Retirement Savings Plan benefits.

(6)	The compensation reflected in the “All Other Compensation” column for each of the named executive officers includes company matching contributions to our Retirement Savings Plan, supplemental company matching contributions for the Retirement Savings Plan accrued under our 2005 Supplemental Benefits Plan, the incremental cost to El Paso of personal use of aircraft, relocation expenses paid or incurred by El Paso, annual executive physicals, installation of a home security system and tax reimbursements, which are listed in the table following these footnotes.

(7)	The amount reported in the “Total” column is the sum of all of the columns. It includes the Stock Awards, Option Awards and Change in Pension Value amounts, which were not actually paid to any named executive officer in 2007. The Stock Awards, Option Awards and Change in Pension Value amounts actually paid or provided in the future may be more or less than the reported amounts. The amount of compensation actually paid or provided to each named executive officer for 2007 (being Salary, Non-Equity Incentive Plan Compensation and All Other Compensation) was Mr. Foshee: $2,671,906; Mr. Leland: $989,088; Mr. Smolik $1,532,221; Mr. Baker $805,520; and Mr. Yardley $1,019,142.

All Other Compensation included in the Summary Compensation Table

	Company	Supplemental
	Matching	Company Matching
	Contributions	Contributions
	to the	accrued under the	Personal		Annual
	Retirement	2005 Supplemental	Use of	Relocation	Executive	Security	Tax
	Savings Plan	Benefits Plan	Aircraft	Expenses	Physicals	System	Reimbursements	Total
Name	($)	($) (A)	($) (B)	($) (C)	($) (D)	($) (E)	($) (F)	($)

Douglas L. Foshee
2007	$10,125	$97,313	$42,395	$0	$0	$1,377	$15,189	$166,399
2006	$9,900	$95,850	$56	$0	$912	$0	$2,690	$109,408
D. Mark Leland
2007	$10,125	$35,038	$0	$0	$0	$0	$0	$45,163
2006	$9,900	$29,334	$0	$0	$912	$0	$0	$40,146
Brent J. Smolik
2007	$10,125	$12,563	$196,448	$88,917	$912	$0	$51,148	$360,113
2006	$0	$0	$45,731	$0	$0	$0	$2,403	$48,134
Robert W. Baker
2007	$10,125	$28,266	$0	$0	$752	$0	$0	$39,143
2006	$9,900	$22,816	$0	$0	$912	$0	$0	$33,628
James C. Yardley
2007	$10,125	$38,004	$9,143	$16,121	$1,150	$0	$12,404	$86,947
2006	$9,900	$19,063	$1,492	$53,250	$536	$0	$35,097	$119,338

(A)	The compensation reflected in this column for each of the named executive officers for 2007 and 2006 includes supplemental company matching contributions for the Retirement Savings Plan which were accrued under the 2005 Supplemental Benefits Plan. Supplemental company matching contributions accrued under the 2005 Supplemental Benefits Plan are also disclosed as registrant contributions in the Nonqualified Deferred Compensation table on page 55 of this proxy statement.

(B)	El Paso makes available for business use to its executive officers private aircraft leased by El Paso and in certain circumstances will pay for the cost of bringing personal guests on business-related flights using a commercial carrier. In addition, when Mr. Smolik began his employment in November 2006, El Paso agreed to make private aircraft available to him until he relocated from Calgary, Canada to Houston, Texas. The amounts shown in this column for Messrs. Foshee and Yardley for 2007 and 2006 reflect the incremental cost to El Paso for occasions when the executive’s family members or professional guests accompanied the executive on business-related flights on private aircraft leased by El Paso. In addition, the amount shown for Mr. Yardley for 2007 includes $9,129 for an occasion when the executive’s spouse accompanied him on a business-related flight using a commercial carrier. The amounts shown in this column for Mr. Smolik for 2007 and 2006 reflect the incremental cost to El Paso for personal travel by the executive, and in certain limited circumstances during 2007, Mr. Smolik’s family members, on private aircraft leased by El Paso. Incremental cost is calculated based on the variable operating costs to El Paso, which include hourly rate fees, fuel charges, segment fees, federal excise taxes and, if applicable, international fees and does not include the fixed costs associated with the lease agreements since private aircraft are used primarily for business purposes. When the executive officer’s use of leased aircraft or a guest’s travel does not meet the IRS’s standard for business use, the cost of that travel is imputed as income to the executive officer. Any tax reimbursements with respect to the imputed income for the travel are reflected in the “Tax Reimbursements” column of this table.

(C)	The amount in this column for Mr. Smolik for 2007 reflects expenses paid by El Paso to relocate Mr. Smolik and his family from Calgary, Canada to Houston, Texas in connection with his appointment as President of our Exploration & Production Company. The amounts in this column for Mr. Yardley for 2007 and 2006 reflect expenses paid by El Paso to relocate Mr. Yardley and his family from Birmingham, Alabama to Houston, Texas in connection with his appointment as Chairman of our Pipeline Group. The relocation expenses reflected in this column for 2007 and 2006 were imputed as income to Messrs. Smolik and Yardley. Any tax reimbursements with respect to imputed income for relocation expenses are reflected in the “Tax Reimbursements” column of this table.

(D)	The amounts in this column for Messrs. Smolik, Baker and Yardley for 2007, and Messrs. Foshee, Leland, Baker and Yardley for 2006, reflect the cost to El Paso for the executive officer’s annual physical.

(E)	The amount in this column for Mr. Foshee for 2007 reflects a reimbursement made to Mr. Foshee by El Paso for the cost of installation of a home security system.

(F)	The amount in this column for Mr. Foshee for 2007 reflects $14,399 related to tax reimbursements associated with imputed income for personal air travel that does not meet the IRS’s standard for business use and $790 related to a tax reimbursement associated with the cost of installation of a home security system paid by Mr. Foshee and reimbursed by El Paso. The amount in this column for Mr. Smolik for 2007 reflects $6,241 related to tax reimbursements associated with imputed income for personal air travel that does not meet the IRS’s standard for business use, $76 related to tax reimbursements for a year-end corrective company matching contribution accrued under the 2005 Supplemental Benefits Plan, and $44,831 related to tax reimbursements associated with relocation expenses paid by El Paso. The amount in this column for Messrs. Foshee and Smolik for 2006 reflects tax reimbursements associated with imputed income for personal air travel that does not meet the IRS’s standard for business use. The amounts in this column for Mr. Yardley for 2007 and 2006 reflect $5,214 and $725, respectively, related to tax reimbursements associated with imputed income for personal air travel that does not meet the IRS’s standard for business use and $7,190 and $34,372, respectively, relating to tax reimbursements associated with relocation expenses paid by El Paso.

In addition to the items included in the above table that could be characterized as having a personal benefit, El Paso also provides a separate parking space for Mr. Foshee. Mr. Foshee’s use of the parking space is not included in the table because there is no incremental cost to El Paso for Mr. Foshee’s use of this parking space. The named executive officers may use season tickets purchased by El Paso to attend sporting events when the tickets are not otherwise being used for business purposes. The named executive officers’ use of these tickets for personal reasons is not included in the table because there is no incremental cost to El Paso.

The following is a description of material factors necessary to understand the information disclosed above in the Summary Compensation Table. As described in the Compensation Discussion and Analysis, at the beginning of 2007, the Compensation Committee established a minimum, target and maximum annual cash incentive bonus level for each of the named executive officers and the financial and non-financial goals for El Paso and its business units. The annual cash incentive bonus opportunities for 2007 performance were capped at 2.25 times 2007 target bonus opportunities for the named executive officers. The range of potential annual cash incentive bonuses for 2007 performance for each named executive officer is reflected as a dollar amount (based on the percentage of annual base salary) in the Grants of Plan-Based Awards table in the “Estimated Possible Payments under Non-Equity Incentive Plan Awards” column below. See the discussion under “Annual Cash Incentive Awards for 2007 Performance” in the Compensation Discussion and Analysis for additional information on the determination of annual cash incentive bonuses for 2007 performance, including the 2007 performance goals, beginning on page 35 of this proxy statement. After the financial results were available for 2007, the Compensation Committee determined the appropriate funding of the annual incentive bonus pool based on the level of El Paso’s and its business units’ performance relative to the performance goals that were established for the year. Then the Compensation Committee determined the specific percentage cash bonus to be awarded to the named executive officers based on the individual performance adjustment factors. See the discussion under “El Paso Performance,” “Chief Executive Officer 2007 Annual Incentive” and “2007 Annual Incentives for Other Named Executive Officers” in the Compensation Discussion and Analysis for additional information about the financial and non-financial performance goals that were achieved and individual executive officer performance in 2007, beginning on page 38 of this proxy statement. The dollar amount earned (as of December 31, 2007) as an annual cash incentive bonus for 2007 performance by each of the named executive officers is reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The annual cash incentive bonuses are expected to be paid to the named executive officers in March 2008.

Grants of Plan-Based Awards Table

The following table sets forth the range of potential annual cash incentive bonuses for 2007 performance as a dollar amount for each of the named executive officers. The table also sets forth the number of shares of restricted stock and the number of securities underlying stock options awarded during 2007 to the named executive officers. In satisfaction of applicable SEC regulations, the table further sets forth the date of grant for each restricted stock and stock option award and the date on which the Compensation Committee took action to approve the grant of such award. The table also sets forth the per-share exercise price of the stock options granted during 2007, the closing market price of our common stock on the date of grant of stock options, and the grant date fair market value of the restricted stock and stock options awarded during 2007. The restricted stock and stock options in this table were granted under our 2005 Omnibus Incentive Compensation Plan, which provides that the average between the high and low selling prices at which our common stock traded on the date of grant is used as the exercise price (or strike price) for stock options.

Grants of Plan-Based Awards
During the Year Ended December 31, 2007

							All Other	All Other			Grant Date
							Stock	Option			Fair
			Estimated Possible Payouts				Awards:	Awards:	Exercise	Closing	Value
			Under Non-Equity Incentive				Number of	Number of	or Base	Market Price	of Stock
		Date of	Plan Awards (1)				Shares of	Securities	Price	of Underlying	and
		Compensation	Threshold				Stock or	Underlying	of Option	Securities on	Option
	Grant	Committee	Not Met	Threshold	Target	Maximum	Units	Options	Awards	Grant Date	Awards
Name	Date	Action	($)	($)	($)	($) (2)	(#) (3)	(#) (4)	($/Sh) (5)	($/Sh) (6)	($) (7)

Douglas L. Foshee
Short-Term Incentive	N/A	N/A	$0	$600,005	$1,200,010	$2,700,023
Restricted Stock	4/2/2007	2/13/2007					200,997				$2,930,536
Stock Options	4/2/2007	2/13/2007						369,270	$14.58	$14.74	$2,017,100
D. Mark Leland
Short-Term Incentive	N/A	N/A	$0	$155,927	$311,854	$701,672
Restricted Stock	4/2/2007	2/13/2007					79,111				$1,153,438
Stock Options	4/2/2007	2/13/2007						106,112	$14.58	$14.74	$579,626
Brent J. Smolik
Short-Term Incentive	N/A	N/A	$0	$247,504	$495,007	$1,113,766
Restricted Stock	4/2/2007	2/13/2007					52,741				$768,964
Stock Options	4/2/2007	2/13/2007						106,112	$14.58	$14.74	$579,626
Robert W. Baker
Short-Term Incentive	N/A	N/A	$0	$137,009	$274,018	$616,541
Restricted Stock	4/2/2007	2/13/2007					73,837				$1,076,543
Stock Options	4/2/2007	2/13/2007						106,112	$14.58	$14.74	$579,626
James C. Yardley
Short-Term Incentive	N/A	N/A	$0	$187,502	$375,003	$843,757
Restricted Stock	4/2/2007	2/13/2007					71,200				$1,038,096
Stock Options	4/2/2007	2/13/2007						106,112	$14.58	$14.74	$579,626

(1)	These columns show the potential value of the payout of the annual cash incentive bonuses for 2007 performance for each named executive officer if the threshold, target and maximum performance levels are achieved. The potential payout is performance-based and driven by company and individual performance. The actual amount of the annual cash incentive bonuses paid for 2007 performance is shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)	The values in this column reflect that the maximum range of annual cash incentive bonuses for Messrs. Foshee, Leland, Smolik, Baker and Yardley for 2007 performance was capped at 2.25 times the executive officer’s target bonus opportunity for the year.

(3)	This column shows the number of shares of restricted stock granted in 2007 to the named executive officers. The shares of restricted stock time vest in three equal annual installments beginning one year from the date of grant.

(4)	This column shows the number of stock options granted in 2007 to the named executive officers. The stock options time vest in three equal annual installments beginning one year from the date of grant.

(5)	This column shows the exercise price for the stock options granted during 2007, which was the average between the high and low selling prices at which our common stock traded on the date of grant.

(6)	This column shows the closing market price of a share of our common stock on the date of grant of the stock options.

(7)	This column shows the grant date fair value of restricted stock computed in accordance with FAS 123R and the grant date fair value of stock options computed in accordance with FAS 123R granted to the named executive officers during 2007. Generally, the grant date fair value is the amount expensed in our financial statements over the vesting schedule of the restricted stock and stock options.

The following is a description of material factors necessary to understand the information regarding the stock awards and option awards reflected in the Grants of Plan-Based Awards table. The awards reflected in the Grants of Plan-Based Awards table are shares of restricted stock and non-qualified stock options to purchase shares of our common stock which were approved by the Compensation Committee on February 13, 2007, and granted to the named executive officers on April 2, 2007, as part of our 2007 annual grant of long-term incentive awards. The equity awards were granted under our 2005 Omnibus Incentive Compensation Plan. The 2005 Omnibus Incentive Compensation Plan provides that the average between the high and low selling prices at which our common stock traded on the grant date is used as the exercise price (or strike price) for stock options. In 2007, the value of restricted stock and stock option awards granted as part of our annual grant of long-term incentive awards was based on both company and individual performance. The grant date fair value per share for the restricted stock granted on April 2, 2007 was $14.58, computed in accordance with FAS 123(R). The grant date fair value per option for the stock options granted on April 2, 2007 was $5.4624, computed using a Black-Scholes option-pricing model based on several assumptions and in accordance with FAS 123(R). These assumptions are based on management’s best estimate at the time of grant and are listed below, as follows:

Grant Date
4/2/2007

Expected Term in Years	6.0
Expected Volatility	34%
Expected Dividends	1%
Risk-Free Interest Rate	4.60%

Restricted stock carries voting and dividend rights. Dividends are paid on restricted stock directly to the holder of the restricted stock and at the same rate as other holders of our common stock. Dividends are not paid on unexercised stock options. The amount of dividends received during 2007 on shares of unvested restricted stock granted to the named executives is factored into the grant date fair value per share in accordance with FAS 123(R) and is not required to be included in the Grants of Plan-Based Awards table but is reflected in the table below.

Dividends Received
during 2007 on
Restricted Stock
Name	($)

Douglas L. Foshee	$59,693
D. Mark Leland	$15,867
Brent J. Smolik	$27,594
Robert W. Baker	$16,124
James C. Yardley	$11,236

The restrictions will lapse on any unvested shares of restricted stock and any unvested stock options become fully exercisable in the event of an executive’s termination of employment without cause or by the executive for “good reason,” if applicable, within two years following a “change in control” of El Paso. See page 68 of this proxy statement for a description of our 2005 Omnibus Incentive Compensation Plan and page 61 for the definitions of “good reason” and “change in control.” Under the terms of our 2005 Omnibus Incentive Compensation Plan, the

Compensation Committee may, in its sole discretion and at any time, change the vesting of shares of restricted stock or stock options. The total value of restricted stock can be realized only if the executives remain employees of El Paso for the required vesting period. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Stock options generally expire ten years from the date of grant. However, stock options are subject to forfeiture and/or time limitations on exercise in the event of a termination of employment.

Letter Agreements

As indicated in the Compensation Discussion and Analysis, we do not enter into employment agreements with our executive officers. We did, however, provide letter agreements to Mr. Foshee, in connection with his employment as our President and Chief Executive Officer, and Mr. Smolik, in connection with his employment as Executive Vice President and President of El Paso Exploration & Production Company. The letter agreements outline the basic terms of their initial compensation arrangements.

We entered into a letter agreement with Mr. Foshee effective September 1, 2003. Under this agreement, Mr. Foshee serves as our President and CEO, as well as a director of our company, and receives compensation subject to adjustment by the compensation committee. On the start date of his employment, Mr. Foshee was granted 1,000,000 options to purchase our common stock and 200,000 shares of restricted stock. The options time vest in five equal annual installments beginning one year from the date of grant. The shares of restricted stock have both time and performance-based vesting conditions. Based on El Paso’s performance relative to its peer group of companies during the first year of his employment, 100,000 of the 200,000 shares of restricted stock vested and the remaining 100,000 shares were forfeited. The 100,000 shares that vested based on performance also time vest in five equal annual installments beginning one year from the date of grant. In addition, on his start date, Mr. Foshee received common stock with a value of $875,000 and an additional cash payment of $875,000. Mr. Foshee was prohibited from pledging or selling the common stock received as part of the sign-on bonus for a period of two years from the grant date.

We entered into a letter agreement with Mr. Smolik effective November 1, 2006. Under this agreement, Mr. Smolik serves as our Executive Vice President and President of our Exploration and Production Group. Mr. Smolik received a starting annual base salary payable at a rate of $550,008, a sign-on bonus of $500,000 and a target annual cash incentive bonus opportunity at a rate of 90 percent of his annual base salary. Mr. Smolik was also granted 146,092 shares of restricted stock on the start date of his employment. Mr. Smolik’s sign-on bonus and restricted stock grant were designed to offset the value of unvested equity Mr. Smolik forfeited from his previous employer. The restricted shares vest in two equal annual installments beginning one year from the date of grant. We paid or incurred certain of Mr. Smolik’s expatriate, relocation and travel costs related to his transition from Calgary, Canada to Houston, Texas and his benefits are determined in accordance with the policies described under our plans in effect from time to time.

Outstanding Equity Awards Table

The following table sets forth, on an award-by-award basis, the number of securities underlying unexercised stock options and the total number and aggregate market value of shares of unvested restricted stock held by the named executive officers as of December 31, 2007. The table also provides the exercise price and date of expiration of each unexercised stock option.

Outstanding Equity Awards
at December 31, 2007

						Stock Awards
						Number of		Market Value
	Option Awards					Shares or		of Shares or
	Number of Securities					Units of		Units of
	Underlying Unexercised			Option		Stock That		Stock That
	Options at Fiscal Year-End			Exercise	Option	Have Not		Have Not
	(#)			Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($) (8)	Date	(#)		($) (13)

Douglas L. Foshee	800,000	200,000	(1)	$7.345	9/2/2013	20,000	(1)	$344,800
	281,250	93,750	(2)	$7.090	4/1/2014	64,780	(9)	$1,116,807
	201,975	201,975	(3)	$10.685	4/1/2015	83,333	(10)	$1,436,661
	84,241	168,481	(4)	$12.155	4/3/2016	200,997	(11)	$3,465,188
	0	369,270	(5)	$14.580	4/2/2017
D. Mark Leland	5,000	0		$35.406	7/24/2008	7,871	(9)	$135,696
	63,000	0		$42.125	10/25/2009	8,333	(6)	$143,661
	55,000	0		$62.975	1/29/2011	23,036	(10)	$397,141
	6,375	0		$62.975	1/29/2011	79,111	(11)	$1,363,874
	20,000	0		$46.275	8/13/2011
	39,843	13,282	(2)	$7.090	4/1/2014
	24,540	24,540	(3)	$10.685	4/1/2015
	25,000	25,000	(6)	$11.990	8/10/2015
	23,288	46,575	(4)	$12.155	4/3/2016
	0	106,112	(5)	$14.580	4/2/2017
Brent J. Smolik	0	106,112	(5)	$14.580	4/2/2017	73,046	(12)	$1,259,313
						52,741	(11)	$909,255
Robert W. Baker	15,000	0		$35.406	7/24/2008	19,434	(9)	$335,042
	40,000	0		$42.125	10/25/2009	18,429	(10)	$317,716
	15,334	0		$49.469	8/1/2010	73,837	(11)	$1,272,950
	55,000	0		$62.975	1/29/2011
	6,375	0		$62.975	1/29/2011
	40,000	0		$46.275	8/13/2011
	105,000	35,000	(2)	$7.090	4/1/2014
	60,592	60,593	(3)	$10.685	4/1/2015
	18,630	37,260	(4)	$12.155	4/3/2016
	0	106,112	(5)	$14.580	4/2/2017
James C. Yardley	10,000	0		$43.875	4/22/2008	7,291	(9)	$125,697
	16,400	0		$27.438	12/3/2008	8,359	(10)	$144,109
	63,000	0		$42.125	10/25/2009	6,666	(7)	$114,922
	55,000	0		$62.975	1/29/2011	71,200	(11)	$1,227,488
	6,375	0		$62.975	1/29/2011
	40,000	0		$46.275	8/13/2011
	36,656	12,219	(2)	$7.090	4/1/2014
	22,731	22,731	(3)	$10.685	4/1/2015
	8,451	16,901	(4)	$12.155	4/3/2016
	6,667	13,333	(7)	$14.275	8/16/2016
	0	106,112	(5)	$14.580	4/2/2017

(1)	On the start date of his employment, Mr. Foshee was granted 1,000,000 options that time vest in five equal annual installments beginning one year from the date of grant, with the remaining vesting date on September 2, 2008. On his start date of employment, Mr. Foshee was also granted 200,000 shares of restricted stock. The shares of restricted stock had both time and performance vesting provisions. Based on El Paso’s performance relative to its peer group of companies during the first year of Mr. Foshee’s employment, 100,000 of the 200,000 shares of restricted stock vested and the remaining 100,000 shares were forfeited. The 100,000 shares that vested based on performance also time vest in five equal annual installments beginning one year from the date of grant, with the remaining vesting date on October 1, 2008.

(2)	These are stock options that were granted as part of the 2004 annual grant of long-term incentive awards and time vest in four equal annual installments beginning one year from the date of grant, with the remaining vesting date on April 1, 2008.

(3)	These are stock options that were granted as part of the 2005 annual grant of long-term incentive awards and time vest in four equal annual installments beginning one year from the date of grant, with remaining vesting dates on April 1, 2008 and April 1, 2009.

(4)	These are stock options that were granted as part of the 2006 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with remaining vesting dates on April 3, 2008 and April 3, 2009.

(5)	These are stock options that were granted as part of the 2007 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with vesting dates on April 2, 2008, April 2, 2009 and April 2, 2010.

(6)	On August 10, 2005, Mr. Leland received an additional grant of long-term incentive awards in the form of 50,000 stock options and 25,000 shares of restricted stock in connection with his appointment as Executive Vice President and Chief Financial Officer. The stock options time vest in four equal annual installments beginning one year from the date of grant, with remaining vesting dates on August 10, 2008 and August 10, 2009. The shares of restricted stock time vest in three equal annual installments beginning one year from the date of grant, with the remaining vesting date on August 10, 2008.

(7)	On August 16, 2006, Mr. Yardley received an additional grant of long-term incentive awards in the form of 20,000 stock options and 10,000 shares of restricted stock in connection with his appointment as Executive Vice President of El Paso and Chairman of our Pipeline Group. The stock options and restricted stock time vest in three equal annual installments beginning one year from the date of grant, with remaining vesting dates on August 16, 2008 and August 16, 2009.

(8)	The average between the high and low selling prices at which our common stock traded on the grant date is used as the exercise price (or strike price) for stock options. No cash is realized until the shares received upon exercise of an option are sold.

(9)	These are shares of restricted stock that were granted as part of the 2005 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with the remaining vesting date on April 1, 2008.

(10)	These are shares of restricted stock that were granted as part of the 2006 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with remaining vesting dates on April 3, 2008 and April 3, 2009.

(11)	These are shares of restricted stock that were granted as part of the 2007 annual grant of long-term incentive awards and time vest in three equal annual installments beginning one year from the date of grant, with vesting dates on April 2, 2008, April 2, 2009, and April 2, 2010.

(12)	These are shares of restricted stock that were granted to Mr. Smolik on the start date of his employment and time vest in two equal annual installments beginning one year from the date of grant, with vesting dates on November 1, 2007 and November 1, 2008.

(13)	The values represented in this column have been calculated by multiplying $17.24, the closing price of our common stock on December 31, 2007 by the number of shares of stock.

Option Exercises and Stock Vested Table

The following table sets forth information concerning stock option exercises and vesting of restricted stock during 2007 for each of the named executive officers. In satisfaction of applicable SEC regulations, the number of securities for which stock options were exercised (if any) and the aggregate dollar value realized upon the exercise of such stock options is reflected in this table. The number of shares of restricted stock that have vested and the aggregate dollar value realized upon the vesting of such restricted stock is also reflected. None of the named executive officers exercised stock options during 2007.

Option Exercises and Stock Vested
During Fiscal Year 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($) (1)

Douglas L. Foshee	0	$0	188,941	$2,811,426
D. Mark Leland	0	$0	36,578	$552,706
Brent J. Smolik	0	$0	73,046	$1,276,479
Robert W. Baker	0	$0	51,981	$758,762
James C. Yardley	0	$0	22,950	$337,753

(1)	The values represented in this column for restricted stock have been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares of restricted stock that vested.

Pension Benefits Table

The following table sets forth information with respect to the pension benefits of each of the named executive officers. El Paso sponsors a qualified Pension Plan and supplemental benefits plans in which the named executive officers participate. In satisfaction of applicable SEC regulations, this table provides the number of years of service credited to the named executive officers, the actuarial present value of the named executive officer’s accumulated benefits at the earliest unreduced retirement age and the dollar amount of benefits paid, if any, to a named executive officer under each of the plans during 2007. No pension benefits were paid to the named executive officers during the year.

Pension Benefits

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)

Douglas L. Foshee	Pension Plan	4	$41,072	$0
	Supplemental Benefits Plan	1	$58,621	$0
	2005 Supplemental Benefits Plan	3	$283,023	$0
D. Mark Leland	Pension Plan	22	$175,180	$0
	Supplemental Benefits Plan	19	$208,122	$0
	2005 Supplemental Benefits Plan	3	$0	$0
Brent J. Smolik	Pension Plan	1	$9,013	$0
	Supplemental Benefits Plan	0	$0	$0
	2005 Supplemental Benefits Plan	1	$18,900	$0
Robert W. Baker	Pension Plan	11	$136,634	$0
	Supplemental Benefits Plan	8	$111,252	$0
	2005 Supplemental Benefits Plan	3	$100,945	$0
James C. Yardley	Pension Plan	30	$820,030	$0
	Supplemental Benefits Plan	27	$1,185,929	$0
	2005 Supplemental Benefits Plan	3	$0	$0

(1)	Credited service shown for Mr. Leland was 16 years as of December 31, 2001 for his Minimum Benefit (as described below), and for Mr. Yardley was 27 years as of December 31, 2004 for his Sonat Transition Benefit (as described below). Credited service shown for Mr. Baker reflects years of participation since January 1, 1997, when he became eligible to participate in these plans.

(2)	The present value of the named executive officers’ accumulated pension benefits in this column reflects a 6.25 percent discount rate and September 30, 2007 measurement date. The calculations reflect an age 65 commencement date except for Messrs. Leland and Yardley whose calculations reflect their earliest unreduced retirement age. Mr. Leland has a Minimum Benefit (as described below) and will have 30 years of credited service prior to age 60, and therefore would be eligible for an unreduced early retirement benefit at age 60. Mr. Yardley has a Sonat Transition Benefit (as described below) and would be eligible for an unreduced early retirement benefit at age 62.

The following is a description of material factors necessary to understand the information disclosed above in the Pension Benefits table for each of the named executive officers. Effective January 1, 1997, we amended our qualified Pension Plan to provide pension benefits under a cash balance plan formula that defines participants’ accrued benefits in terms of a notional cash account balance. Eligible employees become participants in the Pension Plan immediately upon employment and are fully vested in their benefits upon the earliest of the completion of five years of service or attainment of age 65. Effective January 1, 2008, the vesting requirement was reduced from five to three years of service. At the end of each calendar quarter, participant cash account balances are increased by an interest credit based on 5-Year Treasury bond yields, subject to a minimum interest credit of 4 percent per year, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according to the following schedule:

Age Plus Service	Pay Credit Percentage

Less than 35	4%
35 to 49	5%
50 to 64	6%
65 and over	7%

Prior to adopting a cash balance plan on January 1, 1997, we provided pension benefits under a plan that defined monthly benefits based on final average earnings and years of service (the “Prior Plan”). The Pension Plan provides for a special transition benefit for employees who were participants in the Prior Plan on December 31, 1996. These employees continued to accrue benefits under the old plan formula (the “Minimum Benefit”) through December 31, 2001, or termination, if earlier. The Minimum Benefit is based on years of credited service and the average of the highest five consecutive years of compensation out of the last ten years, subject to maximum limitations as defined under the Pension Plan. The initial cash account balance was equal to the present value of the Prior Plan benefit as of December 31, 1996. Upon separation of employment, these participants (including Mr. Leland) will receive the greater of the Minimum Benefit or a benefit based on their cash account balance.

The Pension Plan also provides for a special transition benefit for former Sonat Inc. employees who were participants in the Sonat Retirement Plan on December 31, 1999, and who became active participants in the Pension Plan on January 1, 2000. These participants continued to accrue benefits under the Sonat retirement plan formula (the “Sonat Transition Benefit”) through December 31, 2004, or termination, if earlier. The Sonat Transition Benefit is based on years of credited service and the average of the highest five consecutive years of compensation out of the last ten years, subject to maximum limitations as defined under the Pension Plan. The initial cash account balance was equal to the present value of the Sonat Retirement Plan benefit as of December 31, 1999. Upon separation of employment, these participants (including Mr. Yardley) will receive the greater of the Sonat Transition Benefit or a benefit based on their cash account balance. Additionally, active participants in the Pension Plan on January 1, 2000, who had a Sonat cash account benefit on December 31, 1999, will receive this cash balance benefit upon their termination of employment.

Amounts in the Pension Benefits table reported as the actuarial present value of each named executive officer’s accumulated benefits are calculated as of September 30, 2007 using FAS 87 assumptions. These are the same assumptions that are used for our pension liability disclosure in Note 13 to our financial statements included in our 2007 Annual Report on Form 10-K filed with the SEC on February 28, 2008. However, the amounts in the Pension Benefits table assume no pre-retirement decrements (i.e., that the named executive officers work and survive to retirement age) and reflect an age 65 commencement date for Messrs. Foshee, Baker and Smolik, an age 60 commencement date for Mr. Leland, and an age 62 commencement date for Mr. Yardley.

Under our qualified Pension Plan and applicable Code provisions, compensation in excess of $225,000 cannot be taken into account and the maximum payable benefit in 2007 was $180,000. For 2007, any excess benefits otherwise accruing under our Pension Plan were payable under the 2005 Supplemental Benefits Plan which was adopted effective January 1, 2005 in connection with the implementation of Section 409A of the Code. The 2005 Supplemental Benefits Plan replaced our prior Supplemental Benefits Plan for benefits accruing after 2004. The prior Supplemental Benefits Plan was amended to utilize certain grandfathering provisions under Section 409A. The benefits that accrue under the 2005 Supplemental Benefits Plan are supplemental benefits for officers and key management employees (including all of the name executive officers) who could not be paid under our Pension Plan and/or Retirement Savings Plan due to certain Code limitations. The supplemental pension benefits under the 2005 Supplemental Benefits Plan, when combined with the supplemental pension benefits the executive is entitled to receive under our prior Supplemental Benefits Plan and the amounts a participant is entitled to receive under the qualified Pension Plan, will be the actuarial equivalent of the Pension Plan’s benefit formula had the limitations of the Code not been applied. The named executive officers will receive their supplemental pension benefits upon termination of employment in the form of a lump sum payment (unless a valid irrevocable election was made to receive payment in a form other than lump sum prior to June 1, 2004), except that supplemental pension benefit payments under the 2005 Supplemental Benefits Plan to certain “specified employees” (including all of the named executive officers), as determined pursuant to Section 409A of the Code, will be delayed until six months after their termination of employment. The supplemental Retirement Savings Plan benefits under the plan include a credit under the plan equal to the amount of the matching contribution to the Retirement Savings Plan that cannot be made due to Code limitations and the participant’s elective deferrals. See the Nonqualified Deferred Compensation table below for additional information regarding the named executive officers’ supplemental Retirement Savings Plan benefits. The 2005 Supplemental Benefits Plan and prior Supplemental Benefits Plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The management committee of the plans designates who may participate and also administers the plan. In the event of a change in control of El Paso or in the event of a participant’s death, supplemental pension benefits become fully vested and nonforfeitable. A change in control under the plans has the same meaning as under the 2005 Omnibus Incentive Compensation Plan. See the description of the 2005 Omnibus Incentive Compensation Plan beginning on page 68 of this proxy statement.

Named Executive Officers Eligible for Early Retirement.  Since Mr. Yardley is age 56, he is eligible for early retirement benefits payable from the Pension Plan and the Supplemental Benefits Plan. If Mr. Yardley had terminated employment on September 30, 2007 and commenced his benefits as of October 1, 2007, his present value of accumulated benefits would have been $1,010,000 for the Pension Plan and $1,560,000 for the Supplemental Benefits Plan (based on the same assumptions used above, including a 6.25 percent discount rate). Note that these amounts exceed those shown in the Pension Benefits table for Mr. Yardley because the value of the early retirement benefits is greater at his current age.

Nonqualified Defined Contribution and
Other Nonqualified Deferred Compensation Plans

The following table sets forth information with respect to nonqualified defined contribution plans for each of the named executive officers as of December 31, 2007. We sponsor a supplemental benefits plan that provides for the deferral of benefits that could not be paid under the Retirement Savings Plan. We do not sponsor a traditional nonqualified deferred compensation plan that provides for deferrals of base salary and bonuses for executive officers. None of the named executive officers had withdrawals or distributions of supplemental Retirement Savings Plan benefits during 2007.

Nonqualified Deferred Compensation
as of December 31, 2007

	Registrant	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year End
Name	($) (1)	($)	($) (2)

Douglas L. Foshee	$97,313	$19,043	$357,658
D. Mark Leland	$35,038	$5,386	$104,626
Brent J. Smolik	$12,563	$228	$12,791
Robert W. Baker	$28,266	$5,696	$109,239
James C. Yardley	$38,004	$4,536	$92,928

(1)	The amounts in this column are reported as compensation to the named executive officers in the Summary Compensation Table in the “All Other Compensation” column as supplemental company matching contributions for the Retirement Savings Plan which were accrued under the 2005 Supplemental Benefits Plan. See footnote 6 to the Summary Compensation Table on page 44 of this proxy statement.

(2)	Of the totals in this column, $330,664 for Mr. Foshee, $82,415 for Mr. Leland, $12,563 for Mr. Smolik, $99,278 for Mr. Baker and $57,067 for Mr. Yardley was reported as compensation in the Summary Compensation Table included in our proxy statement for this year and prior years.

The following is a description of material factors necessary to understand the information disclosed above in the Nonqualified Deferred Compensation table for each of the named executive officers. The registrant’s contributions reflected in this table include supplemental company matching contributions for the Retirement Savings Plan which are accrued under our supplemental benefits plans. The supplemental Retirement Savings Plan benefits are excess benefits in the form of company matching contributions that cannot be made under the Retirement Savings Plan due to Code limitations. During 2007, these excess benefits were credited to each executive’s supplemental Retirement Savings Plan account balance under the 2005 Supplemental Benefits Plan. The plan administrator determines the rate of interest, if any, periodically attributable to the balance of each supplemental Retirement Savings Plan account. For 2007, interest was credited to the balance of each executive’s supplemental Retirement Savings Plan account balance on a monthly basis at a rate equal to the average of Moody’s Seasoned Aaa Corporate Bond Rate and Moody’s Seasoned Baa Corporate Bond Rate, as published by Moody’s Investors Services, Inc. The balance of each executive’s supplemental Retirement Savings Plan account will be paid upon termination of employment in a lump sum payment except that benefit payments under the 2005 Supplemental Benefits Plan to certain “specified employees” (including all of the named executive officers), as determined pursuant to Section 409A of the Code, will be delayed until six months after termination. See the description of our supplemental benefits plans beginning on page 54 of this proxy statement for further information.

Potential Payments upon Termination or Change in Control

The following tables reflect the incremental value of compensation and benefits each named executive officer would receive in the event of an involuntary termination without cause, retirement, death, disability, termination with cause and a change in control of El Paso relative to a voluntary termination of employment by the executive. All amounts are based upon amounts payable in the event the termination event occurs as of December 31, 2007, and thus include amounts earned through such time. All amounts are estimates of the amounts which would be paid to the executive officers upon their termination. The actual amounts to be paid can only be determined at the time of such executive officer’s termination. The compensation committee reviews this information each year as part of its overall analysis and review of executive compensation.

Potential Payments upon Termination or Change in Control
Assuming Termination Event Occurs
on December 31, 2007

Payments made upon Voluntary Termination

The following table reflects the total value of payments the named executive officers would receive in the event of a voluntary termination. In the event a named executive officer voluntarily terminates his or her employment, the executive officer is entitled to his or her vested benefits under our Pension Plan and Retirement Savings Plan (including supplemental benefits). The named executive officer will make an election to commence the qualified component of his or her pension benefit. Supplemental pension and supplemental Retirement Savings Plan benefits are paid in lump sum. Under our equity compensation plans, unvested restricted stock and stock options are forfeited in the event of a voluntary termination. Unless stock options expire by their own terms, vested stock options may be exercised for a period of three months.

Payments made upon Voluntary Termination

			Retirement
		Supplemental	Savings
	Pension	Pension	Plan	Supplemental	Equity
	Benefits	Benefits	Benefits	RSP Benefits	Awards	Total
Name	($) (1) (2)	($) (2)	($)	($)	($) (3)	($)

Douglas L. Foshee(4)	$0	$0	$137,156	$357,658	$12,522,999	$13,017,813
D. Mark Leland	$185,553	$217,873	$412,217	$104,626	$814,936	$1,735,205
Brent J. Smolik(4)	$0	$0	$40,789	$12,791	$0	$53,580
Robert W. Baker	$169,227	$253,419	$848,624	$109,239	$1,557,664	$2,938,173
James C. Yardley	$1,194,119	$1,594,080	$990,854	$92,928	$1,059,504	$4,931,485

Total						$22,676,256

(1)	Prior to January 1, 2008, a participant in our Pension Plan could elect to receive his or her qualified pension benefit in the form of a single lump sum payment only if his or her vested balance was less than or equal to

$100,000, except for Mr. Leland who could elect to receive a lump sum distribution regardless of his vested balance pursuant to the terms of the transition formula under which he participates. Effective January 1, 2008, the account balance limit that applied to lump sums was removed for participants who work at least one hour on or after January 1, 2008. The amount in this column reflects a lump sum payment.

(2)	The amounts in these columns may differ from the amounts in the Pension Benefits table due to several factors, including the use of different assumptions, a measurement date of December 31, 2007, and the timing of commencement of payment.

(3)	Unvested restricted stock and stock options are forfeited in the event of a voluntary termination. This column shows the value of vested stock options held by the named executive officer calculated using the difference between $17.24, the closing price of our common stock on December 31, 2007 and the applicable exercise price for each stock option. Mr. Yardley is age 56 and eligible for early retirement. For Mr. Yardley, a voluntary termination would be treated as a qualified retirement. Therefore, for Mr. Yardley, this column also shows the value of shares of restricted stock that vest on a pro-rata basis in the event of retirement calculated using $17.24, the closing price of our common stock on December 31, 2007.

(4)	As of December 31, 2007, Messrs. Foshee and Smolik were not vested in their pension benefits.

Incremental Payments made upon Involuntary Termination without Cause

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of an involuntary termination without cause above the compensation and benefits the executive officer is entitled to as a result of a voluntary termination, which include a severance payment, continued medical benefits and the value of restricted stock that vests on a pro-rata basis. El Paso sponsors a Severance Pay Plan that provides benefits to the named executive officers following an involuntary termination without cause. The Severance Pay Plan is a broad-based employee plan providing severance benefits following a “qualifying termination” for all of our salaried employees and employees of certain of our subsidiaries, including the named executive officers. A “qualifying termination” is (1) a termination upon the elimination of the participant’s position, or (2) a termination as a result of a reduction in force. The amount of severance pay is based on the individual’s years of service and his or her compensation level. The maximum amount of severance pay is equal to the participant’s annual base salary. Severance pay is paid in lump sum as soon as administratively practicable after the expiration of the revocation period. Participants are also entitled to receive continued medical and dental coverage for a period of three months following termination. Under our equity compensation plans, restricted stock is vested on a pro-rata basis and unvested stock options are forfeited in the event of an involuntary termination without cause. Unless stock options expire by their own terms, vested stock options may be exercised for a period of one year.

Incremental Payments made upon Involuntary Termination without Cause

	El Paso Corporation
	Severance Pay Plan
	Severance	Continued	Equity
	Payment	Medical Benefits	Awards	Total
Name	($)	($)	($) (1)	($)

Douglas L. Foshee	$1,000,008	$2,790	$2,324,555	$3,327,353
D. Mark Leland	$519,756	$2,790	$646,190	$1,168,736
Brent J. Smolik	$550,008	$2,601	$433,724	$986,333
Robert W. Baker	$456,696	$2,790	$687,273	$1,146,759
James C. Yardley	$500,004	$1,995	$0	$501,999

Total				$7,131,180

(1)	For Messrs. Foshee, Leland, Baker and Smolik, this column shows the value of shares of restricted stock that vest on a pro-rata basis in the event of an involuntary termination without cause calculated using $17.24, the closing price of our common stock on December 31, 2007. The value of Mr. Yardley’s shares of restricted stock that vest on a pro-rata basis are included in the voluntary termination table. Unvested stock options are forfeited in the event of an involuntary termination without cause.

Incremental Payments made upon Retirement

None of the named executive officers is eligible for retirement except for Mr. Yardley. Participants in our Pension Plan may commence their qualified pension benefits before age 65 if they are at least age 55 and have ten years of service. Mr. Yardley is age 56 and eligible for early retirement under our Pension Plan. For Mr. Yardley, the value of the benefits he would have received in the event he retired as of December 31, 2007 is reflected in the voluntary termination table above. The commencement of pension benefits before age 65 may result in a participant’s qualified pension benefits being reduced to cover the cost of paying the benefits over a longer period of time. Under our equity compensation plans, restricted stock is vested on a pro-rata basis and unvested stock options are forfeited in the event of retirement. Unless stock options expire by their own terms, vested stock options may be exercised for a period of three years following retirement. See pages 53 and 54 of this proxy statement for a description of our Pension Plan.

Incremental Payments made upon Death

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of death above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include survivor benefit coverage and the value of unvested stock options and restricted stock that become fully vested. For Messrs. Foshee and Smolik, this also includes the value of their qualified pension benefits and supplemental pension benefits which become fully vested in the event of the named executive officer’s death. In the event of a named executive officer’s death, our Senior Executive Survivor Benefits Plan provides our named executive officers with survivor benefit coverage in lieu of the coverage provided generally under our group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive officer’s annual salary. Benefits are payable over 30 months beginning within 31 days after the executive’s death, except that the plan administrator may, in its discretion, accelerate payments. Under our equity compensation plans, outstanding stock options become fully vested and exercisable and the restriction periods applicable to shares of restricted stock immediately lapse in the event of death. Unless stock options expire by their own terms, the executive officer’s beneficiary would have one year to exercise all vested stock options.

Incremental Payments made upon Death

		Supplemental	Survivor	Equity Awards
	Pension	Pension	Benefit	Stock	Restricted
	Benefits	Benefits	Coverage	Options	Stock	Total
Name	($) (1)	($) (1)	($)	($) (2)	($) (3)	($)

Douglas L. Foshee	$54,907	$427,875	$2,500,020	$6,093,493	$6,363,456	$15,439,751
D. Mark Leland	$0	$0	$1,299,390	$946,014	$2,040,371	$4,285,775
Brent J. Smolik	$14,331	$27,518	$1,375,020	$282,258	$2,168,568	$3,867,695
Robert W. Baker	$0	$0	$1,141,740	$1,224,162	$1,925,708	$4,291,610
James C. Yardley	$0	$0	$1,250,010	$680,756	$1,136,513	$3,067,279

Total						$30,952,110

(1)	The amount in these columns for Messrs. Foshee and Smolik includes qualified pension benefits and supplemental pension benefits which become fully vested in the event of the named executive officer’s death.

(2)	This column shows the value of stock options that become fully vested and exercisable in the event of the death of a named executive officer calculated using $17.24, the closing price of our common stock on December 31, 2007.

(3)	This column shows the value of shares of restricted stock that become fully vested in the event of the death of a named executive officer calculated using $17.24, the closing price of our common stock on December 31, 2007.

Incremental Payments made upon Disability

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of permanent disability above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include disability benefits, the value of unvested stock options that become fully vested and the value of restricted stock that vests on a pro-rata basis. The named executive officers may elect to receive the disability benefits that are generally available to all eligible employees under our subsidized health and group benefits plan. In the event of a named executive officer’s permanent disability, disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. For purposes of this table, we have assumed the executive officer is disabled for a period of one year. The restrictions on outstanding shares of restricted stock lapse on a prorated basis and all stock options become fully vested and exercisable in the event an executive officer becomes permanently disabled. Unless stock options expire by their own terms, vested stock options may be exercised for a period of three years following permanent disability.

Incremental Payments made upon Disability

		Equity Awards
	Disability	Stock	Restricted
	Income	Options	Stock	Total
Name	($) (1)	($) (2)	($) (3)	($)

Douglas L. Foshee	$300,000	$6,093,493	$2,324,555	$8,718,048
D. Mark Leland	$259,878	$946,014	$646,190	$1,852,082
Brent J. Smolik	$300,000	$282,258	$433,724	$1,015,982
Robert W. Baker	$228,348	$1,224,162	$687,273	$2,139,783
James C. Yardley	$250,002	$680,756	$0	$930,758

Total				$14,656,653

(1)	In the event of a named executive officer’s permanent disability, disability income would be payable on a monthly basis as long as the executive officer qualifies as permanently disabled. The amounts in this column assume disability income is paid to the executive officer for a period of one year.

(2)	This column shows the value of stock options that become fully vested and exercisable in the event of the disability of a named executive officer calculated using $17.24, the closing price of our common stock on December 31, 2007.

(3)	For Messrs. Foshee, Leland, Baker and Smolik, this column shows the value of shares of restricted stock that vest on a pro-rata basis in the event of disability calculated using $17.24, the closing price of our common stock on December 31, 2007. The value of Mr. Yardley’s shares of restricted stock that vest on a pro-rata basis are included in the voluntary termination table.

Incremental Payments made upon Termination with Cause

In the event a named executive officer is terminated with cause, the named executive officer would not receive any benefits above the compensation and benefits he or she is entitled to as a result of a voluntary termination. In the event a named executive officer is terminated with cause, the executive officer is entitled to his or her vested benefits under our Pension Plan and Retirement Savings Plan (including supplemental benefits). The value of these benefits is shown in the voluntary termination table above. Supplemental pension and supplemental Retirement Savings Plan benefits are paid in lump sum. Under our equity compensation plans, unvested restricted stock and vested but unexercised stock options are forfeited in the event of a termination with cause.

Incremental Payments made upon a Change in Control of El Paso

The following table reflects the incremental value of enhanced benefits the named executive officers would receive in the event of termination of employment following a change in control of El Paso above the compensation and benefits the executive officers are entitled to as a result of a voluntary termination, which include benefits under our 2004 Key Executive Severance Protection Plan and the value of stock options and restricted stock that become fully vested. For Messrs. Foshee and Smolik, this also includes the value of their supplemental pension benefits which become fully vested in the event an executive officer is not vested in his or her qualified pension benefits. In March 2004, El Paso adopted the 2004 Key Executive Severance Protection Plan to more closely align our executive severance protection plans with current market arrangements. This plan provides severance benefits following a termination of employment within two years of a change in control of El Paso for our executives and certain executives of our subsidiaries designated by our Board of Directors or the Compensation Committee, including all of the named executive officers. This plan is intended to replace our prior severance protection plans and participants are required to waive their participation under the prior plans (if applicable) as a condition to becoming participants in this plan. The benefits of the plan include: (1) a cash severance payment in an amount equal to three times the annual base salary and target bonus for Mr. Foshee, two times the annual base salary and target bonus for executive vice presidents and senior vice presidents, including Messrs. Leland, Smolik, Baker and Yardley, and one times the annual base salary and target bonus for vice presidents; (2) a pro-rated portion of the executive’s target bonus for the year in which the termination of employment occurs; (3) continuation of life and health insurance following termination for a period of 36 months for Mr. Foshee, 24 months for executive vice presidents and senior vice presidents, including Messrs. Leland, Smolik, Baker and Yardley, and 12 months for vice presidents; (4) a gross-up payment for any federal excise tax imposed on an executive in connection with any payment or distribution made by us or any of our affiliates under the plan or otherwise; provided that in the event a reduction in payments in respect of the executive of 10% or less would cause no excise tax to be payable in respect of that executive, then the executive will not be entitled to a gross-up payment and payments to the executive shall be reduced to the extent necessary so that the payments shall not be subject to the excise tax; and (5) payment of legal fees and expenses incurred by the executive to enforce any rights or benefits under the plan. Supplemental pension benefits become fully vested and payable to the executive in the event of a termination of employment following a change in control of El Paso. Under our equity compensation plans, the restriction periods applicable to shares of restricted stock immediately lapse and all outstanding stock options become fully vested and exercisable.

Incremental Payments made upon a Change in Control of El Paso

		2004 Key Executive
		Severance Protection Plan
	Supplemental			Continued	Equity Awards
	Pension	Severance	Bonus	Medical	Stock	Restricted
	Benefits	Payment	Payment	Benefits	Options	Stock	Total
Name	($) (1)	($)	($)	($)	($) (2)	($) (3)	($)

Douglas L. Foshee	$427,875	$6,600,053	$1,200,010	$33,741	$6,093,493	$6,363,456	$20,718,628
D. Mark Leland	$0	$1,663,219	$311,854	$22,494	$946,014	$2,040,371	$4,983,952
Brent J. Smolik	$27,518	$2,090,030	$495,007	$20,982	$282,258	$2,168,568	$5,084,363
Robert W. Baker	$0	$1,461,427	$274,018	$22,494	$1,224,162	$1,925,708	$4,907,809
James C. Yardley(4)	$0	$1,696,344	$375,003	$16,134	$680,756	$1,136,513	$3,904,750

Total							$39,599,502

(1)	The amount in this column for Messrs. Foshee and Smolik includes supplemental pension benefits which become fully vested in the event of a change in control of El Paso.

(2)	This column shows the value of stock options that become fully vested and exercisable in the event of a change in control of El Paso calculated using $17.24, the closing price of our common stock on December 31, 2007.

(3)	This column shows the value of shares of restricted stock that become fully vested in the event of a change in control of El Paso calculated using $17.24, the closing price of our common stock on December 31, 2007.

(4)	Pursuant to the terms of the 2004 Key Executive Severance Protection Plan, the amounts payable to Mr. Yardley would have been subject to a cutback to avoid the imposition of the federal excise tax imposed by Section 4999 of the Code. Accordingly, the amount of Mr. Yardley’s severance payment listed above was reduced by $53,670.

Benefits are payable for any termination of employment of an executive in the 2004 Key Executive Severance Protection Plan within two years following the date of a change in control, except where termination is by reason of death, disability, for cause or instituted by the executive other than for “good reason.” Good reason means, as to any executive, the occurrence of any of the following events or conditions following a change in control: (a) a reduction in the executive’s status, title, position or responsibilities, (b) a reduction in the executive’s annual base salary, (c) the requirement that the executive’s principal place of employment be outside a fifty mile radius of his or her principal place of employment immediately prior to the change in control; (d) the termination of any material compensation and benefits provided to the executive immediately prior to the change in control, (e) any material breaches of any provision of the plan and (f) any termination of the executive’s employment for cause which does not comply with the plan. Benefits are also payable under the plan for terminations of employment prior to a change in control that arise in connection with, or in anticipation of, a change in control. Benefits are not payable for any termination of employment following a change in control if (i) the termination occurs in connection with the sale, divestiture or other disposition of our designated subsidiaries, (ii) the purchaser or entity subject to the transaction agrees to provide severance benefits at least equal to the benefits available under the plan, and (iii) the executive is offered, or accepts, employment with the purchaser or entity subject to the transaction. A “change in control” generally occurs if: (i) any person or entity becomes the beneficial owner of more than 20% of our common stock; (ii) a majority of the current members of our Board of Directors or their approved successors cease to be our directors (or, in the event of a merger, the ultimate parent following the merger); or (iii) a merger, consolidation, or reorganization, our complete liquidation or dissolution, or the sale or disposition of all or substantially all of our and our subsidiaries’ assets (other than a transaction in which the same stockholders before the transaction own 50% of the outstanding common stock after the transaction is complete). The 2004 Key Executive Severance Protection Plan generally may be amended or terminated at any time prior to a change in control, provided that any amendment or termination that would adversely affect the benefits or protections of any executive under the plan shall be null and void as it relates to that executive if a change in control occurs within one year of the amendment or termination. In addition, any amendment or termination of the plan in connection with, or in anticipation of, a change in control which actually occurs shall be null and void. From and after a change in control, the plan may not be amended in any manner that would adversely affect the benefits or protections provided to any executive under the plan.

El Paso maintains the Benefits Protection Trust for the purpose of funding certain of our employee benefit plans (including the 2004 Key Executive Severance Protection Plan described above). The trust consists of a trustee expense account, which is used to pay the fees and expenses of the trustee, and a benefit account, which is made up of three subaccounts and used to make payments to participants and beneficiaries in the participating plans. The trust is revocable at any time before a “threatened change in control” (which is generally defined to include the commencement of actions that would lead to a change in control) as to assets held in the trustee expense account, but is not revocable (except as provided below) as to assets held in the benefit account at any time. The trust generally becomes fully irrevocable as to assets held in the trust upon a threatened change in control. The trust is a grantor trust for federal tax purposes, and assets of the trust are subject to claims by our general creditors in preference to the claims of plan participants and beneficiaries. Upon a threatened change in control, we are required to deliver $1.5 million in cash to the trustee expense account. Prior to a threatened change in control, we may freely withdraw and substitute the assets held in the benefit account, other than the initially funded amount; however, no such assets may be withdrawn from the benefit account during a threatened change in control period. Any assets contributed to the trust during a threatened change in control period may be withdrawn if the threatened change in control period ends and there has been no threatened change in control. In addition, after a change in control occurs, if the trustee determines that the amounts held in the trust are less than “designated percentages” (as defined in the Benefits Protection Trust Agreement) with respect to each subaccount in the benefit account, the trustee must make a written demand to us to deliver funds in an amount determined by the trustee sufficient to attain the designed percentages. Following a change in control and if the trustee has not been requested to pay benefits from any subaccount during a “determination period” (as defined in the Benefits Protection Trust Agreement), we may make a written request to the trustee to withdraw certain amounts which were allocated to the subaccounts after the change in control occurred. The trust generally may be amended or terminated at any time, provided that no amendment or termination may result, directly or indirectly, in the return of any assets of the benefit account to us prior to the satisfaction of all liabilities under the participating plans (except as described above) and no amendment may be made unless we reasonably believe that such amendment would have no material adverse effect on the amount of benefits payable under the trust to participants. In addition, no amendment may be made after the occurrence of a change in control which would (i) permit us to withdraw any assets from the trustee expense account, (ii) directly or indirectly reduce or restrict the trustee’s rights and duties under the trust, or (iii) permit us to remove the trustee following the date of the change in control.

DIRECTOR COMPENSATION

Our non-employee directors are compensated for their services on the Board under the 2005 Compensation Plan for Non-Employee Directors, which is designed to attract and retain highly qualified individuals to serve as members of our Board. All members of the Board are reimbursed for their reasonable expenses for attending Board functions. Our employee directors, including Mr. Foshee, do not receive any additional compensation for serving on the Board of Directors.

Pursuant to our 2005 Compensation Plan for Non-Employee Directors, non-employee directors receive an annual retainer of $80,000, $20,000 of which is required to be paid in deferred shares of our common stock and the remaining $60,000 of which is paid at the election of the director in any combination of cash, deferred cash or deferred shares of common stock. For any compensation received in deferred shares rather than cash, he or she is credited with deferred shares with a value representing a 25 percent premium to the cash retainer he or she would otherwise have received. For example, an individual director could receive $60,000 in cash and $25,000 ($20,000, plus a $5,000 premium) in mandatory deferred common stock assuming he or she elects not to take additional deferred common stock or could receive $100,000 in deferred common stock assuming he or she elects to take the entire retainer in deferred common stock.

Each non-employee director who chairs a Committee of the Board of Directors receives an additional retainer of $15,000 per year, except for the Chairman of the Audit Committee who receives an additional retainer of $20,000 per year, which may be paid in the same manner as the annual retainer (with a total up to $18,750, or $25,000 in the case of the Audit Committee Chairman, if he or she elects to take the entire retainer in deferred common stock). Each member of the audit committee, other than the Audit Committee Chairman, receives an additional amount of $5,000 per year to compensate him or her for the additional meetings required by the audit committee, which amount may be paid in the same manner as the annual retainer (with a total of up to $6,250 if he or she elects to take the entire amount in deferred common stock).

Each non-employee director also receives an annual long-term equity credit in the form of deferred shares of our common stock (without any premium) equal to the amount of the annual retainer (currently $80,000). Directors are not entitled to receive their deferred amounts until they cease to be a director of El Paso.

The Compensation Committee, in consultation with its independent compensation consultant, periodically reviews non-employee director compensation and benefits and recommends changes (if appropriate) to the full Board of Directors based upon competitive market practices. In May 2007, the Compensation Committee asked Deloitte to prepare an analysis of the current non-employee director compensation program, including the compensation (discussed below) of our Chairman of the Board. El Paso’s peer group of companies were examined to determine the competitive market for non-employee director compensation. The analysis showed that our non-employee director compensation is generally at median of El Paso’s peer group. However, consistent with industry trends, the Compensation Committee approved an increase in the retainer for the Chairman of the Audit Committee from $15,000 to $20,000 and a $5,000 increase in the Audit Committee member fee. The Compensation Committee further determined that when comparing our Chairman’s compensation to those in El Paso’s peer group, our Chairman’s compensation is positioned in the middle of the range and is reasonable in light of his involvement and contributions to the Board.

Chairman of the Board

Mr. Kuehn receives the same compensation and benefits as the other non-employee directors for his service on the Board, plus a cash payment of $33,750 per quarter to compensate him for the additional time spent on Board matters as Chairman of the Board. As part of the merger with Sonat Inc., we entered into a termination and consulting agreement with Mr. Kuehn, dated October 25, 1999. Under this agreement, we agreed to pay Mr. Kuehn’s club dues until he retires from the Board. For the remainder of his life, Mr. Kuehn will also receive certain ancillary benefits made available to him prior to the merger with Sonat Inc., including the provision of office space and related services, and payment of life insurance premiums sufficient to provide a death benefit equal to one-half his base pay as in effect immediately prior to October 25, 1999. Mr. Kuehn, his wife and his eligible dependents will receive retiree medical coverage.

Director Charitable Award Plan — Terminated

The Director Charitable Award Plan was adopted in January 1992 to provide for each eligible director to designate up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of each director participant. A director was eligible to participate after two consecutive years of service on the Board of Directors. The Director Charitable Award Plan was terminated on December 4, 2003, with respect to any new participants, including current directors that had not served on the Board for at least two years as of the date the plan was terminated. Messrs. Braniff, Hall, Kuehn and Wyatt (and eleven former directors) participate in this plan. The reserve for the Director Charitable Award Plan is combined with the total reserves maintained by our insurance captive and has historically been funded with a combination of investment income and annual premium payments. Directors derive no financial benefit from this program since all charitable deductions accrue solely to El Paso. The aggregate cost of the program to El Paso for 2007 was $35,459, which relates to the last three months of the April 1, 2006 to April 1, 2007 policy period. We do not expect that any premium payments will need to be made in future years.

Educational Matching Gift Program

Non-employee directors may participate in our Educational Matching Gift Program, which is a broad-based charitable program available to all full-time employees, as well as Board members. Under the program, we match contributions to eligible colleges, universities and primary and secondary schools up to an annual maximum of $5,000 per employee or director.

Director Compensation Table

The following table sets forth (1) the aggregate dollar amount of all fees, including each non-employee director’s annual retainer and any additional retainer for directors who chair a Committee of the Board, paid in cash or deferred cash to each of our non-employee directors during 2007 for their services on the Board, (2) the aggregate dollar amount of deferred shares of common stock received by each non-employee director as part of his or her annual retainer and/or long-term equity credit, and (3) the value of total compensation that each of our non-employee directors earned during 2007. Our non-employee directors do not receive stock options or pension benefits.

Director Compensation
for the Year Ended December 31, 2007 (1)

	Fees
	Earned or
	Paid in Cash	Stock Awards			Change in
	($) (2)	($) (3)			Pension
	Annual	Deferred	Deferred		Value and
	Board/	Shares of	Shares of		Nonqualified
	Committee	Common Stock	Common Stock		Deferred
	Chair	for Retainer/	for Long-	Option	Compensation	All Other
	Cash	Committee	Term Equity	Awards	Earnings	Compensation	Total
Name	Retainer	Chair Fees	Credit	($) (4)	($) (5)	($) (6)	($)

Juan Carlos Braniff	$63,750	$25,000	$80,000	$0	$0	$0	$168,750
James L. Dunlap	$60,000	$30,625	$80,000	$0	$152	$0	$170,777
Robert W. Goldman	$78,750	$36,813	$80,000	$0	$0	$5,000	$200,563
Anthony W. Hall, Jr.	$75,000	$25,000	$80,000	$0	$0	$0	$180,000
Thomas R. Hix	$78,750	$44,688	$80,000	$0	$0	$0	$203,438
William H. Joyce	$60,000	$40,000	$80,000	$0	$0	$0	$180,000
Ronald L. Kuehn, Jr.(7)	$195,000	$40,000	$80,000	$0	$0	$31,979	$346,979
Ferrell P. McClean	$60,000	$40,000	$80,000	$0	$0	$0	$180,000
Steven J. Shapiro	$63,750	$40,938	$80,000	$0	$0	$0	$184,688
J. Michael Talbert	$60,000	$25,000	$80,000	$0	$0	$0	$165,000
Robert F. Vagt	$60,000	$25,750	$80,000	$0	$0	$0	$165,750
John L. Whitmire	$78,750	$44,688	$80,000	$0	$0	$0	$203,438
Joe B. Wyatt	$75,000	$34,375	$80,000	$0	$0	$0	$189,375

(1)	Employee directors do not receive any additional compensation for serving on the Board of Directors; therefore, Mr. Foshee’s compensation is reflected in the Summary Compensation Table on page 43 of this proxy statement. Amounts paid as reimbursable business expenses to each director for attending Board functions are not reflected in this table. We do not consider the directors’ reimbursable business expenses for attending board functions and other business expenses required to perform board duties to have a personal benefit and thus be considered a perquisite.

(2)	This column includes the value of a director’s annual retainer or additional retainer for directors who chair a Committee of the Board of Directors that the director has elected to receive in cash, deferred cash or deferred shares of common stock. The amount reflected in this column for Mr. Dunlap for 2007 includes $7,500 that Mr. Dunlap elected to receive in deferred cash. The amount reflected in this column for Messrs. Dunlap, Goldman, Hix, Joyce, Kuehn, Ms. McClean and Messrs. Shapiro, Vagt, Whitmire and Wyatt for 2007 includes $22,500, $47,250, $78,750, $60,000, $60,000, $60,000, $63,750, $3,000, $78,750, and $37,500, respectively, that the director elected to receive in deferred stock.

(3)	Directors are not entitled to receive their deferred amounts until they cease to be a director of El Paso. The aggregate number of stock awards outstanding as of December 31, 2007 is 97,423 deferred shares for Mr. Braniff; 55,694 deferred shares for Mr. Dunlap; 72,931 deferred shares for Mr. Goldman; 62,131 deferred shares for Mr. Hall; 55,531 deferred shares for Mr. Hix; 52,755 deferred shares for Mr. Joyce; 90,378 deferred shares for Mr. Kuehn; 24,031 deferred shares for Ms. McClean; 14,190 deferred shares for Mr. Shapiro, 45,213 deferred shares for Mr. Talbert; 21,471 deferred shares for Mr. Vagt; 87,929 deferred shares for Mr. Whitmire and 89,090 deferred shares for Mr. Wyatt. Directors receive dividends on the deferred shares at the same rate as all stockholders. Any such dividends are reinvested in deferred shares of common stock.

(4)	We terminated our 2001 Stock Option Plan for Non-Employee Directors in December 2003 and no longer award stock options to our non-employee directors. Certain of the directors in the table have vested stock options that were granted under the 2001 Stock Option Plan for Non-Employee Directors or prior plans. The aggregate number of vested stock options outstanding under all plans as of December 31, 2007 is 15,000 stock options for Mr. Braniff, 8,000 stock options for Mr. Dunlap, 8,000 stock options for Mr. Goldman, 12,000 stock options for Mr. Hall, 123,600 stock options for Mr. Kuehn, 8,000 stock options for Mr. Talbert, 8,000 stock options for Mr. Whitmire and 14,000 stock options Mr. Wyatt. The following directors have vested stock options that have an exercise price of $40 or higher: Messrs. Braniff, Hall, Kuehn and Wyatt have 5,000, 6,000, 8,000 and 8,000 stock options, respectively, at or above a $40 exercise price. It is not likely that our stock price will reach $40 during the remaining term of these stock options, thus it is not likely the stock options will be in-the-money before they expire by their own terms.

(5)	When a director elects to receive any amount of his or her annual retainer in deferred cash, interest is credited on a monthly basis to the director’s deferred cash account balance. In 2006, Mr. Dunlap elected to receive a portion of his annual retainer in deferred cash and it was determined that the rate of interest applied to his deferred cash account balance during 2007 exceeded 120 percent of the applicable federal long-term rate for certain months during 2007. The amount in this column for Mr. Dunlap for 2007 is above-market interest credited to Mr. Dunlap’s deferred cash account balance during 2007.

(6)	The amount reflected in this column for Mr. Goldman represents the amount of charitable matching contributions made pursuant to our Educational Matching Gift Program. The amount reflected in this column for Mr. Kuehn for 2007 includes $14,475 to reimburse Mr. Kuehn for country club dues, $1,410 to reimburse Mr. Kuehn for annual airline membership dues and $1,050 to reimburse Mr. Kuehn for parking garage fees pursuant to Mr. Kuehn’s termination and consulting agreement. Also included in this column for Mr. Kuehn for 2007 is $9,276 of imputed income, plus a gross up payment of $768, related to insurance premiums paid by us for Mr. Kuehn’s benefit, as well as $5,000 representing the amount of charitable matching contributions made pursuant to our Educational Matching Gift Program.

(7)	As described above, Mr. Kuehn receives the same compensation and benefits as the other non-employee directors for his service on the Board, plus a cash payment of $33,750 per quarter to compensate him for additional time spent as Chairman of the Board.

COMPENSATION COMMITTEE REPORT

Each member of the Compensation Committee is “independent,” as that term is defined under (a) the NYSE listing standards, (b) the non-employee director standards of Rule 16b-3 of the Exchange Act, as amended, (c) the outside director requirements of Section 162(m) of the Code and (d) El Paso’s Corporate Governance Guidelines. The Compensation Committee currently consists of Messrs. Dunlap, Joyce, Shapiro, Talbert, Wyatt and Ms. McClean.

As a Committee, our primary function is to ensure El Paso’s executive compensation program is competitive so that El Paso can attract and retain executive personnel and performance-based so that the interests of El Paso’s management are aligned with both the short-term and long-term interests of El Paso’s stockholders. We engage an independent executive compensation consulting firm to assist us in our review of El Paso’s executive and director compensation programs to ensure these programs are competitive and consistent with our stated objectives. The executive compensation consultant is retained by and is directly accountable to us and we generally approve all related fees paid to the executive compensation consultant. We have no interlocks or insider participation and we engage in annual self evaluations to determine our effectiveness as a Committee. We have adopted a charter which may be found on El Paso’s website at www.elpaso.com.

Compensation Committee Statement

We have prepared this compensation committee report as required by the Securities and Exchange Commission. We have reviewed and discussed with El Paso’s management the Compensation Discussion and Analysis included in this proxy statement, and based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Current Members of the Compensation Committee of the Board of Directors

Joe B. Wyatt	James L. Dunlap	William H. Joyce	Ferrell P. McClean	Steven J. Shapiro	J. Michael Talbert
(Chairman)	(Member)	(Member)	(Member)	(Member)	(Member)

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is “independent,” as that term is defined under Section 10A of the Exchange Act, the SEC rules, the NYSE listing standards and our Corporate Governance Guidelines. Each member of the Audit Committee is also financially literate, as that qualification is interpreted by our Board of Directors in its business judgment. Further, each of Messrs. Goldman, Hix and Shapiro qualifies and is designated as an “audit committee financial expert,” serving on the Audit Committee as such term is defined in rules adopted by the SEC and interpreted by our Board. The Audit Committee currently consists of five members: Messrs. Braniff, Goldman, Hix, Shapiro and Whitmire. During 2007, the Audit Committee met nine times and discussed, among other things, the financial information contained in each quarterly earnings announcement and the Form 10-K and Forms 10-Q with management, our internal auditors and our independent auditor prior to release.

Policies and Mission

As a Committee, our primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of El Paso’s financial statements;

•	El Paso’s disclosure controls and procedures and internal control over financial reporting;

•	the evaluation and retention of El Paso’s independent auditors and any third party petroleum reserves engineer (including a review of their qualifications, independence, performance and procedures utilized in their reserve estimation process);

•	the performance of El Paso’s internal audit and ethics and compliance functions;

•	El Paso’s compliance with legal and regulatory requirements and its Code of Business Conduct; and

•	El Paso’s risk management policies and procedures.

We have prepared this audit committee report as required by the SEC. As part of completing this report, we conduct a number of activities. We engage in an annual self evaluation to determine our effectiveness as a Committee. We review annually with the head of El Paso’s internal audit function the scope of internal audit activities, the results of audits that have been performed, the adequacy of internal audit staffing, its annual budget and the internal audit department charter. We are directly responsible for the appointment, compensation, retention, oversight and dismissal of independent auditors engaged by El Paso for the purpose of preparing or issuing an audit report or related work, and the independent auditors report directly to us. We obtain and review annually a report by our principal independent auditor describing, among other matters, the independent auditor’s internal quality control procedures and all relationships between the independent auditor and El Paso. We review with El Paso’s Controller and the independent auditor all critical accounting policies and practices, significant changes in El Paso’s selection and application of accounting principles, judgments made in connection with the preparation of the financial statements and other significant financial reporting issues. We meet at least on a quarterly basis with the head of El Paso’s internal audit function, the independent auditor and management to discuss the effectiveness of disclosure controls and procedures, and any changes in El Paso’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Annually, we also discuss the effectiveness of internal control over financial reporting and management’s assessment of its effectiveness. We review the procedures for the receipt, retention and treatment of complaints received by El Paso regarding any accounting, internal accounting controls or auditing matters. We review El Paso’s risk assessment and risk management guidelines and policies, including El Paso’s significant risk exposures and steps taken by management to monitor and control these exposures. All audit services and permitted non-audit services provided to El Paso by its independent auditors are pre-approved by us in accordance with our pre-approval policy and applicable law. These responsibilities do not preclude us from obtaining the input of management, but these responsibilities may not be delegated to management.

Consistent with our policies and mission stated above, we have adopted a charter which may be found on El Paso’s website at www.elpaso.com.

Audit Committee Statement

We have reviewed and discussed the audited financial statements with El Paso management; discussed the effectiveness of disclosure controls and procedures and internal control over financial reporting with El Paso management; discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented; received a written disclosure letter from El Paso’s independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and have discussed with our independent registered public accounting firm their independence and internal quality control procedures; and based on the review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in El Paso’s Annual Report on Form 10-K for the 2007 fiscal year for filing with the SEC.

El Paso’s management is responsible for El Paso’s financial reporting process, internal audit process, the effectiveness of disclosure controls and procedures and internal control over financial reporting, and the preparation of El Paso’s financial statements. El Paso’s independent registered public accounting firm is responsible for auditing those financial statements and the effectiveness of internal control over financial reporting. We monitor and review these processes but do not conduct auditing or accounting reviews or procedures. We meet with management and the independent registered public accounting firm to discuss the financial statements, and rely on El Paso’s management’s representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles, and on the representations of El Paso’s independent registered public accounting firm included in their report on El Paso’s financial statements.

Current Members of the Audit Committee of the Board of Directors

Thomas R. Hix	Juan Carlos Braniff	Robert W. Goldman	Steven J. Shapiro	John Whitmire
(Chairman)	(Member)	(Member)	(Member)	(Member)

EQUITY COMPENSATION PLAN INFORMATION TABLE

The following table provides information concerning equity compensation plans as of December 31, 2007, that have been approved by our stockholders and equity compensation plans that have not been approved by our stockholders. All shares remaining available for future issuance under our plans have been approved by our stockholders. The table includes (a) the number of securities to be issued upon exercise of options, warrants and rights outstanding under our equity compensation plans, (b) the weighted-average exercise price of all outstanding options, warrants and rights and (c) additional shares available for future grants under all of our equity compensation plans.

	(a)	(b)	(c)
	Number of		Number of Securities
	Securities to		Remaining Available for
	be Issued upon		Future Issuance under
	Exercise	Weighted-Average	Equity Compensation
	of Outstanding	Exercise Price of	Plans (Excluding
	Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights (1)	Warrants and Rights	Column (a))

Equity compensation plans approved by stockholders	9,018,867	$13.90	29,015,084 (2)
Equity compensation plans not approved by stockholders	14,202,592	$43.53	0 (3)

Total	23,221,459		29,015,084

(1)	Column (a) does not include 762,536 shares with a weighted-average exercise price of $29.12 per share which we assumed under the Executive Award Plan of Sonat Inc. as a result of our merger with Sonat in October 1999. The Executive Award Plan of Sonat Inc. has been terminated and no future awards can be made under it. Of the 23,221,459 shares listed in this column, 9,391,135 are stock options that have an exercise price of $40 or higher. It is not likely that our stock price will reach $40 during the remaining terms of these stock options, thus it is not likely the stock options will be in-the-money before they expire by their own terms.

(2)	This includes 2,563,269 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	In 2005, our stockholders approved the adoption of our 2005 Omnibus Incentive Compensation Plan, which replaced all existing stockholder approved and non-stockholder approved plans. All shares remaining available for future issuance under the terminated plans were canceled, although certain stock options remain outstanding under them. Consequently, all shares remaining available for future issuance under our plans have been approved by our stockholders.

Stockholder Approved Plans

2005 Omnibus Incentive Compensation Plan.  This plan provides for the grant to all of our employees (other than an employee who is a member of a unit covered by a collective bargaining agreement) and members of our Board of Directors who are salaried officers of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive awards, cash awards and other stock-based awards. In addition, the plan administrator may grant awards to any person who, in the sole discretion of the plan administrator, holds a position of responsibility and is able to contribute substantially to our success. The plan administrator also designates which employees are eligible to participate. Subject to any adjustments for a “change in capitalization” (as defined in the plan), a maximum of 35,000,000 shares in the aggregate may be subject to awards under the plan, provided however, that a maximum of 17,500,000 shares in the aggregate may be issued under the plan with respect to restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. Except as otherwise provided in an award agreement, in the event of a participant’s termination of employment without cause or by the participant for “good reason” (as defined in the plan), if applicable, within two years following a “change in control” (defined in substantially the same manner as under the 2004 Key Executive Severance Protection Plan) (1) all stock options and stock appreciation rights will become fully vested and exercisable, (2) the restriction periods applicable to all shares of restricted stock and restricted stock units will immediately lapse, (3) the performance periods applicable to any performance shares, performance units and incentive awards that have not ended will end and such awards will become vested and payable in cash in an amount equal to the target level thereof (assuming target levels of performance by us and the individual participants have been achieved) within ten days following such termination and (4) any restrictions applicable to cash awards and other stock-based awards will immediately lapse and, if applicable, become payable within ten days following such termination. If it is determined that a participant in the plan knowingly engaged in, or was grossly negligent with respect to, misconduct that causes us to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the participant is required to reimburse us the amount of any payment in settlement of an award earned during the twelve-month period following the public issuance or filing of the financial document that is required to be restated. The plan generally may be amended at any time, provided that stockholder approval is required to the extent required by law, regulation or stock exchange, and no change in any award previously granted under the plan may be made without the consent of the participant if such change would impair the right of the participant to acquire or retain common stock or cash that the participant may have acquired as a result of the plan.

2001 Omnibus Incentive Compensation Plan, 1999 Omnibus Incentive Compensation Plan and 1995 Omnibus Compensation Plan — Terminated Plans.  These plans provided for the grant to eligible officers and key employees of stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock. These plans have been replaced by the 2005 Omnibus Incentive Compensation Plan. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under their terms. In the event of a “change in control,” all outstanding stock options become fully exercisable and restrictions placed on restricted stock lapse. For purposes of these plans, the term “change in control” has substantially the same meaning given such term in our Key Executive Severance Protection Plan.

Non-stockholder Approved Plans

Strategic Stock Plan, Restricted Stock Award Plan for Management Employees and Omnibus Plan for Management Employees — Terminated Plans.  These equity compensation plans were not approved by our stockholders. The Strategic Stock Plan provided for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted stock to non-employee members of our Board of Directors, our officers and key employees and officers and key employees of our subsidiaries primarily in connection with strategic acquisitions. The Restricted Stock Award Plan for Management Employees provided for the grant of restricted stock to our management employees (other than executive officers and directors) and management employees of our subsidiaries for specific accomplishments beyond that which were normally expected and which had a significant and measurable impact on our long-term profitability. The Omnibus Plan for Management Employees provided for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted stock to our salaried employees (other than employees covered by a collective bargaining agreement) and salaried employees of our subsidiaries. These plans have been replaced by our 2005 Omnibus Incentive Compensation Plan. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under their terms. In the event of a “change in control,” outstanding stock options granted under the Strategic Stock Plan and Omnibus Plan for Management Employees become fully exercisable and restrictions placed on restricted stock lapse. For purposes of the Strategic Stock Plan and Omnibus Plan for Management Employees, the term “change in control” has substantially the same meaning given such term in our Key Executive Severance Protection Plan.

PROPOSAL NO. 2 —	Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accountant

The Board of Directors, at the request of the Audit Committee, is seeking stockholder ratification of the resolution appointing Ernst & Young LLP, 5 Houston Center, Suite 1200, 1401 McKinney Street, Houston, Texas 77010, as our independent registered public accounting firm for fiscal year 2008.

In the normal course of the Audit Committee’s duties, as set forth in the Audit Committee Charter, the Audit Committee performs a thorough evaluation of our independent registered public accounting firm, including a review of the quality and expertise assigned to our engagement team, the scope of the audit work and the firm’s independence. These evaluations are part of an overall review of our internal controls that are designed to safeguard our financial and accounting integrity.

The Board of Directors, at the request of the Audit Committee, is recommending the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2008.

The affirmative vote of a majority in voting power of the votes cast on the proposal is required for approval of this proposal. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.

If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Given the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 2008 will stand unless the Audit Committee finds other good reason to make a change.

Ernst & Young LLP audited our and certain of our subsidiaries’ financial statements for fiscal year 2007 and 2006. Included in the table below are the aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2007 and 2006.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2007 and 2006 were (in thousands):

	December 31,	December 31,
	2007	2006

Audit	$9,797	$9,468
Audit Related	310	0
Tax	4	14

Total	$10,111	$9,482

Audit fees for the years ended December 31, 2007 and 2006 were primarily for professional services rendered for the audits of our consolidated financial statements; the audits of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; subsidiary audits required by statute, regulation or contract; the review of documents filed with the SEC; consents; the issuance of comfort letters; and accounting consultations.

Audit Related fees for the year ended December 31, 2007 were primarily for professional services rendered for the audit of our employee benefit plans and other attest services.

Tax fees for the years ended December 31, 2007 and 2006 were for professional services related to tax compliance and tax planning.

Our Audit Committee has adopted a pre-approval policy for audit and non-audit services. See page 10 of this proxy statement for a description of this policy. The Audit Committee has considered whether the provision of non-audit services by Ernst &Young LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

A representative of Ernst & Young LLP will be at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to answer appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of more than 10 percent of a registered class of our equity securities to file reports of ownership and reports of changes in ownership with the SEC and the NYSE. Directors, officers and beneficial owners of more than 10 percent of our equity securities are also required by SEC regulations to furnish us with copies of all such reports that they file. Based on our review of copies of such forms and amendments provided to us, we believe that all filing requirements were timely complied with during the fiscal year ended December 31, 2007, except that Ronald L. Kuehn, Jr. filed one late report regarding the sale of 2,000 shares of stock he owned indirectly. This transaction was reported to the SEC on November 28, 2007.

By Order of the Board of Directors

Marguerite N. Woung-Chapman
Corporate Secretary

Houston, Texas
March 27, 2008

[Graphic Appears Here]
000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
NNNNNNNNNNNN
C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Central Time, on May 14, 2008.
[Graphic Appears Here]
Vote by Internet
• Log on to the Internet and go to www.investorvote.com/ep • Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
123456 C0123456789
12345
• IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Director Nominees:
1 — Juan Carlos Braniff 4 — Robert W. Goldman 7 — William H. Joyce 10 — Steven J. Shapiro 13 — John L. Whitmire
[Graphic Appears Here]
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2008.
B Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign with the full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
[Graphic Appears Here]
[Graphic Appears Here]
MR A SAMPLE (THIS AREA IS SET C 1234567890 J N T UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE 1 U P X 0 1 6 7 8 4 1 AND +
<STOCK#> 00UI9C

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
[Graphic Appears Here]
Proxy — El Paso Corporation Solicited by the Board of Directors Annual Meeting of Stockholders — May 14, 2008 The undersigned hereby appoints Douglas L. Foshee and Robert W. Baker, and each or any of them individually, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on March 17, 2008 at the Annual Meeting of Stockholders to be held at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002 on Wednesday, May 14, 2008, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction given, this proxy will be voted FOR proposals 1 and 2.
Your email address can now help save the environment. Vote online and register for electronic communications with the eTree® program and we’ll have a tree planted on your behalf.
(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

VOTE BY INTERNET — www.proxyvote.com
ATTN: ARMIDA D. ESTRADA 1001 LOUISIANA STREET HOUSTON, TX 77002
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to El Paso Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your card must be received by 11:59 P.M. Eastern Time on May 12, 2008 to be included in the tabulation.

Your vote is important! Do not return your Proxy Card if you are voting by Telephone or Internet.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒
EPAS1

EL PASO CORPORATION

THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Director Nominees.	For	Against	Abstain

1a - Juan Carlos Braniff	☐	☐	☐

1b - James L. Dunlap	☐	☐	☐

1c - Douglas L. Foshee	☐	☐	☐

1d - Robert W. Goldman	☐	☐	☐

1e - Anthony W. Hall, Jr.	☐	☐	☐

1f - Thomas R. Hix	☐	☐	☐

1g - William H. Joyce	☐	☐	☐

1h - Ronald L. Kuehn, Jr.	☐	☐	☐

1i - Ferrell P. McClean	☐	☐	☐

1j - Steven J. Shapiro	☐	☐	☐

1k - J. Michael Talbert	☐	☐	☐

1l - Robert F. Vagt	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE           ☐
MEETING AND VOTE THESE SHARES IN PERSON

		For	Against	Abstain

	1m - John L. Whitmire	☐	☐	☐

	1n - Joe B. Wyatt	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2008.	☐	☐	☐

IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

(Signature [PLEASE SIGN ON LINE]	Date)	(Signature [Joint Owners]	Date)

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have ATTN: ARMIDA D. ESTRADA your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic 1001 LOUISIANA STREET, ROOM 2950 voting instruction form. HOUSTON, TX 77002 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to El Paso Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: EPASO1 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EL PASO CORPORATION
The Board of Directors recommends a vote FOR proposals 1 and 2.
1. Election of Director Nominees. 1a — Juan Carlos Braniff 1b — James L. Dunlap 1c — Douglas L. Foshee 1d — Robert W. Goldman 1e — Anthony W. Hall, Jr.
1f — Thomas R. Hix 1g — William H. Joyce 1h — Ronald L. Kuehn, Jr. 1i — Ferrell P. McClean
IMPORTANT: Please mark, sign, date, and return this proxy card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.
For Against Abstain 0 0 0 0 0 0 0 0 0 1j — Steven J. Shapiro
0 0 0 1k — J. Michael Talbert
0 0 0 1l — Robert F. Vagt
0 0 0 1m — John L. Whitmire
0 0 0 1n — Joe B. Wyatt
0 0 0 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2008.
0 0 0
For Against Abstain
0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONFIDENTIAL VOTING INSTRUCTIONS
EL PASO CORPORATION
2008 ANNUAL MEETING OF STOCKHOLDERS — MAY 14, 2008
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TO: JPMORGAN CHASE BANK, TRUSTEE UNDER THE
EL PASO CORPORATION RETIREMENT SAVINGS PLAN
The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to the account under the referenced Plan at the close of business on March 17, 2008, the record date, at the Annual Meeting of Stockholders to be held at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002, on Wednesday, May 14, 2008, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2007 Annual Report on Form 10-K, this voting instruction card and a postage-paid return envelope. The shares must be voted as described on the reverse side and cannot be voted at the Annual Meeting.
If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 12, 2008, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. If this voting instruction card is properly executed and returned without direction given, the shares represented by this voting instruction card will be voted FOR proposals 1 and 2. Alternatively, your voting instructions may be transmitted by the Internet or by phone per the instructions on the reverse side of this voting instruction card. Do not return this voting instruction card if you are voting by the Internet or by phone.
If this voting instruction card is not returned to the Trustee, the Trustee shall vote the shares of stock represented by this voting instruction card in the same proportion as those shares for which the Trustee did receive clear and timely instructions from other plan participants as voted.
To be completed, signed and dated on reverse side.

ATTN: ARMIDA D. ESTRADA VOTE BY MAIL 1001 LOUISIANA STREET Mark, sign, and date your voting instruction HOUSTON, TX 77002 card and return it in the postage-paid envelope we have provided. Your card must be received by 11:59 P.M. Eastern Time on May 12, 2008 to be included in the tabulation. —— —
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
- — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — - — -
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
El PASO CORPORATION
The Board of Directors recommends a vote FOR proposals 1 and 2.
1. Election of Director Nominees:
For Against Abstain For Against Abstain For Against Abstain 01 — Juan Carlos Braniff 02 — James L. Dunlap 03 — Douglas L. Foshee 04 — Robert W. Goldman 05 — Anthony W. Hall, Jr. 06 — Thomas R. Hix 07 — William H. Joyce 08 — Ronald L. Kuehn, Jr. 09 — Ferrell P. McClean 10 — Steven J. Shapiro 11 — J. Michael Talbert 12 — Robert F. Vagt 13 — John L. Whitmire 14 — Joe B. Wyatt
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending For Against Abstain December 31, 2008.
IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.
Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owner) Date

CONFIDENTIAL VOTING INSTRUCTIONS
EL PASO CORPORATION 2008 ANNUAL MEETING OF STOCKHOLDERS — MAY 14, 2008 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TO: STATE STREET BANK AND TRUST COMPANY, TRUSTEE UNDER THE EL PASO CORPORATION BENEFITS PROTECTION TRUST
The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to my account under the referenced Plan at the close of business on March 17, 2008, the record date, at the Annual Meeting of Stockholders to be held at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002, on Wednesday, May 14, 2008, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2007 Annual Report on Form 10-K, this voting instruction card and a postage-paid return envelope. The shares represented by this voting instruction card must be voted as described below and cannot be voted at the Annual Meeting.
If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 12, 2008, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. If this voting instruction card is properly executed and returned without direction given, the shares represented by this voting instruction card will be voted FOR proposals 1 and 2.
If this voting instruction card is not returned to the Trustee, the Trustee shall vote the shares of stock represented by this voting instruction card in its discretion.
HAS YOUR ADDRESS CHANGED? DO YOU HAVE ANY COMMENTS?
To be completed, signed and dated on reverse side.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow ATTN: ARMIDA D. ESTRADA the instructions to obtain your records and to create an electronic 1001 LOUISIANA STREET, ROOM 2950 voting instruction form. HOUSTON, TX 77002
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your voting instruction card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to El Paso Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: EPASO1 KEEP THIS PORTION FOR YOUR RECORDS
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
EL PASO CORPORATION
The Board of Directors recommends a vote FOR proposals 1 and 2.
1. Election of Director Nominees. 1a — Juan Carlos Braniff 1b — James L. Dunlap 1c — Douglas L. Foshee 1d — Robert W. Goldman 1e — Anthony W. Hall, Jr.
1f — Thomas R. Hix 1g — William H. Joyce 1h — Ronald L. Kuehn, Jr. 1i — Ferrell P. McClean
IMPORTANT: Please mark, sign, date, and return this proxy card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.
For Against Abstain 0 0 0 0 0 0 0 0 0 1j — Steven J. Shapiro 0 0 0 1k — J. Michael Talbert 0 0 0 1l — Robert F. Vagt 0 0 0 1m — John L. Whitmire 0 0 0 1n — Joe B. Wyatt 0 0 0 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2008. 0 0 0
For Against Abstain
0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONFIDENTIAL VOTING INSTRUCTIONS
EL PASO CORPORATION
2008 ANNUAL MEETING OF STOCKHOLDERS — MAY 14, 2008
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TO: THE MANAGEMENT BOARD OF THE VALERO ARUBA THRIFT FOUNDATION,
MANAGEMENT BOARD OF THE VALERO REFINING COMPANY — ARUBA N.V. THRIFT PLAN
The undersigned hereby directs the Management Board to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to the account under the referenced Plan at the close of business on March 17, 2008, the record date, at the Annual Meeting of Stockholders to be held at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas 77002, on Wednesday, May 14, 2008, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2007 Annual Report on Form 10-K, this voting instruction card and a postage-paid return envelope. The shares must be voted as described below and cannot be voted at the Annual Meeting.
If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Management Board, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. Alternatively, your voting instructions may be transmitted by the Internet or by phone per the instructions on the reverse side of this voting instruction card. Do not return this voting instruction card if you are voting by the Internet or by phone.
The Management Board in its discretion has decided if no voting instructions are received, the shares of stock represented by this voting instruction card will not be voted.
To be completed, signed and dated on reverse side.